      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1997
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            UROHEALTH SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                       3841, 3842                      98-0122944
(STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
     OF INCORPORATION OR        CLASSIFICATION CODE NUMBERS)       IDENTIFICATION NUMBER)
        ORGANIZATION)

                                 GATES PLASTICS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         CALIFORNIA                                                      95-2766979
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                              DACOMED CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MINNESOTA                                                      41-1368855
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                          DACOMED INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MINNESOTA                                                      41-1777037
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                        ALLSTATE MEDICAL PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MINNESOTA                                                      41-1335220
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                          UROHEALTH OF KENTUCKY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          KENTUCKY                                                       61-1278679
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                                MICROSURGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                                       04-3118465
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                          OSBON MEDICAL SYSTEMS, LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           GEORGIA                                                       58-1546773
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

                          UROHEALTH, INC. (CALIFORNIA)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         CALIFORNIA                                                      95-3755249
(STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
             OF
      INCORPORATION OR                                             IDENTIFICATION NUMBER)
        ORGANIZATION)

================================================================================

                            5 CIVIC PLAZA, SUITE 100
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 668-5858
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               CHARLES A. LAVERTY
                            UROHEALTH SYSTEMS, INC.
                            5 CIVIC PLAZA, SUITE 100
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 668-5858
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                             ROBERT M. MATTSON, JR.
                            MORRISON & FOERSTER LLP
                           19900 MACARTHUR BOULEVARD
                                   SUITE 1200
                            IRVINE, CALIFORNIA 92612
                                 (714) 251-7500

     APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                       PROPOSED
                                                       PROPOSED        MAXIMUM
          TITLE OF EACH                 AMOUNT         MAXIMUM        AGGREGATE       AMOUNT OF
       CLASS OF SECURITIES              TO BE       OFFERING PRICE     OFFERING      REGISTRATION
         TO BE REGISTERED             REGISTERED     PER UNIT(1)       PRICE(1)          FEE
---------------------------------------------------------------------------------------------------
12 1/2% Senior Subordinated Notes
  due 2004........................   $110,000,000        100%        $110,000,000      $33,334
Guarantees........................       N/A             N/A             N/A             (2)
===================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) No separate fee is payable pursuant to Rule 457(n).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.
================================================================================

                             CROSS REFERENCE SHEET

       PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION IN THE
            PROSPECTUS OF INFORMATION REQUIRED BY ITEMS IN FORM S-4

                     ITEM IN FORM S-4                              CAPTION IN PROSPECTUS
----------------------------------------------------------  -----------------------------------
 1.    Forepart of the Registration Statement and Outside
       Front Cover Page of Prospectus.....................  Facing Page; Cross-Reference Sheet
                                                            Cover Page of Prospectus
 2.    Inside Front and Outside Back Cover Pages of
       Prospectus.........................................  Available Information; Table of
                                                            Contents; Cover Page of Prospectus
 3.    Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information..............................  Prospectus Summary; Risk Factors;
                                                            Ratio of Earnings to Fixed Charges;
                                                            The Exchange Offer; Selected
                                                            Consolidated Financial Data
 4.    Terms of the Transaction...........................  Prospectus Summary; Risk Factors;
                                                            The Prior Offering; Description of
                                                            Notes; Incorporation of Certain
                                                            Documents by Reference
 5.    Pro Forma Financial Information....................  Prospectus Summary; Summary
                                                            Unaudited Pro Forma Condensed
                                                            Consolidated Financial Data
 6.    Material Contracts with the Company Being
       Acquired...........................................  Not Applicable
 7.    Additional Information Required for Reoffering by
       Persons and Parties Deemed to be Underwriters......  Not Applicable
 8.    Interests of Named Experts and Counsel.............  Legal Matters; Experts
 9.    Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities.....  Not Applicable
10.    Information with Respect to S-3 Registrants........  Prospectus Cover Page; Available
                                                            Information; Incorporation of
                                                            Certain Documents; Prospectus
                                                            Summary; Unaudited Summary Pro
                                                            Forma Condensed Consolidated
                                                            Financial Data; Selected
                                                            Consolidated Financial Data;
                                                            Management's Discussion and
                                                            Analysis of Financial Condition and
                                                            Results of Operations; Index to
                                                            Financial Statements
11.    Incorporation of Certain Information by
       Reference..........................................  Incorporation of Certain Documents
                                                            By Reference
12.    Information with Respect to S-2 or S-3
       Registrants........................................  Not Applicable
13.    Incorporation of Certain Information by
       Reference..........................................  Not Applicable
14.    Information with Respect to Registrants Other than
       S-3 or S-2 Registrants.............................  Not Applicable
15.    Information with Respect to S-3 Companies..........  Not Applicable
16.    Information with Respect to S-2 or S-3 Companies...  Not Applicable
17.    Information with Respect to Companies other than
       S-3 or S-2 Companies...............................  Not Applicable
18.    Information if Proxies, Consents or Authorizations
       are to be Solicited................................  Not Applicable
19.    Information if Proxies, Consents or Authorizations
       are not to be Solicited or in an Exchange Offer....  Incorporation of Certain Documents
                                                            By Reference

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED MAY 5, 1997

                            UROHEALTH SYSTEMS, INC.
                               OFFER TO EXCHANGE

                                ALL OUTSTANDING
                   12 1/2% SENIOR SUBORDINATED NOTES DUE 2004
                  ($110,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                 FOR 12 1/2% SENIOR SUBORDINATED NOTES DUE 2004
                         ------------------------------

     The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York
City time, on           , 1997 (as such date may be extended, the "Expiration
Date").

     Urohealth Systems, Inc., a Delaware corporation ("Urohealth" or the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 12 1/2% Senior Subordinated Notes due 2004 (the "New Notes") for each $1,000 in principal amount of its outstanding 12 1/2% Senior Subordinated Notes due 2004 (the "Old Notes") (the Old Notes and the New Notes are collectively referred to herein as the "Notes"). An aggregate principal amount of $110,000,000 of Old Notes is outstanding. See "The Exchange Offer."

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement, dated as of April 10, 1997 (the "Registration Rights Agreement"), between the Company and Bear, Stearns & Co. Inc. (the "Initial Purchaser"). The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."

                                                        (continued on next page)

      SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY HOLDERS IN EVALUATING THE EXCHANGE OFFER.
                         ------------------------------

          THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS           , 1997

     The Old Notes were issued in a transaction (the "Prior Offering") pursuant to which the Company issued an aggregate of $110,000,000 principal amount of the Old Notes to the Initial Purchaser on April 10, 1997 (the "Closing Date") pursuant to a Purchase Agreement, dated April 3, 1997 (the "Purchase Agreement"), among the Company, Gates Plastics, a California corporation and wholly-owned indirect subsidiary of the Company ("Gates"), Dacomed Corporation, a Minnesota corporation and wholly-owned subsidiary of the Company ("Dacomed"), Dacomed International, Inc., a Minnesota corporation and wholly-owned indirect subsidiary of the Company ("Dacomed International"), Allstate Medical Products, Inc., a Minnesota corporation and wholly-owned subsidiary of the Company ("Allstate"), Urohealth of Kentucky, Inc., a Kentucky corporation and wholly-owned subsidiary of the Company ("Urohealth Kentucky"), Microsurge, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Microsurge"), Osbon Medical Systems, Ltd., a Georgia corporation and wholly-owned subsidiary of the Company ("Osbon"), N.T. Reudt Corporation, a New Jersey corporation and wholly-owned subsidiary of the Company ("Reudt"), Intermed Associates, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Intermed"), Laparomed Corporation, a California corporation and wholly-owned indirect subsidiary of the Company ("Laparomed"), Advanced Urocare, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Advanced") and Urohealth, Inc. (California), a California corporation and wholly-owned subsidiary of the Company ("Urohealth California," and together with Gates, Dacomed, Dacomed International, Allstate, Urohealth Kentucky, Microsurge, Osbon, Reudt, Intermed, Laparomed and Advanced the "Guarantors"), and the Initial Purchaser. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Company and the Initial Purchaser also entered into the Registration Rights Agreement pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer -- Purpose and Effect."

     The Old Notes were issued, and the New Notes will be issued, under the Indenture, dated as of April 10, 1997 among the Company, the Guarantors and The Bank of New York, as trustee (in such capacity, the "Trustee"). The Indenture, as supplemented, is hereinafter referred to as the "Indenture."

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to liquidated damages equal to one-half of one percent (0.5%) per annum of the principal amount of the Notes held by such Holder during the first 90-day period immediately following the occurrence of a Registration Default (as defined), increasing by an additional one-half of one percent (0.5%) per annum of the principal amount of such Notes during each subsequent 90-day period, up to a maximum amount of Liquidated Damages equal to two percent (2.0%) per annum of the principal amount of such Notes, during any period in which a Registration Default is continuing (the "Liquidated Damages") and (iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to The Bank of New York, as registrar of the Old Notes (in such capacity, the "Registrar") under the Indenture, of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights" and "Procedures for Tendering Old Notes" and "Description of Notes."

     The New Notes will bear interest at a rate equal to 12 1/2% per annum from their date of issuance. Interest on the New Notes is payable semiannually on October 1 and April 1 of each year (each an "Interest Payment Date"). Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of original issuance or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first Interest Payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes. The Notes will mature on April 1, 2004. See "Description of Notes."

     The New Notes will not be redeemable at the Company's option prior to April 1, 2001. Thereafter, the New Notes will be redeemable by the Company at the redemption price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, and subject to the conditions set forth in "Description of Notes -- Optional Redemption." Upon the occurrence of a Change of Control (as defined herein), each Holder of a New Note will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's New Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. There is no assurance that the Company will have adequate funds to repurchase the New Notes upon a Change in Control. See "Description of Notes -- Repurchase of New Notes at the Option of the
Holders -- Change of Control."

     The New Notes will be general unsecured obligations of the Company subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company, including borrowings under the New Credit Facility (as defined herein). The New Notes will also be effectively subordinated to all of the indebtedness of the Company's Subsidiaries. See "Description of Notes." The Indenture permits the Company and its subsidiaries to incur additional indebtedness, including additional Senior Indebtedness subject to satisfying certain financial covenants.

     Based on existing interpretations of the Securities Act by the staff of the Securities and Exchange Commission (the "Commission") set forth in "no-action" letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is not an affiliate of the Company, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. In addition, if such holder is not a broker-dealer, it must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer -- Resales of the New Notes" and "Plan of Distribution." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

     As of           , 1997, Cede & Co. ("Cede"), as nominee for The Depository
Trust Company, New York, New York ("DTC"), was the sole registered holder of the
Old Notes and held the Old Notes for        of its participants. The Company
believes that no such participant is an affiliate (as such term is defined in Rule 405 of the Securities Act) of the Company. There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. In addition, the Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes; however, the Initial Purchaser is not obligated to do so and any market making activities may be discontinued by the Initial Purchaser at any time. Therefore, there can be no assurance that an active market for the New Notes will develop. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk Factors -- Lack of Public Market."

     The Company will not receive any proceeds from this Exchange Offer. Pursuant to the Registration Rights Agreement, the Company will bear certain registration expenses.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     The Old Notes were issued originally in global form (the "Global Old Note"). The Global Old Note was deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the "Depositary"). The Global Old Note is registered in the name of Cede, as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depositary and its participants. The use of the Global Old Note to represent certain of the Old Notes permits the Depositary's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depositary's established procedures without the need to transfer a physical certificate. New Notes issued in exchange for the Global Old Note will also be issued initially as a note in global form (the "Global New Note," and, together with the Global Old Note, the "Global Notes") and deposited with, or on behalf of, the Depositary. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................    1
Incorporation of Certain Documents by Reference.......................................    1
Prospectus Summary....................................................................    3
Risk Factors..........................................................................   14
The Company...........................................................................   23
The Exchange Offer....................................................................   23
Use of Proceeds.......................................................................   30
Ratio of Earnings to Fixed Charges....................................................   30
Capitalization........................................................................   31
Summary Unaudited Pro Forma Condensed Consolidated Financial Data.....................   32
Selected Consolidated Financial Data..................................................   34
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................   36
Business..............................................................................   41
Management............................................................................   56
Principal Stockholders................................................................   60
Description of Certain Indebtedness...................................................   62
Description of Notes..................................................................   63
Description of Capital Stock..........................................................   88
Certain Federal Income Tax Considerations.............................................   93
Plan of Distribution..................................................................   95
Legal Matters.........................................................................   95
Experts...............................................................................   95
Index to Financial Statements.........................................................  F-1

                             AVAILABLE INFORMATION

     The Company has filed a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the New Notes. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such summary is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60061; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, certain of the information regarding the Company is available on the World Wide Web by accessing the Securities and Exchange Commission web site at http://www.sec.gov. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on The Nasdaq Stock Market National Market under the trading symbol "UROH."

     The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and submit to the Commission (unless the Commission will not accept such materials) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act. In addition, upon registration of the guarantees of the New Notes in connection with the Exchange Offer, each Guarantor will also become subject to the reporting requirements of the Exchange Act, subject to obtaining exemptive relief from the Commission or no-action relief from the Commission staff.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the following documents, which have been filed with the Commission pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-K for the transition period ended March 31, 1996 (Commission file no. 1-11150), as amended; (ii) the Company's Current Report on Form 8-K, dated July 1, 1996, as amended on August 12, 1996 and September 26, 1996 (Commission file no. 1-11150); (iii) the Company's Quarterly Reports on Form 10-Q, as amended, for the quarters ended June 30, 1996, September 30, 1996 and December 31, 1996 (Commission file no. 1-11150); (iv) the Company's Current Report on Form 8-K, dated March 14, 1997, as amended on April 15, 1997 (Commission file no. 1-11150); (v) the Company's Current Report on Form 8-K, dated April 14, 1997, as amended on April 28, 1997 (Commission file no. 1-11150); and (vi) the Company's Current Report on Form 8-K, dated April 28, 1997 (Commission file no. 1-11150).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document, copies of which are available from the Company as described below, each such statement being qualified in all respects by such reference.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (excluding exhibits to the information that is incorporated herein by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to Kevin M. Higgins, Senior Vice President and General Counsel, UROHEALTH Systems, Inc., 5 Civic Plaza, Suite 100, Newport Beach, 92660; telephone number (714) 668-5858. In order to ensure timely delivery of the documents, any request should be made by
               , 1997.

     Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed incorporated document or in any accompanying prospectus supplement modifies or supersedes such statement (but not to the extent that any statement and any such other filed document is only summarized herein or in any other subsequently filed document). Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus and the documents referred to herein. Except for the historical information contained herein, the discussion in this Prospectus and the documents referred to herein contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Market data used throughout this Prospectus was obtained or extrapolated from industry publications which the Company believes to be reliable, but there can be no assurance as to its accuracy. As used in this Prospectus and the documents referred to herein and unless otherwise required by the context, the terms "UROHEALTH" and the "Company" mean UROHEALTH Systems, Inc. and its direct and indirect subsidiaries. During 1996, the Company changed its fiscal year end from June 30 to March 31.

                                  THE COMPANY

     UROHEALTH is a developer, manufacturer and distributor of products for the urology, minimally invasive and general surgery, and gynecology markets (the "Target Markets"). The Company has a broad offering of products used by healthcare professionals for patients suffering from impotence, incontinence and other gynecological and urological disorders, and other conditions requiring minimally invasive and general surgery. In October 1994, under the leadership of new management, the Company adopted and began to implement a strategic plan which took advantage of consolidation opportunities in the highly fragmented medical products industry. Management's strategy was to position the Company to benefit from the competitive advantages and operating efficiencies inherent in an infrastructure which combines an experienced management team, sophisticated and efficient manufacturing facilities and a large sales force.

     The Company believes that it has developed well-established urology and integrated minimally invasive and general surgery platforms and that it is well-positioned further to acquire and develop new product lines, including products serving the gynecology market, to enable it to become a leader in each of its Target Markets. The Company has increased sales from $4.3 million for the year ended June 30, 1994 (prior to giving effect to its acquisitions) to $68.0 million for the nine months ended December 31, 1996. EBITDA (as defined herein) has increased from $(16.7) million for the year ended June 30, 1994 to $13.3 million for the nine months ended December 31, 1996. Sales and EBITDA for the quarter ended December 31, 1996 were $29.7 million and $6.3 million, respectively.

     The Company's strategy is to: (i) expand the range of products to its growing Target Markets; (ii) leverage its 160-person sales force to increase sales of its existing, newly acquired and recently developed products, including sales through distributors and group purchasing organizations; (iii) further capitalize on efficiencies and synergies available by continuing to consolidate manufacturing of existing and acquired products into the Company's existing manufacturing operations; (iv) continue to acquire and develop additional innovative products and product lines, including products to serve the gynecology market; and (v) develop and expand an international sales and marketing presence to capitalize on opportunities it identifies in selected developed countries.

     The Company offers a number of products designed for the treatment of urological disorders, including the leading vacuum erection system, a penile prosthesis and diagnostic equipment. Vacuum erection devices are low cost compared with other erectile dysfunction treatment options. Erectile dysfunction is estimated to affect between 10 and 20 million men in the United States, with the vast majority of cases remaining untreated. The Company believes that the market for erectile dysfunction products will increase significantly as patients and others become more knowledgeable regarding the treatment alternatives available and as the average age of men in the United States continues to rise. Urology products represented 57.5% of the Company's sales for the quarter ended December 31, 1996.

     The Company offers a broad line of minimally invasive and general surgery instruments, which are sold primarily to general surgeons, gynecologists and urologists. Minimally invasive surgery, or endoscopy, relies on viewing tubes (endoscopes) that allow surgeons to look into the body and is enabled through the use of telescopes, light sources, cameras and video viewing, recording and printing systems. The Company recently introduced its Reflex(R) AEC35(TM) articulating cutter and stapler, which is the only endoscopic surgical product on the market to have articulation capabilities. The Company also recently introduced its EndoView(TM) product, which is an inexpensive, portable video viewing system that urologists, general surgeons and gynecologists can attach to an endoscope. The transition from open surgery to minimally invasive surgery has gained significant momentum in the past few years as studies have shown minimally invasive surgery to be more economical and beneficial to the patient, including shortening the hospital stay and reducing post-operative complications, resulting in faster recovery. In addition to growth prospects for its existing products, the Company is developing a number of additional products to serve this market. The Company's products in these areas accounted for 34.5% of sales for the quarter ended December 31, 1996.

     The Company offers a number of products designed for the treatment of incontinence, including a line of catheters and urinary drainage systems, and other products such as washable pads, briefs and diapers. Urinary incontinence is estimated to affect between 15 and 25 million adults in the United States, of which approximately 85% are female, a vast majority of which do not seek treatment for their problem. The Company believes that the market for incontinence products will increase as patients become more knowledgeable about treatment options and as the number of patients suffering from incontinence problems rise as the average age in the United States continues to increase. The Company is actively seeking, and has under development, additional products to serve this market. Incontinence products represented 8.0% of the Company's sales for the quarter ended December 31, 1996.

     The Company believes that the medical products industry is highly fragmented and that there are opportunities to acquire additional product lines or companies in complementary lines of business. The Company is continuously exploring these opportunities and management believes that future growth will, in significant part, take place through acquisitions.

                              RECENT DEVELOPMENTS

     IMAGYN MEDICAL, INC. ACQUISITION. On April 19, 1997, the Company entered into a definitive Agreement and Plan of Merger pursuant to which Urohealth would acquire Imagyn Medical, Inc. ("Imagyn") in a stock-for-stock merger (the "Merger"). The merger is expected to be accounted for as a pooling-of-interests and each share of Imagyn common stock will be exchanged for 1.0358 shares of Urohealth Common Stock. Urohealth will issue approximately 8.5 million shares of Common Stock upon consummation of the Merger. The consummation of the Merger is subject to approval of the Imagyn and Urohealth stockholders, and other customary closing conditions. No assurances can be given that the Merger will be successfully consummated.

     Imagyn designs, develops and markets micro-invasive devices for diagnosis and treatment of gynecological and reproductive disorders. Imagyn's technology platform, based on micro-optics and micro-access devices, provides physicians with the ability to atraumatically access and visualize the abdominal cavity, the uterus and the fallopian tubes. Imagyn's micro-optics enable physicians to visualize a patient's internal anatomy with the resolution and light efficiency of larger, more invasive devices commonly used today. Imagyn's disposable micro-access devices enable physicians to perform certain procedures outside the hospital without the need for general anesthesia. Imagyn's principal product systems based on these core technologies are the MicroLap microlaparoscopy system, the MicroSpan microhysteroscopy system and the Ovation systems for infertility indications. See "Risk Factors -- Management of Growth."

     PREMIER AGREEMENT. The Company recently announced that it has entered into a five-year agreement (the "Premier Agreement") with Premier, Inc. ("Premier") to supply participating Premier members with certain products of the Company. Premier is the nation's largest purchasing alliance of hospitals and health systems with over 1,800 participating acute care hospitals and alternate site members in the United States. The Company's initial focus will be on offering a number of its products to Premier's outpatient, physician group and other alternate site members. Under the Premier Agreement, the Company will issue to Premier a warrant to purchase shares of Common Stock of the Company at a purchase price equal to the closing price on the date the parties reached an agreement in principle. The number of shares is subject to increase or decrease depending on certain purchasing levels over the five-year term. While there are no minimum purchase requirements under the agreement, the five-year agreement has purchasing targets of more than $1.0 billion over its term. This alliance with Premier is an important step in the Company's strategy of expanding relationships with group purchasing organizations. No assurances can be made that currently anticipated purchasing targets under the Premier Agreement, or any other agreement, will be met. See "Risk Factors -- Management of Growth" and "Business -- Premier Agreement."

     MICROSURGE ACQUISITION. On March 31, 1997, the Company acquired Microsurge, Inc. ("Microsurge") in a transaction pursuant to which Microsurge became a wholly-owned subsidiary of the Company (the "Microsurge Merger"). All of the outstanding Microsurge capital stock was exchanged in the Microsurge Merger for shares of Common Stock of the Company, and the Company either assumed or repaid approximately $9 million of outstanding Microsurge indebtedness and other obligations. The total purchase price, including assumption of debt and other obligations, was approximately $38 million.

     Microsurge designs, develops, manufactures and markets surgical instruments for use in minimally invasive surgery. Microsurge's minimally invasive surgery instruments are based on a "multi-use" concept ("reposable") that seeks to fill the gap between disposable products and traditional reusable products. The Company expects that the acquisition of Microsurge will expand the Company's customer base, provide the Company with a relationship with one of the largest healthcare providers in the United States and expand the number of products available for sale by the Company's existing minimally invasive surgery sales force. The Company believes that Microsurge manufacturing operations can be consolidated with the Company's existing manufacturing operations. The Company believes that reposable surgical instruments will become increasingly used by healthcare providers as cost containment initiatives continue.

     X-CARDIA ACQUISITION. On February 28, 1997, the Company acquired X-Cardia Corporation ("X-Cardia") for a combination of cash and stock. The aggregate purchase price will be up to $33 million depending upon achievement of certain milestones after the closing. In addition, the Company is obligated to pay a percentage of sales for a four-year period after commercial introduction of the first product using the acquired technology. The Company delivered stock with a value of $12 million at the closing, and is obligated to deliver the balance of the purchase price, a combination of cash and stock, upon achievement of clinical and patent approval milestones. There can be no assurances that the milestones will be achieved. With this acquisition, the Company acquired, among other things, cardiac output monitoring technology that is currently under development, which if successfully developed and patented could find widespread application in surgical procedures and the monitoring of critically ill patients.

     PUBLIC OFFERING. In November 1996, the Company completed an underwritten public offering of an aggregate of 2,684,000 shares of Common Stock of the Company, raising net offering proceeds of $19.1 million. The net proceeds of the offering were used to pay down debt, finance several acquisitions and for working capital.

                               THE PRIOR OFFERING

     The outstanding $110.0 million principal amount of Old Notes were sold by the Company to the Initial Purchaser on the Closing Date pursuant to the Purchase Agreement among the Company, the Guarantors and the Initial Purchaser. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchaser also entered into the Registration Rights Agreement pursuant to which the Company and the Guarantors granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer" and "The Exchange Offer -- Purpose and Effect."

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER............   The Company is offering upon the terms and
                                 subject to the conditions set forth herein and
                                 in the accompanying letter of transmittal (the
                                 "Letter of Transmittal"), to exchange $1,000 in
                                 principal amount of its 12 1/2% Senior
                                 Subordinated Notes due 2004 (the "New Notes,"
                                 with the Old Notes and the New Notes
                                 collectively referred to herein as the "Notes")
                                 for each $1,000 in principal amount of the
                                 outstanding Old Notes (the "Exchange Offer").
                                 As of the date of this Prospectus, $110.0
                                 million in aggregate principal amount of the
                                 Old Notes is outstanding, the maximum amount
                                 authorized by the Indenture for all Notes. As
                                 of           , 1997, there was one registered
                                 holder of the Old Notes, Cede & Co. ("Cede"),
                                 which held the Old Notes for           of its
                                 participants. See the "Exchange Offer -- Terms of the Exchange Offer."

EXPIRATION DATE...............   5:00 p.m., New York City time, on           ,
                                 1997 as the same may be extended. See "The
                                 Exchange Offer -- Expiration Date; Extensions;
                                 Amendments."

CONDITIONS OF THE EXCHANGE
OFFER.........................   The Exchange Offer is not conditioned upon any
                                 minimum principal amount of Old Notes being tendered for exchange. The only condition to the Exchange Offer is the declaration by the Commission of the effectiveness of the Registration Statement of which this Prospectus constitutes a part. See "The Exchange Offer --
                                 Conditions of the Exchange Offer."

TERMINATION OF CERTAIN
RIGHTS........................   Pursuant to the Registration Rights Agreement,
                                 holders of Old Notes (i) have rights to receive
                                 Liquidated Damages and (ii) have certain rights intended for the holders of unregistered securities. "Liquidated Damages" means damages of 0.5% per annum of the principal amount of the Old Notes during the first 90 days of a Registration Default, increasing by an additional 0.5% per annum for each additional
                                 90-day period (up to a maximum of 2.0% per annum of the principal amount) for any period during which a Registration Default is continuing pursuant to the terms of the Registration Rights Agreement. Holders of New
                                 Notes will not be, and upon consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to (i) the right to receive the Liquidated Damages or (ii) certain other rights under the Registration Rights Agreement intended for holders of unregistered securities. See "The Exchange
                                 Offer -- Termination of Certain Rights" and
                                 "Procedures for Tendering Old Notes."

ACCRUED INTEREST..............   The New Notes will bear interest at a rate
                                 equal to 12 1/2% per annum from their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of original issuance or the last Interest Payment
                                 Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first Interest
                                 Payment Date on the New Notes. Interest on the
                                 Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes. See "Description of Notes
                                 -- Principal, Maturity and Interest."

PROCEDURES FOR TENDERING OLD
NOTES.........................   Unless a tender of Old Notes is effected
                                 pursuant to the procedures for book-entry transfer as provided herein, each holder desiring to accept the Exchange Offer must complete and sign the Letter of Transmittal, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or deliver the Letter of Transmittal, together with the Old Notes or a Notice of Guaranteed
                                 Delivery and any other required documents (such as evidence of authority to act, if the Letter of Transmittal is signed by someone acting in a fiduciary or representative capacity), to the Exchange Agent (as defined) at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any Beneficial Owner (as defined) of the Old Notes whose Old Notes are registered in the name of the nominee, such as a broker, dealer, commercial bank or trust company and who wishes to tender Old Notes in the Exchange Offer, should instruct such entity or person to promptly tender on such Beneficial
                                 Owner's behalf. See "The Exchange Offer --
                                 Procedures for Tendering Old Notes."

GUARANTEED DELIVERY
PROCEDURES....................   Holders of Old Notes who wish to tender their
                                 Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. See
                                 "The Exchange Offer -- Guaranteed Delivery
                                 Procedures."

ACCEPTANCE OF OLD NOTES AND
DELIVERY OF NEW NOTES.........   Upon effectiveness of the Registration
                                 Statement of which this Prospectus constitutes a part and consummation of the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange
                                 Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old
                                 Notes. See "The Exchange Offer --
                                 Acceptance of Old Notes for Exchange; Delivery of New Notes.

WITHDRAWAL RIGHTS.............   Tenders of Old Notes may be withdrawn at any
                                 time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer
                                 Withdrawal Rights."

THE EXCHANGE AGENT............   The Bank of New York is the exchange agent (in
                                 such capacity, the "Exchange Agent"). The address and telephone number of the Exchange
                                 Agent are set forth in "The Exchange
                                 Offer -- The Exchange Agent; Assistance."

FEES AND EXPENSES.............   All expenses incident to the Company's
                                 consummation of the Exchange Offer and
                                 compliance with the Registration Rights
                                 Agreement will be borne by the Company. The
                                 Company will also pay certain transfer taxes applicable to the Exchange Offer. See "The
                                 Exchange Offer -- Fees and Expenses."

RESALES OF THE NEW NOTES......   Based on existing interpretations by the staff
                                 of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer to a holder in exchange for Old
                                 Notes may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased the Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities
                                 Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange
                                 Offer -- Resales of the New Notes" and "Plan of
                                 Distribution."

EFFECT OF NOT TENDERING OLD
NOTES FOR EXCHANGE............   Old Notes that are not tendered or that are not
                                 properly tendered will, following the
                                 expiration of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Company will have no further obligations to provide for the registration under the Securities Act of such Old Notes and such Old Notes will, following the expiration of the Exchange Offer, bear interest at the same rate as the New Notes.

                            DESCRIPTION OF NEW NOTES

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to Liquidated Damages, and (iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights" and "-- Procedures for Tendering Old Notes" and "Description of Notes." The Warrants issued in connection with the issuance of the Old Notes are not the subject of the Exchange Offer and will continue to be subject to the restrictions on transfer set forth therein.

SECURITIES OFFERED............   $110.0 million aggregate principal amount of
                                 12 1/2% Senior Subordinated Notes due 2004.

MATURITY DATE.................   April 1, 2004.

INTEREST PAYMENT DATES........   April 1 and October 1, commencing October 1,
                                 1997.

GUARANTEES....................   The Notes are unconditionally guaranteed on an
                                 unsecured senior subordinated basis by the Company's existing domestic and material foreign subsidiaries and will be unconditionally guaranteed by future Restricted
                                 Subsidiaries.

MANDATORY REDEMPTION..........   The Company is not required to make mandatory
                                 redemption or sinking fund payments with respect to the Notes.

OPTIONAL REDEMPTION...........   The Notes are redeemable at the option of the
                                 Company, in whole or in part, at any time on or after April 1, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption, and Liquidated Damages, if any. In addition, at any time prior to April 1, 2000, the Company may, on one or more occasions, redeem up to 35% of the original aggregate principal amount of the Notes with any of the net proceeds of one or more Public Equity Offerings resulting in net cash proceeds to the Company of at least
                                 $40 million at a redemption price of 112 1/2% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption and Liquidated Damages, if any;
                                 provided, however, that at least 65% of the original aggregate principal amount of the Notes remains outstanding following each such redemption. See "Description of
                                 Notes -- Optional Redemption."

CHANGE OF CONTROL.............   In the event of a Change of Control, each
                                 holder of the Notes will have the right to require the Company to purchase such holder's
                                 Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase and Liquidated Damages, if any. See "Description of Notes -- Certain
                                 Covenants -- Repurchase of Notes at the Option of the Holder Upon a Change of Control."

RANKING.......................   The Notes and the Guarantees are general
                                 unsecured obligations of the Company and the Guarantors, as applicable, subordinated in right of payment to all existing and future
                                 Senior Indebtedness of the Company and the Guarantors, as applicable, including indebtedness pursuant to the New Credit
                                 Facility. The Indenture prohibits the Company and the Guarantors from incurring, assuming or guaranteeing any Indebtedness that is subordinated to any Senior Indebtedness and senior in right of payment to the Notes or the Guarantees, as applicable. See "Description of Notes -- Subordination."

CERTAIN COVENANTS.............   The Indenture contains certain covenants,
                                 including limitations on the ability of the Company and the Guarantors to: (i) incur additional Indebtedness (as defined herein);
                                 (ii) incur certain liens; (iii) engage in certain transactions with affiliates; (iv) make certain restricted payments; (v) agree to payment restrictions affecting Subsidiaries;
                                 (vi) engage in unrelated lines of business; or
                                 (vii) engage in mergers, consolidations or the transfer of all or substantially all of the assets of the Company or the Subsidiaries to another person. In addition, in the event of certain Asset Sales (as defined herein), the Company is required to use the proceeds to reinvest in the Company's business, to repay certain debt or to offer to purchase Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages, if any, to the date of purchase. See "Description of Notes -- Certain
                                 Covenants."

SECURITY......................   Approximately $19.2 million of the net proceeds
                                 of the offering of the Old Notes (the
                                 "Offering") was used by the Company to purchase the Pledged Securities (as defined herein), scheduled interest and principal payments on which will be in an amount sufficient to provide for payment in full when due of the first three scheduled interest payments on the Notes. The Pledged Securities have been pledged, until depleted, as security for repayment of principal and interest on the Notes under the Security Agreement (the
                                 "Security Agreement") between the Company and The Bank of New York, as trustee. The Pledged
                                 Securities will be held by the Initial
                                 Purchaser or the trustee pending disbursement.
                                 See "Description of Notes -- Security."

                                  RISK FACTORS

     For a discussion of certain factors that should be considered by investors in connection with the Exchange Offer, see "Risk Factors."

                 SUMMARY CONDENSED CONSOLIDATED FINANCIAL DATA

     The following summary condensed consolidated financial data and other operating information of the Company have been derived from the financial statements of UROHEALTH which have been prepared in accordance with United States generally accepted accounting principles ("GAAP") and include the statements of operations and balance sheet data for Osbon, Advanced, Dacomed and Allstate which acquisitions were accounted for as pooling-of-interests transactions. The summary condensed consolidated financial data for the Company as of March 31, 1996 and for the nine months ended March 31, 1996 and as of June 30, 1995 and for the year ended June 30, 1995 are derived from the consolidated financial statements of UROHEALTH which have been audited by Ernst & Young LLP, independent auditors. The summary condensed consolidated financial data for the Company for the year ended June 30, 1994 have been derived from financial statements audited by Cherry, Bekaert & Holland, LLP, independent auditors. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included or incorporated by reference herein. The summary condensed consolidated financial data set forth below as of June 30, 1993 and 1994 and for the year ended June 30, 1993 are derived from audited financial statements not included herein. The financial data for the nine months ended December 31, 1995 and 1996 are derived from the unaudited financial statements of UROHEALTH, which contain all adjustments, consisting of normal recurring accruals (except for the extraordinary loss on early extinguishment of debt, the related induced accretion as a result of the conversion of the convertible notes and redeemable convertible preferred stock, restructuring charges and the merger and acquisition costs identified in the accompanying unaudited condensed consolidated statements of operations) which the Company considers necessary for a fair presentation of the financial position and results of operations for those periods. The results of operations for the nine month period ended December 31, 1996 are not necessarily indicative of the results that may be expected for the entire year. The financial data presented below includes statement of operations data for Richard-Allan from August 14, 1996, the date of acquisition. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of UROHEALTH included elsewhere herein.

     The following summary pro forma financial data has been derived from the Pro Forma Financial Statements included elsewhere herein. The summary pro forma financial data presented below reflects the acquisition of X-Cardia (which occurred on February 28, 1997), the acquisition of Microsurge (which occurred on March 31, 1997 and is expected to be accounted for as a pooling-of-interests) and the completion of the Offering and the application of the net proceeds therefrom. See Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                                                                                                  PRO FORMA
                                                                      NINE MONTHS ENDED     NINE MONTHS ENDED    NINE MONTHS
                                          YEAR ENDED JUNE 30,           MARCH 31,(1)          DECEMBER 31,          ENDED
                                     -----------------------------   -------------------   -------------------   DECEMBER 31,
                                      1993       1994       1995       1995       1996       1995       1996         1996
                                     -------   --------   --------   --------   --------   --------   --------   ------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENTS OF OPERATIONS DATA:
  Net sales........................  $32,565   $ 37,828   $ 45,453   $ 32,746   $ 39,641   $ 37,810   $ 67,964     $ 72,667
  Gross profit.....................   19,960     23,835     29,294     20,863     26,745     24,292     44,771       46,351
  Selling, general and
    administrative.................   24,539     32,802     35,145     25,547     32,218     32,316     32,537       38,971
  Research and development.........    4,393      9,470      8,805      8,258      1,324      1,456      2,149        3,721
  Restructuring, direct acquisition
    and other costs(2).............      563      1,000      2,351      1,500      9,688     10,794     29,500       29,500
                                     -------   --------   --------   --------   --------   --------   --------   ------------
  Income (loss) from operations....  $(9,535)  $(19,437)  $(17,007)  $(14,442)  $(16,485)  $(20,274)  $(19,415)    $(25,841)
  Interest expense.................      131        267        303        208      1,002        495      4,864       14,561
  Income (loss) before
    extraordinary items............  $(9,985)  $(20,127)  $(18,506)  $(15,497)  $(17,998)  $(21,483)  $(23,716)    $(39,797)
  Extraordinary items..............       --         --         --         --         --         --     (2,973)      (2,973)
                                     -------   --------   --------   --------   --------   --------   --------   ------------
  Net loss.........................  $(9,985)  $(20,127)  $(18,506)  $(15,497)  $(17,998)  $(21,483)  $(26,689)    $(42,770)
  Loss per share before
    extraordinary items............  $ (0.88)  $  (1.77)  $  (1.52)  $  (1.28)  $  (1.50)  $  (1.77)  $  (1.55)    $  (2.04)

                                                             JUNE 30,                                 DECEMBER 31, 1996
                                                  -------------------------------     MARCH 31,     ----------------------
                                                   1993        1994        1995         1996         ACTUAL      PRO FORMA
                                                  -------     -------     -------     ---------     --------     ---------
                                                                               (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and equivalents......................      $ 6,800     $ 3,009     $ 1,051      $ 1,185      $  2,272     $ 56,506
  Restricted cash...........................      $    --     $    --     $    --      $    --      $     --     $ 19,296
  Working capital (deficit).................      $14,330     $ 8,346     $ 4,043      $(3,728)     $ 18,363     $ 94,560
  Total assets..............................      $28,686     $25,075     $26,174      $27,835      $133,753     $228,853
  Notes payable, bank term loan, capital
    leases and line of credit...............      $ 2,663     $ 3,050     $ 3,620      $14,261      $ 36,673     $  6,871
  Senior subordinated notes(3)..............      $    --     $    --     $    --      $    --      $     --     $108,278
  Convertible subordinated debt.............      $    --     $    --     $ 1,077      $ 1,284      $ 50,000     $ 55,503
  Long-term liabilities, minority interest,
    and redeemable convertible preferred
    stock...................................      $    55     $ 2,101     $ 2,742      $ 5,635      $  2,937     $  3,162
  Common stockholders' equity (deficit).....      $20,390     $14,339     $10,538      $(6,190)     $ 27,240     $ 32,157

                                                                    NINE MONTHS           NINE MONTHS
                                                                       ENDED                 ENDED              PRO FORMA
                                   YEAR ENDED JUNE 30,               MARCH 31,            DECEMBER 31,      NINE MONTHS ENDED
                             -------------------------------    -------------------    ------------------      DECEMBER 31,
                              1993        1994        1995        1995       1996       1995       1996            1996
                             -------    --------    --------    --------    -------    -------    -------   ------------------
                                                                  (DOLLARS IN THOUSANDS)
OTHER DATA:
  EBITDA(4)................  $(7,009)   $(16,682)   $(11,743)   $(11,373)   $(5,455)   $(7,609)   $13,346         $7,528
    Depreciation and
      amortization.........  $ 1,445    $  1,612    $  2,723    $  1,347    $ 1,422    $ 1,937    $ 3,079         $3,641
    Capital expenditures...  $ 2,602    $  1,935    $  3,469    $  2,694    $ 2,596    $ 2,629    $13,404            N/A
  Ratio of earnings to
    fixed charges(5).......       --          --          --          --         --         --         --             --

---------------
(1) During 1996, the Company changed its fiscal year end from June 30 to March
    31.

(2) Includes restructuring charges, write-off of purchased research and development, direct acquisition costs and settlement of litigation.

(3) Net of debt discount resulting from the issuance of Warrants of $1,722,000.

(4) EBITDA as used herein consists of earnings before interest, income taxes, extraordinary items and depreciation and amortization expense and excludes restructuring, direct acquisition and other costs. See note (2) above. While EBITDA should not be construed as an alternative to operating income or net income as determined in accordance with generally accepted accounting principles or as an indicator of operating performance, liquidity or cash flows, it is a measure that the Company believes is commonly used to evaluate a company's ability to service debt.

(5) For purposes of computing the ratio of earnings to fixed charges, (i) earnings represents income (loss) from continuing operations before income taxes plus fixed charges, and (ii) fixed charges consists of interest expense, the portion of rent expense representing interest, and dividends on the preferred stock of a subsidiary. The Company had a deficiency of earnings compared to its fixed charges for the years ended June 30, 1993, 1994 and 1995 and for the nine months ended March 31, 1995 and 1996 and December 31, 1995 and 1996 of $9.1 million, $19.6 million, $17.1 million, $14.4 million, $17.6 million, $20.8 million and $24.1 million, respectively. On a pro forma basis, the Company had a deficiency of earnings to cover fixed charges for the nine months ended December 31, 1996 of $40.2 million.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus holders of Notes should carefully consider the risk factors set forth below.

     Significant Leverage. Upon consummation of the Offering, the Company has substantial indebtedness and significant debt service obligations. At December 31, 1996, on a pro forma basis (to reflect the acquisition of Microsurge and completion of the Offering), the Company would have had approximately $170.7 million of indebtedness outstanding, approximately $228.9 million of total assets, approximately $157.4 million of total tangible assets and approximately $32.2 million of stockholder's equity. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- General" and Unaudited Pro Forma Condensed Consolidated Financial Statements.

     The Company's ability to pay interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control, as well as the availability of borrowings under the New Credit Facility or successor credit facilities. The Company will require substantial amounts of cash to fund scheduled payments of principal and interest on its outstanding indebtedness as well as future capital expenditures and any increased working capital requirements. The Company historically and, on a pro forma basis for the nine months ended December 31, 1996, has had negative cash flow from operations. For the nine months ended December 31, 1996, on a pro forma basis for the Offering and the acquisitions of X-Cardia and Microsurge, the Company would have had a deficiency of earnings to fixed charges of $40.2 million and a deficiency of EBITDA to fixed charges of $7.4 million. While EBITDA should not be construed as an alternative to operating income or net income as determined in accordance with generally accepted accounting principles as an indicator of operating performance, liquidity, or cash flows, it is a measure that the Company believes is commonly used to evaluate a company's ability to service debt. In order to have positive cash flow from operations and meet its various financial requirements, including debt service, the Company must experience substantial growth and improvements in its results of operations. There can be no assurance that the Company will have positive cash flow from operations in the future. If the Company is unable to meet its cash requirements out of cash flow from operations or from available borrowings, there can be no assurance that it will be able to obtain alternative financing or that it will be permitted to do so under the terms of the New Credit Facility, the Indenture, or other debt instruments. In the absence of such financing, the Company's ability to respond to changing business and economic conditions, to make future acquisitions, to absorb adverse operating results or to fund capital expenditures or research and development may be adversely affected. In addition, actions taken by the lending banks under the New Credit Facility would not be not subject to approval by the holders of the Securities. Finally, it is anticipated that in order to pay the principal balance of the Notes due at maturity, the Company will have to obtain alternative financing.

     The Company's high degree of leverage could have important consequences to the holders of the Notes including, without limitation, the following: (i) a substantial portion of the Company's net cash provided by operations will be committed to the payment of the Company's interest expense and principal repayment obligations and will not be available to the Company for its operations, capital expenditures, acquisitions or other purposes; (ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions may be limited; (iii) the Company will be more highly leveraged than certain of its competitors, which may place it at a disadvantage and limit the Company's flexibility in reacting to changes in its business; and (iv) the Company's borrowings under the New Credit Facility would bear interest at variable rates, which could result in higher interest expense if interest rates rise. See "Description of Certain Indebtedness" and "Description of Notes."

     Operating Losses; No Assurance of Profitability; Liquidity. The Company reported net losses for its fiscal years ended June 30, 1994 and 1995 and for the nine months ended March 31, 1996 of $20.1 million, $18.5 million, and $18.0 million, respectively. In addition, the Company reported a loss from operations of $19.4 million for the nine months ended December 31, 1996. The Company expects to incur a significant restructuring charge in the quarter ended March 31, 1997 in connection with the write-down of purchased incomplete research and development, elimination of redundant facilities and personnel and other merger related costs, primarily in connection with the acquisition of X-Cardia and Microsurge. There can be no assurance that the Company will be profitable in any future period. The Company has historically experienced and, on a pro forma basis for the nine months ended December 31, 1996, would have experienced negative cash flow from operations. The net cash used in operating activities by the Company for its fiscal years ended June 30, 1994 and 1995 and for the nine months ended March 31, 1996 was $11.7 million, $8.2 million and $12.5 million, respectively. There can be no assurance that its operating activities will generate sufficient cash flow to meet the Company's needs in any future period. As of May 1, 1997, the Company had unused borrowing capacity of up to $50.0 million under the New Credit Facility. The Company's future capital requirements will depend upon many factors, including the success of the Company's sales and marketing efforts, new product development, and future acquisitions of companies and products. The Company believes that the net proceeds from the Offering, together with borrowings under the New Credit Facility, if any, and funds expected to be generated from operations will be adequate to fund its operations for the next 12 months. There can be no assurance, however, that the Company will not require additional financing during such time. Further, there can be no assurance that any additional financing will be available to the Company on acceptable terms, if at all. In addition, other than certain Permitted Indebtedness (as defined herein), including Indebtedness under the New Credit Facility, the Company will need improvement in results of operations in order to incur additional indebtedness under the terms of the Indenture. If adequate funds are not available, the Company may be required to delay, scale back or eliminate its acquisition and product development efforts, which could have a material adverse effect on the Company's business, results of operations or financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Consolidated Financial Statements.

     Limitations Imposed by Certain Indebtedness. The documents governing the indebtedness of the Company (including the Indenture and the New Credit Facility) contain significant covenants that limit the Company's and its subsidiaries' ability to engage in various transactions and, in the case of the New Credit Facility, require satisfaction of specified financial performance criteria. In addition, under each of the foregoing documents, the occurrence of certain events (including, without limitation, failure to comply with the foregoing covenants, material inaccuracies of representations and warranties, certain defaults under or acceleration of other indebtedness and events of bankruptcy or insolvency) would, in certain cases after notice and grace periods, constitute an event of default permitting acceleration of the indebtedness covered by such documents. The limitations imposed by the documents governing the outstanding indebtedness of the Company and its subsidiaries are substantial, and failure to comply with them could have a material adverse effect on the Company and its subsidiaries. See "Description of Certain Indebtedness" and "Description of Notes."

     Subordination; Holding Company Structure. The payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes and the Guarantees will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (including, indebtedness under the New Credit Facility) of the Company and Guarantors, as applicable. As of the date of this Prospectus, after giving effect to the anticipated uses of the Offering proceeds, the Company on a consolidated basis had approximately $6 million of Senior Indebtedness outstanding.

     During the continuance of any default (beyond any applicable grace period) in the payment of principal, premium, interest or any other payment due on Senior Indebtedness, and, in certain circumstances, during the continuance of non-payment defaults, no payment of principal, interest or Liquidated Damages on the Notes may be made by the Company or the Guarantors. In addition, upon any reorganization, the payment of the principal, interest and Liquidated Damages on the Notes or the Guarantees is subordinated to the extent provided in the Indenture to the prior payment in full of all Senior Indebtedness of the Company or the Guarantors, as applicable. By reason of this subordination, in the event of the Company's dissolution, holders of Senior Indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than the other creditors of the Company. See "Description of Notes -- Subordination."

     The Company is a holding company whose material assets consist primarily of the capital stock of its subsidiaries. Consequently, the Company is dependent upon dividends paid by its subsidiaries to pay its operating expenses, service its debt obligations, including the Notes, and satisfy any repurchase obligations relating to the Notes, as a result of a Change of Control or a sale or other disposition of certain assets. See "-- Fraudulent Transfer Considerations," "Description of Certain Indebtedness" and "Description of Notes."

     Future Operating Results Dependent on Products. The future operating results of the Company will be dependent upon its ability to increase sales of its existing medical products and their continued acceptance by the medical community and third-party payors as useful and cost-effective. Historically, the Company has been highly dependent on the sale of vacuum erection devices for the treatment of male impotence. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The market for medical products is characterized by rapid technological change and product obsolescence. The Company's future operating results will also be dependent, therefore, upon the Company's ability to develop or acquire new products that are competitive in the markets it serves. Product acceptance will depend upon many factors, including the continued demonstration of the utility and cost-effectiveness of the Company's products, the maintenance of regulatory clearance in the United States and elsewhere and the continued availability of third-party reimbursement. Failure of one or more of the Company's products to continue to be accepted by the medical community or the Company's inability to develop new products could have a material adverse effect on the Company. Substantially all of the Company's medical product sales are derived from medical products of companies that the Company acquired. As the Company has acquired businesses and technologies, it has acquired a number of related products under development which will require additional research and development efforts by the Company in an attempt to bring products to market. While members of management of the Company have experience in developing products internally, the Company has not historically developed a significant number of medical products internally. There can be no assurance that the Company's medical products will be successfully developed and marketed, that required regulatory approvals from the Food and Drug Administration ("FDA") or equivalent foreign authorities for any indication will be obtained or that any products, if produced, will be capable of being produced in commercial quantities at reasonable costs, that such future products will be brought to market in a timely manner or that existing products will generate significant sales, the failure of any of which could have a material adverse effect on the Company's business, operating results or financial condition.

     Concentration of Credit Risk; Extended Payment Terms. The Company sells several product lines that are considered "capital equipment" by hospitals and other purchasers. From time to time, the Company offers certain customers extended payment terms to facilitate sales of these products. The Company may in the future grant similar extended payment terms. In addition, the Company may, in the future, determine to reclassify certain accounts receivable, with payment terms exceeding 360 days, to long-term receivables. For the three months and nine months ended December 31, 1996, sales that the Company made pursuant to extended payment terms were approximately 19% and 11%, respectively, of total sales. The Company's typical payment terms require payment from 30 to 90 days. As of December 31, 1996, the Company had a total of $7.3 million of accounts receivable on extended payment terms, of which approximately $5.0 million were with Integrated Medical Resources, Inc. ("IMR") for sales of the Company's Rigiscan product pursuant to terms under which the payments are due over 15-36 months, including $3.0 million of accounts receivable related to such sales which occurred in the quarter ended December 31, 1996. Over the twelve month period ended December 31, 1996, the Company sold approximately $6.0 million of products to IMR. IMR is a public company traded on the NASDAQ stock market under the symbol "IMRI." For its most recent fiscal year ended December 31, 1996, IMR reported a loss of $6.5 million. Bruce Hazuka, Executive Vice President-Operations of the Company, is a member of the board of directors of IMR. As of December 31, 1996, the Company had approximately $550,000 of accounts receivable with extended payment terms that arose from the initial release of its EndoView product, returns of which product resulted in the Company issuing credit memos in the first calendar quarter of 1997. The Company initiated these returns to assure customer satisfaction with the product and expects to refurbish and resell these products with no material loss.

     Management of Growth. The Company's growth has placed, and is expected to continue to place, significant demands on its financial, operational and management resources. In addition, in order to meet expected growth, the Company expects to add administrative and other personnel and manufacturing capacity, and make additional investments in operations and systems. There can be no assurances that the Company would be able to find and train such personnel, or do so on a timely basis, or expand its operations and manufacturing capacity to the extent and in the time required. Continued growth in sales, including sales under new group purchasing organization and distributor agreements, would require the Company to carefully manage production capacity and inventory levels, as well as quality controls, to meet increasing product demand and new product introductions. The Company has already experienced rapid growth in its inventory levels in anticipation of increased sales. Inaccuracies in demand forecasts could result in insufficient or excessive capacity or inventories and disproportionate overhead expenses. Failure to adequately manage growth, including any unexpected costs, delays, quality control issues or inefficiencies incurred or encountered in connection with such management of growth could have a material adverse effect on the Company's business, operating results or financial condition. See "Recent Developments."

     Integration of Acquired Operations. The Company recently acquired X-Cardia and Microsurge and has recently entered into an agreement to acquire Imagyn. The Company currently intends to integrate the operations of those acquired entities with its own operations. No assurance can be given that the benefits expected from such integration will be realized. In addition, the Company will be subject to the risks that such recently acquired operations and future acquisitions will not perform as expected and that the earnings from such operations will not be sufficient to support the capital expenditures needed to develop such operations in conformity with the Company's strategy. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on the Company's business, operating results or financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Future Acquisitions. An important element of the Company's strategy is to identify and acquire businesses and product lines. The Company actively seeks acquisition opportunities in the regular course of its business and is engaged in ongoing evaluations of and discussions with third parties regarding potential acquisitions certain of which, if consummated, could be material. Since July 1995, the Company has acquired a number of medical product companies and product lines and has acquired or licensed additional technology. As a result of those acquisitions, the Company has experienced rapid growth. The Company expects to continue to acquire additional products and companies in the future. There can be no assurance that the Company will be able to implement or sustain its acquisition strategy or that its strategy will ultimately prove profitable to the Company. The Company will likely be required to issue additional shares of Common Stock, incur additional debt or to use a portion of its cash balances to make such future acquisitions. In addition, the terms of the Indenture and the terms of other indebtedness may restrict the Company's ability to pursue and consummate future acquisitions.

     Reliance on Patents and Proprietary Rights. The commercial success and future revenue growth of the Company will depend, in part, on its ability to operate without infringing on the rights of others both in the United States and abroad and not breaching technology licenses that cover technology used in the Company's products. The Company owns or has authority to use United States and foreign patent rights with respect to some of its medical products and has filed, and expects in the future to file, additional patent applications. It is uncertain whether any third party patents will require the Company to develop alternative technology or to alter its products or processes, obtain licenses or cease certain activities. If such licenses are required, there can be no assurance that the Company will be able to obtain such licenses on commercially favorable terms, if at all. Failure by the Company to obtain a license to any technology that it may require to commercialize its products could have a material adverse effect on the Company. The Company recently acquired X-Cardia which has filed patent applications with respect to its cardiac output monitoring technology. There can be no assurance as to the breadth or degree of the protection that may be afforded by such patent, or whether such applications ultimately may be approved. See "Recent Developments." The Company believes that some measure of patent protection with respect to its products will be required to allow it to compete with large medical products companies. There can be no assurance that the Company will continue to develop or acquire products or processes that are patentable or that patents applied for will be issued or that any patents issued to or licensed by the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide it with competitive advantages. In addition, the Company could incur substantial costs in defending its proprietary rights and there can be no assurance that a competitor's technology or product would be found to infringe such rights. Although the Company believes that its patents are valid, there can be no assurance that the validity of any patent will be upheld if asserted by the Company against any party.

Further, there can be no assurances as to the breadth and degree of protection of these rights or that other companies will not independently develop products similar to the Company's products that will not infringe on its rights but will compete directly with its products. In addition, the laws of some foreign countries may not protect the Company's proprietary rights to the same extent as the laws of the United States. In addition, there is currently pending before Congress legislation providing for changes to the patent law which may adversely affect pharmaceutical, biopharmaceutical and biomedical firms. If such pending legislation is adopted, the extent to which such changes would affect the operations of the Company cannot be ascertained.

     The patents or proprietary rights of others may have an adverse effect on the ability of the Company to do business in the future. The Company may be required to obtain licenses to patents or proprietary rights of other parties in order to produce and sell certain of its products. No assurance can be given that the Company's technology can be developed and commercialized without a license to such patents or proprietary rights or that any licenses required under any such patent or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company does not obtain or maintain such licenses, it could encounter delays in product introductions while it attempts to design around or contest the validity of such patents, or the Company could find that the development, manufacture or sale of products requiring such licenses could be foreclosed, any of which could have a material adverse effect on the Company. Furthermore there can be no assurance that competitors or potential competitors will not independently develop similar or alternative products to those of the Company, duplicate any of the Company's products or technologies, or design around the patented technologies developed by the Company or its licensors, any of which could have a material adverse effect on the Company's business, results of operations or financial condition.

     The Company also relies on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain its competitive position. There can be no assurance that others will not independently create substantially equivalent proprietary information or otherwise gain access to or disclose such information of the Company. It is the Company's policy to require certain of its employees, contractors and consultants to execute confidentiality agreements to protect its unpatented proprietary technology and know-how. There can be no assurance that such confidentiality agreements will not be breached, that the Company would have adequate remedy for such breach, or that the Company's trade secrets will not otherwise become known through independent discovery by competitors. Moreover, in the absence of patent protection, the Company's business may be adversely affected by competitors who independently develop substantially equivalent technology. See "Business."

     Regulatory Matters. Most of the Company's laboratory and medical products are subject to regulation for safety and efficacy by, among other governmental entities, the FDA and corresponding agencies of state and foreign countries in which the Company sells its products. The process of receiving governmental approval may take a number of years and the expenditure of substantial resources. There can be no assurance that even after such time and expenditures, regulatory approval will be obtained for any of the products developed by the Company. If regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which the product may be marketed. Further, discovery of previously unknown problems with a product, manufacturer or its manufacturing facilities may result in restrictions on such product or manufacturer, including withdrawal of the product from the market. The Federal Food, Drug and Cosmetic Act, the Public Health Services Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, recordkeeping, approval, advertising and promotion of such products. Product development and approvals within this regulatory framework take a number of years and involve the expenditure of substantial resources. Noncompliance with applicable requirements may have a material adverse effect on the Company and can result in fines, warning letters, recall or seizure of products, total or partial suspension of production, refusal by the government to approve product license applications or allow the Company to enter into supply contracts, and criminal prosecution. The FDA also has the authority to revoke product licenses and establishment licenses previously granted. Failure to comply with present or future regulatory requirements, or respond to the new information reflecting on the safety or effectiveness of an approved product, can lead the FDA to withdraw its approval to market a product. The Company incurs substantial costs in complying with regulatory requirements.

     The FDA requires that a manufacturer introducing a new medical device or a new indication for use of an existing medical device obtain either a 510(k) premarket notification clearance or a premarket approval ("PMA") prior to being introduced into the market. The 510(k) premarket notification clearance process is significantly quicker and less costly than the PMA process. Substantially all of the Company's FDA marketing clearances have been obtained through the FDA's 510(k) process; however, certain other products will require PMAs, including the Company's Relax(TM) product. The PMA process is significantly more complex and time consuming than the 510(k) notification process. The PMA process may take several years or longer and requires the submission of extensive supporting data and clinical information. The Company believes that it is in material compliance with the FDA's 510(k) requirements for new and modified devices. The FDA has announced a program to review approvals (510(k)s and PMAs) for certain devices. There can be no assurance that upon any such review the FDA will agree with the Company's determination regarding its 510(k)s. If the FDA were to disallow a 510(k) marketing clearance for any device, the Company could be required to file appropriate applications, either 510(k) or PMA, with the FDA or to take the products in question off the market. If the FDA were to require suspension of the sale of one or more of the products pending receipt of 510(k) clearance or if the FDA were to refuse to grant 510(k) clearance, the Company's business, results of operations and financial condition could be materially and adversely affected. There can be no assurance that the Company will obtain timely regulatory approval for its future products, or that existing approvals will not be withdrawn. Moreover, regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed.

     There have been a number of proposals over the last several years that, if implemented, could have the effect of eliminating or reducing, or curtailing increases in, Medicare and Medicaid reimbursement for certain medical products, and there has been increasing pressure from private payors to limit increases in healthcare costs. Any of these proposals (including without limitation any such proposal relating to the Company's Rigiscan product), if adopted, could have a material adverse effect on the Company's business, results of operations, future sales or its ability to collect accounts receivable related to such sales and historical sales. In addition, increased pricing pressure from private payors could have a material adverse effect on the Company's business, results of operations or financial condition. See "Business -- Government Regulation."

     Competition. The markets in which the Company operates are very competitive and are characterized by rapidly evolving technology and product obsolescence. The Company believes that its ability to develop and commercialize new products and product enhancements is and will be critical to its continued growth. There are a substantial number of medical products companies and such companies could develop or offer products which would compete with products which the Company currently markets or intends to market. Some of these companies have marketing and distribution capabilities, and many of them have capital resources and research and development staffs, substantially greater than those of the Company. Moreover, it is reasonable to expect additional entrants into the field. Any of these companies could introduce competing products, which could cause a decline in sales or loss of market acceptance of existing or future products of the Company. There can be no assurances that technological change will not place one or more of the Company's existing or future products at a competitive disadvantage. In addition, increased competitive pressure could lead to intensified price-based competition that could materially adversely affect the Company's business, results of operations or financial condition. There can be no assurance that the Company will be able to compete successfully in the future. See "Business -- Competition."

     Dependence on Management. The success of the Company will depend on its ability to attract and retain highly qualified personnel. In particular, the loss of Charles A. Laverty, the Company's Chief Executive Officer, could have a material adverse effect on the Company's business if a suitable replacement could not be found. UROHEALTH has an employment agreement with Mr. Laverty that provides for a three-year term expiring on April 1, 1999. The agreement automatically renews for additional three-year terms if not terminated by either party by prior notice. The Company has "key person" insurance on the life of Mr. Laverty, however, there can be no assurance that such insurance would be sufficient to compensate the Company for his absence. There can be no assurance that the Company will be successful in attracting or retaining key personnel. See "Management."

     Products Liability Exposure. The medical products manufactured by the Company have from time to time become the subject of products liability litigation initiated by the patients using the products. In addition, as additional UROHEALTH products enter the market, UROHEALTH will be subject to an increased risk of products liability claims. While the Company believes that its products have been manufactured in accordance with industry standards, and believes it has maintained adequate products liability insurance coverage, any adverse claim or series of claims or adverse publicity resulting from a claim could have a material adverse effect on the Company's business, results of operations or financial condition.

     Potential Tax Liability. In connection with the redomestication of the Company from Canada to the State of Delaware in July 1995, the Company has filed a final Canadian tax return reporting the "deemed sale" of assets of Davstar Industries Ltd. (the Canadian parent company). The Company anticipates that the Canadian tax authorities will review the tax status of the former entity, Davstar Industries Ltd., as a result of its redomestication from Canada to the United States and believes that all or at least a significant amount of any potential Canadian tax liability arising from the redomestication would be offset against the Company's Canadian loss carryforwards. However, the Canadian tax authorities could attempt to assign a greater value to the Company than used in the Company's estimates, which could result in some amount of Canadian tax that cannot be presently determined being assessed in a future period. No provision for any liability that may result from the ultimate resolution of this tax matter has been included in the accompanying consolidated financial statements.

     Limitation on Use of Tax Net Operating Loss Carryovers. As of March 31, 1996, the Company had accumulated net operating loss carryovers for U.S. federal and state income tax purposes of approximately $42.0 million and $30.0 million, respectively. These loss carryovers would expire, if not previously utilized against income of the Company, in various years through 2011. The future income tax benefit of these losses has not been given recognition in the Consolidated Financial Statements. Under Section 382 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and corresponding provisions of state tax law, certain "ownership changes" with respect to the stock of a corporation having unused net operating loss carryovers (a "loss corporation"), or with respect to the stock of its parent corporation, may result in annual limitations on utilizations of such loss carryovers against future income of the loss corporation. In connection with the acquisition of Osbon, an ownership change occurred for purposes of Section 382 of the Code, thereby subjecting the Company to annual limitations on its ability to offset its existing loss carryovers against its future income. In connection with the offering in November 1996 of Common Stock of the Company an additional ownership change may have occurred. The Company believes this additional ownership change will not reduce the December 29, 1995 Section 382 limitation.

     Possible Inability to Repurchase Notes upon a Change of Control. The New Credit Facility prohibits the Company from purchasing any of the Notes and also provides that certain change of control events with respect to the Company constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing the Notes by the relevant Senior Indebtedness. In such case, the Company's failure to purchase the tendered Notes would constitute an event of default under the Indenture which would, in turn, constitute a default under the New Credit Facility and/or other Senior Indebtedness. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of the Notes. Furthermore, no assurance can be given that the Company will have sufficient resources to satisfy its repurchase obligation with respect to the Notes following a Change of Control. See "Description of Notes."

     Fraudulent Transfer Considerations. The Guarantees of the Notes by the Guarantors may be subject to review under state or federal fraudulent transfer laws in the event of the bankruptcy or other financial difficulty of a Guarantor. Under those laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of a Guarantor, such as a trustee in bankruptcy or the Guarantor as debtor in possession, were to find that at the time the Guarantor incurred its obligations under its Guarantee, it (a) received less than fair consideration or reasonably equivalent value therefor and (b) either (i) was insolvent, (ii) was rendered insolvent, (iii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (iv) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, the court could avoid such Guarantor's Guarantee and its obligations thereunder, and direct the return of any amounts paid under its Guarantee to the Guarantor or to a fund for the benefit of its creditors. Moreover, regardless of the factors identified in (a) and (b) above, the court could avoid a Guarantee and direct such repayment if it found that the Guarantee was entered into with actual intent to hinder, delay or defraud the Guarantor's creditors.

     It is likely that a Guarantor will be deemed not to have received fair consideration or reasonably equivalent value for its Guarantee to the extent that its liability thereunder exceeds the amount by which it directly benefits from the proceeds of the Notes.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

     Absence of Public Market. The New Notes are a new issue of securities, have no established trading market and may not be widely distributed. The Company does not intend to list the New Notes on any national securities exchange or to seek admission thereof to trading in the National Association of Securities Dealers Automated Quotation system. The Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes; however, the Initial Purchaser is not obligated to do so and any market making activities may be discontinued at any time without notice. In addition, such market making activity will be subject to the limitations imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer and, if required, the pendency of the shelf registration statement relating to the Warrants and the underlying shares of Common Stock. No assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other facts, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

     Consequences of Failure to Exchange. Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. The rights of holders of Old Notes to receive Liquidated Damages and to the rights provided under the Registration Rights Agreement would also terminate with respect to Old Notes which are not exchanged for New Notes in the Exchange Offer.

     Forward-Looking Statements. Certain statements contained in this Prospectus, including without limitation, statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both domestic and foreign; industry capacity; management of growth; development of products; proprietary rights; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; legislative proposals for healthcare reform; liability and other claims asserted against the Company; competition; the loss of any significant customers; changes in operating strategy or development plans; the ability to attract and retain qualified personnel; the significant indebtedness of the Company; the availability and terms of capital to fund the expansion of the Company's business; and other factors referenced in this Prospectus. Certain of these factors are discussed in more detail elsewhere in this Prospectus, including, without limitation, under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Given these uncertainties, holders of Notes are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                  THE COMPANY

     The Company is a developer, manufacturer and distributor of products for the urology, minimally invasive and general surgery, and gynecology markets. The Company was incorporated in 1985 and operated as a research and development company attempting to bring proprietary medical products to market until October 1994. In October 1994, under the leadership of new management, the Company adopted and began to implement a strategic plan which took advantage of consolidation opportunities in the highly fragmented medical products industry.

     In July 1995, the Company acquired Dacomed Corporation ("Dacomed") and Allstate Medical Products, Inc. ("Allstate") and, in December 1995, acquired Osbon Medical Systems Ltd. ("Osbon") and Advanced Surgical, Inc. ("Advanced"). Dacomed, Allstate, Osbon and Advanced were each acquired in stock-for-stock mergers, which were accounted for as pooling of interests. UROHEALTH completed the acquisitions of Endoscopic Imaging Systems, Inc. (May 1996) (stock-for-stock merger), The Intermed Group, Inc. ("Intermed") (June 1996) and Richard-Allan Medical Ltd. ("Richard-Allan") (August 1996) ($60 million purchase price consisting of 50% cash and 50% stock) and the minimally invasive surgery product lines of O.R. Concepts (June 1996) and X-Med, Inc. (August 1996). In February 1997, the Company acquired X-Cardia ($33 million purchase price consisting of 50% cash and 50% stock; $21 million of the purchase price contingent upon achieving certain milestones), and its cardiac output monitoring and blood oximetry technology. In March 1997, the Company acquired Microsurge (stock-for-stock merger) and acquired or licensed certain other technology relating to pivotal minimally invasive surgical instruments and a breast biopsy system. In April 1997, the Company entered into an agreement to acquire Imagyn in a stock-for-stock merger.

     In May and July 1996, the Company sold a total of $50.0 million of 8.75% convertible subordinated debentures (the "Debentures") to a group of investors led by Apollo Advisors and Chase Venture Capital Associates. The Debentures are convertible into 4,587,156 shares of Common Stock at $10.90 per share, are subordinate to all future senior borrowings, have voting rights on all matters on an "as converted" basis and mature in May 2006.

     In November 1996, the Company completed an underwritten public offering of an aggregate of 2,684,000 shares of Common Stock of the Company, raising net offering proceeds of $19.1 million. The net proceeds of the offering were used to pay down debt, finance several acquisitions and for working capital.

     The Company's principal executive offices are located at 5 Civic Plaza, Suite 100, Newport Beach, California 92660, and its telephone number is (714) 668-5858. The Common Stock is traded on The Nasdaq Stock Market under the trading symbol "UROH."

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available upon request to the Trustee.

PURPOSE AND EFFECT

     The Old Notes were sold by the Company and the Guarantors to the Initial Purchaser on April 10, 1997, pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company, the Guarantors and the Initial Purchaser also entered into the Registration Rights Agreement, pursuant to which the Company and the Guarantors agreed, with respect to the Old Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to May 10, 1997, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use its best efforts (a) to cause such registration statement to be declared effective by the Commission on or prior to July 9, 1997, and (b) to consummate the Exchange Offer on or prior to August 9, 1997. The Company will keep the Exchange Offer open for a period of not less than 20 business days (or longer if required by applicable law) after the date the notice of the Exchange Offer is mailed to the holders of the Old Notes. This Exchange Offer is intended to satisfy the Company's and the Guarantor's exchange offer obligations under the Registration Rights Agreement.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Following the expiration of the Exchange Offer, holders of Old Notes not tendered, or not properly tendered will not have any further registration rights and such Old Notes will continue to be subject to the existing restrictions on transfer thereof. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon expiration of the Exchange Offer if such holder elects not to participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

     The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the New Notes for each $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement. See "The Exchange Offer -- Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, holders of Old Notes may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).

     As of the date of this Prospectus, $110 million in aggregate principal amount of the Old Notes is outstanding, the maximum amount authorized by the
Indenture for all Notes. As of           , 1997, there was one registered holder
of the Old Notes, Cede, which held the Old Notes for           of its
participants. Solely for reasons of administration (and for no other purpose),
the Company has fixed the close of business on           ,           , 1997, as
the record date (the "Record Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a holder of the Old Notes (or such holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining holders the Old Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes and for the purposes of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Expiration Date shall be           1997 at 5:00 p.m., New York City
time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended, and (iii) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes. Modifications of the Exchange Offer, including but not limited to extension of the period during which the Exchange Offer is open, may require that at least five business days remain in the Exchange Offer. In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is conditioned upon the declaration by the Commission of the effectiveness of the Registration Statement of which this Prospectus constitutes a part.

TERMINATION OF CERTAIN RIGHTS

     The Registration Rights Agreement provides that, subject to certain exceptions, in the event of a Registration Default (as defined below), holders of Old Notes are entitled to receive Liquidated Damages of 0.5% per annum of the principal amount of the Old Notes during the first 90 days of a Registration Default, increasing by an additional 0.5% per annum for each additional 90 day period of a Registration Default (up to a maximum of 2.0% per annum). A "Registration Default" with respect to the Exchange Offer shall occur if: (i) the Company fails to consummate the Exchange Offer on or prior to
               , 1997, or (ii) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective during the period specified in the Registration Rights Agreement. Holders of New Notes will not be and, upon consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to (i) the right to receive the Liquidated Damages or (ii) certain other rights under the Registration Rights Agreement intended for holders of Old Notes. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are tendered by holders thereof pursuant to the Exchange Offer.

ACCRUED INTEREST

     The New Notes will bear interest at a rate equal to 12 1/2% per annum from and including their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which interest accrued at the rate of 12 1/2% per annum, will cease to accrue on the day prior to the issuance of the New Notes. See "Description of Notes -- Principal, Maturity and Interest."

PROCEDURES FOR TENDERING OLD NOTES

     The tender of a holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY

MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent, provided that the book-entry transfer procedure must be complied with prior to 5:00 p.m., New York City time, on the Expiration Date.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in it sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder will represent to the Company that, among other things (i) the New Notes to be acquired in connection with the Exchange Offer by the holder and each Beneficial Owner of the Old Notes are being acquired by the holder and each Beneficial Owner in the ordinary course of business of the holder and each Beneficial Owner, (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under "Resales of New Notes," (iv) that if the holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) neither the holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures:
(i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within four (4) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within four (4) business days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the

Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer -- Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

     The Bank of New York is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                         By Hand, or Overnight Courier:

                              THE BANK OF NEW YORK
                               101 Barclay Street
                            New York, New York 10286
                        Corporate Trust Services Window
                                  Ground Level

                          Attn: Reorganization Section
                                    Arwen Gibbons

             Facsimile Transmissions (Eligible Institutions Only):
                                 (212) 815-6339

                To confirm by telephone or for information call:
                                 (212) 815-5920

                        By Registered or Certified Mail:
                              The Bank of New York
                             101 Barclay Street, 7E
                            New York, New York 10286
                          Attn: Reorganization Section
                                    Arwen Gibbons

FEES AND EXPENSES

     All expenses incident to the Company's and the Guarantors' consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company, including, without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of independent certified public accountants,
(vi) rating agency fees and (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties).

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF THE NEW NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. The Company has not requested or obtained an interpretive letter from the Commission staff with respect to this Exchange Offer, and the Company and the holders are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1989), or interpreted in the Commission's letter to Shearman and Sterling (available July 2, 1993), or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     It is expected that the New Notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. Sales of New Notes acquired in the Exchange Offer by holders who are "affiliates" of the Company within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding the Company. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Company. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their Notes.

                                USE OF PROCEEDS

     There will be no cash proceeds payable to the Company from the issuance of the New Notes pursuant to the Exchange Offer. The Company is conducting the Exchange Offer in order to satisfy certain of the Company's and the Guarantor's obligations under the Registration Rights Agreement executed in connection with the issuance of the Old Notes. The proceeds from the issuance of the Old Notes were used to repay $55.0 million of outstanding indebtedness under its term and revolving credit facility and pay related fees and expenses. See "Description of Certain Indebtedness -- New Credit Facility." In addition, the Company currently intends to use approximately $16.5 million of the net proceeds of the Offering to fund the cash portion of the milestone payment due the former X-Cardia shareholders upon issuance of the X-Cardia patent and approximately $9.0 million to repay assumed Microsurge indebtedness and other obligations. In addition, the Company used approximately $19.2 million of the net proceeds to purchase a portfolio of Government Securities (as defined herein) (the "Pledged Securities"), the scheduled interest and principal payments on which will be in an amount sufficient to provide for payment in full when due of the first three scheduled interest payments on the Notes (estimated at approximately $20.6 million). See "Description of the Notes -- Security." The remaining balance of the net proceeds will be used for general corporate purposes, including the possible acquisition of companies in the same or complementary lines of business. The indebtedness of the Company repaid had a final maturity of September 30, 2001 and had an interest rate of approximately 9.5% as of December 31, 1996. Pending such uses, the net proceeds will be invested in investment-grade, short-term, interest-bearing securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company actively seeks acquisition opportunities in the regular course of business and is engaged in ongoing evaluations of and discussions with third parties regarding potential acquisitions certain of which, if consummated, could be material.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The Company had a deficiency of earnings compared to its fixed charges for the years ended June 30, 1992, 1993, 1994 and 1995 and for the nine months ended March 31, 1995 and 1996 and December 31, 1995 and 1996 of $3.8 million, $9.1 million, $19.6 million, $17.1 million, $14.4 million, $17.6 million, $20.8 million and $24.1 million, respectively. On a pro forma basis to reflect the acquisition of Microsurge and completion of the Offering, the Company had a deficiency of earnings to cover fixed charges for the nine months ended December 31, 1996 of $40.2 million. For purposes of computing the ratio of earnings to fixed charges, (i) earnings represents income (loss) from continuing operations before income taxes plus fixed charges, and (ii) fixed charges consists of interest expense, the portion of rent expense representing interest, and dividends on the preferred stock of a subsidiary.

                                 CAPITALIZATION

     The following table sets forth the Company's capitalization (i) at December 31, 1996; and (ii) pro forma to reflect the acquisition of X-Cardia and Microsurge and to reflect the Offering and the application of the net proceeds thereof. See "Use of Proceeds."

                                                                       DECEMBER 31, 1996
                                                                     ---------------------
                                                                      ACTUAL     PRO FORMA
                                                                     --------    ---------
                                                                        (IN THOUSANDS)
Cash and cash equivalents..........................................  $  2,272    $  56,506(1)(2)
                                                                     ========    =========
Restricted cash....................................................  $     --    $  19,296(3)
                                                                     ========    =========
Notes payable, bank term loan, capital leases and line of
  credit(4)........................................................    36,673        6,871
Senior subordinated notes..........................................        --      108,278(5)
Convertible subordinated debt......................................    50,000       55,503(2)
                                                                     --------    ---------
Total debt.........................................................  $ 86,673    $ 170,652

Stockholders' equity:
  Common Stock, $.001 par value; 50,000,000 shares authorized;
     19,352,501 shares of common stock issued and outstanding,
     and 23,419,573 shares pro forma...............................        19           23
  Additional paid-in capital.......................................   113,204      152,797
  Warrants.........................................................     5,217        6,939
  Deficit..........................................................   (91,159)    (127,561)
  Foreign currency translation.....................................       (41)         (41)
                                                                     --------    ---------
     Total common stockholders' equity.............................  $ 27,240    $  32,157
                                                                     ========    =========
Total capitalization...............................................  $113,913    $ 202,809
                                                                     ========    =========

---------------

(1) Cash and cash equivalents has not been adjusted to reflect the $16.5 million contingent cash payment which will be made to former X-Cardia shareholders upon satisfaction of the patent milestone.

(2) Has not been adjusted to reflect the principal payment of $5.5 million of Microsurge convertible subordinated notes due August 1997.

(3) Restricted cash represents a portion of the proceeds of the Offering which was used to purchase Government Securities which were pledged as security for the repayment, when due, of the first three scheduled interest payments on the Notes.

(4) In March 1997, the Company increased its term and revolving credit facility to $55 million and drew down the additional amounts available under the facility.

(5) Net of debt discount resulting from the issuance of the Warrants of $1,722,000.

                            UROHEALTH SYSTEMS, INC.

       SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
                                 (IN THOUSANDS)

     The following summary unaudited pro forma condensed combined financial data should be read in connection with the Unaudited Pro Forma Condensed Consolidated Financial Statements and related footnotes found at pages F-63 through F-72.

                                                                PRO FORMA FOR THE NINE MONTHS ENDED
                                                                ------------------------------------
                                                                MARCH 31, 1996     DECEMBER 31, 1996
                                                                --------------     -----------------
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS:
Net sales.....................................................     $ 42,954            $  72,667
Cost of sales.................................................       14,965               26,316
                                                                   --------             --------
Gross profit..................................................       27,989               46,351

Operating expenses:
  Selling, general and administrative.........................       37,056               38,971
  Research and development....................................        2,776                3,721
  Merger and acquisition costs................................        4,232                   --
  Write-off of purchased research and development.............           --               25,500
  Restructuring charge........................................        5,456                4,000
                                                                   --------             --------
          Total operating expenses............................       49,520               72,192
                                                                   --------             --------
Loss from operations..........................................      (21,531)             (25,841)

Other income (expense):
  Minority interest...........................................          (55)                 (54)
  Interest income.............................................          101                  282
  Interest expense............................................      (11,047)             (14,561)
  Other.......................................................          (48)                  --
                                                                   --------             --------
Loss before taxes and extraordinary item......................      (32,580)             (40,174)
Income tax expense (benefit)..................................          431                 (377)
                                                                   --------             --------
Loss before extraordinary item................................     $(33,011)           $ (39,797)
                                                                   ========             ========

                            UROHEALTH SYSTEMS, INC.

                                 (IN THOUSANDS)

                                                                               DECEMBER 31, 1996
                                                                               -----------------
UNAUDITED PRO FORMA BALANCE SHEET:
ASSETS
Current assets:
  Cash and equivalents.......................................................      $  56,506
  Restricted cash............................................................         13,750
  Receivables, net...........................................................         25,989
  Inventories................................................................         23,577
  Prepaids and deposits......................................................          3,415
  Income tax receivable......................................................            377
                                                                                   ---------
          Total current assets...............................................        123,614
Property and equipment, net..................................................         25,449
Patents and intangibles, net.................................................          7,818
Restricted cash, noncurrent..................................................          5,546
Deposits and other assets....................................................          2,783
Deferred debt issuance costs.................................................          9,274
Goodwill.....................................................................         54,369
                                                                                   ---------
                                                                                   $ 228,853
                                                                                   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses......................................      $  18,046
  Restructuring accrual......................................................          1,810
  Compensation and employee benefits.........................................          3,026
  Convertible subordinated notes.............................................          5,503
  Current portion of notes payable and capital leases........................            669
                                                                                   ---------
          Total current liabilities..........................................         29,054
Long-term liabilities:
  Notes payable..............................................................          6,000
  Capital leases.............................................................            202
  Deferred compensation......................................................             29
  Senior subordinated notes..................................................        108,278
  Other liabilities..........................................................            323
  Restructuring accrual, less current portion................................          1,684
Minority interest in consolidated subsidiary.................................          1,126
Convertible subordinated debentures..........................................         50,000
Common stockholders' equity:
  Common stock...............................................................             23
  Warrants...................................................................          6,939
  Additional paid-in capital.................................................        152,797
  Deficit....................................................................       (127,561)
  Foreign currency adjustment................................................            (41)
                                                                                   ---------
          Total common stockholders' equity..................................         32,157
                                                                                   ---------
                                                                                   $ 228,853
                                                                                   =========

 See accompanying notes to Unaudited Condensed Consolidated Pro Forma Financial
                                  Statements.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data of the Company have been derived from the financial statements of UROHEALTH which have been prepared in accordance with United States generally accepted accounting principles ("GAAP") and include the statements of operations and balance sheet data for Osbon, Advanced, Dacomed and Allstate which acquisitions were accounted for as pooling-of-interests transactions. The selected consolidated financial data for the Company as of March 31, 1996 and for the nine months ended March 31, 1996 and as of June 30, 1995 and for the year ended June 30, 1995 are derived from the consolidated financial statements of UROHEALTH which have been audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data for the year ended June 30, 1994 have been derived from financial statements audited by Cherry, Bekaert & Holland, LLP, independent auditors. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included or referred to herein. The selected consolidated financial data set forth below for the years ended June 30, 1992 and 1993 and as of June 30, 1992, 1993 and 1994 are derived from audited financial statements not included herein. The financial data for the nine months ended December 31, 1995 and 1996 are derived from the unaudited financial statements of UROHEALTH, which contain all adjustments, consisting of normal recurring accruals (except for the extraordinary loss on early extinguishment of debt, the related induced accretion as a result of the conversion of the convertible notes and redeemable convertible preferred stock, restructuring charges and the merger and acquisition costs identified in the accompanying unaudited condensed consolidated statements of operations) which the Company considers necessary for a fair presentation of the financial position and results of operations for those periods. The results of operations for the nine month period ended December 31, 1996 are not necessarily indicative of the results that may be expected for the entire year. The financial data presented below includes statement of operations data for Richard-Allan from August 14, 1996. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of UROHEALTH included elsewhere herein.

                                                                                         NINE MONTHS ENDED     NINE MONTHS ENDED
                                                        YEAR ENDED JUNE 30,                MARCH 31,(1)          DECEMBER 31,
                                              ---------------------------------------   -------------------   -------------------
                                               1992      1993       1994       1995       1995       1996       1995       1996
                                              -------   -------   --------   --------   --------   --------   --------   --------
                                                                 (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
STATEMENTS OF OPERATIONS DATA:
  Net sales.................................  $26,797   $32,565   $ 37,828   $ 45,453   $ 32,746   $ 39,641   $ 37,810   $ 67,964
  Gross profit..............................   16,642    19,960     23,835     29,294     20,863     26,745     24,292     44,771
  Selling, general and administrative.......   16,594    24,539     32,802     35,145     25,547     32,218     32,316     32,537
  Research and development..................    3,132     4,393      9,470      8,805      8,258      1,324      1,456      2,149
  Restructuring, direct acquisition and
    other costs(2)..........................       --       563      1,000      2,351      1,500      9,688     10,794     29,500
                                              -------   -------   --------   --------   --------   --------   --------   --------
  Income (loss) from operations.............  $(3,533)  $(9,535)  $(19,437)  $(17,007)  $(14,442)  $(16,485)  $(20,274)  $(19,415)
  Interest expense..........................       --       131        267        303        208      1,002        495      4,864
  Income (loss) before extraordinary
    items...................................   (4,026)   (9,985)   (20,127)   (18,506)   (15,497)   (17,998)   (21,483)   (23,716)
  Extraordinary items.......................       --        --         --         --         --         --         --     (2,973)
                                              -------   -------   --------   --------   --------   --------   --------   --------
  Net loss..................................  $(4,026)  $(9,985)  $(20,127)  $(18,506)  $(15,497)  $(17,998)  $(21,483)  $(26,689)
  Loss per share before extraordinary
    item....................................  $ (0.40)  $ (0.88)  $  (1.77)  $  (1.52)  $  (1.28)  $  (1.50)  $  (1.77)  $  (1.55)

                                                                       JUNE 30,
                                                     ---------------------------------------------     MARCH 31,     DECEMBER 31,
                                                      1992          1993        1994        1995         1996            1996
                                                     -------       -------     -------     -------     ---------     ------------
                                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and equivalents.............................  $ 7,947       $ 6,800     $ 3,009     $ 1,051      $ 1,185        $  2,272
  Working capital (deficit)........................  $16,974       $14,330     $ 8,346     $ 4,043      $(3,728)       $ 18,363
  Total assets.....................................  $28,177       $28,686     $25,075     $26,174      $27,835        $133,753
  Notes payable, bank term loan, capital leases and
    line of credit.................................  $ 1,972       $ 2,663     $ 3,050     $ 3,620      $14,261        $ 36,673
  Convertible subordinated debt....................  $    --       $    --     $    --     $ 1,077      $ 1,284        $ 50,000
  Long-term liabilities, minority interest, and
    redeemable convertible preferred stock.........  $    --       $    55     $ 2,101     $ 2,742      $ 5,635        $  2,937
  Common stockholders' equity (deficit)............  $22,964(3)    $20,390     $14,339     $10,538      $(6,190)       $ 27,240

                                                                                      NINE MONTHS ENDED        NINE MONTHS ENDED
                                                YEAR ENDED JUNE 30,                       MARCH 31,              DECEMBER 31,
                                   ---------------------------------------------     --------------------     -------------------
                                    1992        1993         1994         1995         1995        1996        1995        1996
                                   -------     -------     --------     --------     --------     -------     -------     -------
                                                                       (DOLLARS IN THOUSANDS)
OTHER DATA:
  EBITDA(4)......................  $(2,190)    $(7,009)    $(16,682)    $(11,743)    $(11,373)    $(5,455)    $(7,609)    $13,346
    Depreciation and
      amortization...............  $   939     $ 1,445     $  1,612     $  2,723     $  1,347     $ 1,422     $ 1,937     $ 3,079
    Capital expenditures.........  $ 2,086     $ 2,602     $  1,935     $  3,469     $  2,694     $ 2,596     $ 2,629     $13,404
  Ratio of earnings to fixed
    charges(5)...................       --          --           --           --           --          --          --          --

---------------
(1) During 1996, the Company changed its fiscal year end from June 30 to March
    31.

(2) Includes restructuring charges, direct acquisition costs and settlement of litigation.

(3) Amount shown includes the sale of 1,378,500 units consisting of common stock and warrants providing net proceeds to the Company of approximately $9.7 million.

(4) EBITDA as used herein consists of earnings before interest, income taxes, extraordinary items and depreciation and amortization expense and excludes restructuring, direct acquisition and other costs. See note (2) above. While EBITDA should not be construed as an alternative to operating income or net income as determined in accordance with generally accepted accounting principles as an indicator of operating performance, liquidity or cash flows, it is a measure that the Company believes is commonly used to evaluate a company's ability to service debt.

(5) For purposes of computing the ratio of earnings to fixed charges, (i) earnings represents income (loss) from continuing operations before income taxes plus fixed charges, and (ii) fixed charges consists of interest expense, the portion of rent expense representing interest, and dividends on the preferred stock of a subsidiary. The Company had a deficiency of earnings compared to its fixed charges for the years ended June 30, 1992, 1993, 1994 and 1995 and for the nine months ended March 31, 1995 and 1996 and December 31, 1995 and 1996 of $3.8 million, $9.1 million, $19.6 million, $17.1 million, $14.4 million, $17.6 million, $20.8 million and $24.1 million, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
GENERAL

     Background. Since October 1994, the Company through new management has been transformed from a research and development company into a fully-integrated medical products company.

     Historical Growth through Acquisitions; Pooling and Purchase
Accounting. The mergers of Dacomed and Allstate were completed on July 28, 1995 and the acquisitions of Osbon and Advanced closed on December 29, 1995. The operations of the Company are presented on a combined basis historically, as these transactions were all accounted for as poolings of interests. On May 22, 1996, the Company acquired Endoscopic Imaging Systems, Inc. and on June 1, 1996 and June 5, 1996 the Company acquired Intermed and the minimally invasive surgery product lines of O.R. Concepts, respectively. All three of these transactions were accounted for as purchases and are included in the Company's financials as of the date of the acquisitions. On August 14, 1996, the Company acquired Richard-Allan and on February 28, 1997, the Company acquired X-Cardia. These acquisitions were also accounted for as purchases, therefore, the results from Richard-Allan have been included commencing August 14, 1996 and the results of X-Cardia will be included from February 28, 1997, the date each acquisition closed, respectively.

     Integration of Acquisitions; Restructuring Charges. The Company has recorded significant restructuring charges and direct acquisition costs related to the acquisitions described above which have adversely impacted operating results during those periods. The restructuring charges related primarily to personnel reduction costs and facility reduction costs, as well as write-downs of acquired assets to their estimated net realizable value. The Company has included in the financial statements as of and for the period ended December 31, 1996, a charge of approximately $25.5 million to write-down purchased incomplete research and development costs associated with the acquisition of Richard-Allan. The Company also included in the financial statements as of and for the period ended December 31, 1996 approximately $4.0 million in restructuring charges relating to the closure of certain duplicative manufacturing facilities, and the elimination of certain duplicative general and administrative costs and other redundancies relating to the Richard-Allan, Intermed, O.R. Concepts and X-Med transactions.

     Change in Fiscal Year End. In 1996, the Company changed its fiscal year end from June 30 to March 31, therefore, the following discussion compares the nine month transition period ending March 31, 1996 to the corresponding period of the prior year.

     Microsurge Merger. On March 31, 1997, the Company acquired Microsurge in a transaction pursuant to which Microsurge became a wholly owned subsidiary of the Company. The Company intends to account for the Merger on a pooling of interests basis and therefore expects to restate its historical audited and interim financial results. See Unaudited Pro Forma Condensed Consolidated Financial Statements.

     Charges Expected in the Quarter Ending March 31, 1997. The Company intends to take a significant charge when it reports its financial results for the quarter ended March 31, 1997. The magnitude of the charge for restructuring has been estimated to be approximately $7.5 million, of which approximately $1.8 million has been paid in cash to date, and for merger and acquisition costs for both Microsurge and X-Cardia has been estimated to be approximately $4.0 million. A study is being conducted to determine the proper allocation of the purchase price of X-Cardia. An independent valuation of X-Cardia's assets is being performed and will be used as an aid in determining the fair market value of each identifiable tangible and intangible asset and in allocating the purchase price among the acquired assets, including the portion of development projects that should be expensed pursuant to the provisions of Interpretation 4 of SFAS No. 2. Accordingly, it has been preliminarily determined that acquired in-process research and development costs of approximately $13.0 million of the amount paid to date should be expensed.

     As a result of the foregoing, the Company's historical results are not necessarily comparable to other historical periods, due to, among other reasons, the pooling of results of operations of merged entities for periods during which such entities were operated under a different management team. In addition, historical results are not necessarily indicative of, nor will they be comparable to, the financial results the Company will realize in future periods.

NINE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1995

     Net Sales. For the nine months ended December 31, 1996, net sales of $68.0 million were $30.2 million or 80% higher than sales of $37.8 million for the same period in 1995. This increase was largely due to higher sales of the Company's impotence products which increased $13.8 million or 48% to $42.7 million. The recent purchase of Richard-Allan, on August 14, 1996 also increased revenues by approximately $11 million for the nine months ended December 31, 1996.

     Gross Profit. For the nine months ended December 31, 1996, gross profit increased $20.5 million or 84% over the same period in 1995. The gross margin percentage increased from 64% to 66% for the nine months ended December 31, 1996 largely due to the increase in sales of the Company's higher margin impotence product lines and operational efficiencies as a result of consolidation of duplicate facilities.

     Selling, General and Administrative. Selling, general and administrative expenses for the nine months ended December 31, 1996 were at comparable levels to the same period in 1995. Over the nine months ended December 31, 1996, the Company was able to reduce duplicate expenses arising from acquisitions through its implementation of the various restructuring plans. As a percentage of net sales, selling, general and administrative expenses have decreased to 48% for the nine months ended December 31, 1996 from 85% for the corresponding period of 1995.

     Research and Development. Research and development costs for the nine months ended December 31, 1996 increased $0.7 million or 48% over the same period in 1995. The increase was largely due to the Company devoting additional resources to accelerate the development of new products for its gynecological and visualization product lines.

     Write-off of Purchased Research and Development. Subsequent to the acquisition, a study was conducted to determine the proper allocation of the purchase price of Richard-Allan. An independent valuation of Richard-Allan's assets was performed and used as an aid in determining the fair market value of each identifiable tangible and intangible asset and in allocating the purchase price among the acquired assets, including the portion of the purchase price properly attributed to incomplete research and development projects that should be expensed pursuant to the provisions of Interpretation 4 of SFAS No. 2, accordingly, it was determined that acquired in-process research and development costs of approximately $25.5 million should be expensed.

     Restructuring. In September 1996, the Company established a restructuring plan to eliminate redundant manufacturing facilities resulting from the Richard-Allan, Intermed and O.R. Concepts acquisitions and their consolidation with existing manufacturing locations. This restructuring is expected to be completed within one year except for redundant facilities lease costs and payments under certain severance agreements that may continue over their terms. The Company has established a restructuring charge of $4.0 million, of which all are cash expenditures. This restructuring includes severance costs for approximately 17 employees, certain facility closures and elimination of other redundant selling and administrative costs. Although subject to future adjustment, management of the Company believes that restructuring reserves as of December 31, 1996 are adequate to complete the restructuring.

                                       BEGINNING                                               BALANCE AT
                                     RESTRUCTURING   NON-CASH    CASH                         DECEMBER 31,
                                        ACCRUAL      CHARGES    CHARGES   RECLASSIFICATIONS       1996
                                     -------------   --------   -------   -----------------   ------------
                                                                (IN THOUSANDS)
    Personnel reduction costs......     $ 2,412       $   --    $  906          $  --            $1,506
    Facility reduction costs.......       1,588           --       269             --             1,319
                                        -------         ----    ------           ----            ------
                                        $ 4,000       $   --    $1,175          $  --            $2,825
                                        =======         ====    ======           ====            ======

     Interest Expense. Interest expense for the nine months ended December 31, 1996 increased $4.4 million over the same period in 1995, primarily due to increased borrowings on term loans, lines of credit and the issuance of the convertible subordinated debentures.

NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995

     Net Sales. Net sales during the nine months ended March 31, 1996 ("fiscal 1996" or "1996") increased $6.9 million or 21% over the nine months ended March 31, 1995 ("1995") primarily due to an increase in sales of the Company's urological products. The Company's vacuum erection devices accounted for 56% and 58% of sales for 1996 and 1995, respectively. The Company continued to increase its sales force and maintained an aggressive advertising campaign, contributing to the sales growth.

     Gross Profit. Gross profit during 1996 increased $5.9 million or 28% over the same period in 1995. The gross margin was 67% in 1996 and 64% in 1995. There were no significant changes in the Company's product mix or product pricing between periods. The Company closed two facilities in 1996 and improved operating efficiencies, the effect of which was primarily realized in the last quarter of fiscal 1996.

     Selling, General and Administrative. Selling, general and administrative expenses during 1996 increased $6.7 million or 26% over the same period in 1995. This increase was primarily due to increases in sales and marketing expenses as the Company continued to build a sales organization. Also, general and administrative costs increased due to the addition of key management personnel and expenses associated with the integration of its four operating locations.

     Research and Development. Research and development expenses during 1996 decreased $6.9 million or 84% in 1996 over the same period in 1995. In connection with the acquisition of Laparomed Corporation on July 27, 1994, the Company expensed $5.3 million of purchased research and development. The Laparomed Corporation acquisition has been accounted for as purchase with a purchase price of approximately $7 million. Overall, the decline in research and development costs was a result of the Company's decision to narrow the focus of such efforts, and to adopt a program of actively acquiring or licensing developed technology.

     Restructuring Charges. In December 1995, the Company implemented a restructuring plan to consolidate redundant facilities and reduce personnel resulting from the mergers with Dacomed, Osbon and Advanced. Under the plan, the Company eliminated approximately 70 manufacturing, engineering and administrative personnel and closed all operations at two acquired facilities. The estimated cost associated with each component of this restructuring plan and the cash and non-cash charges incurred during fiscal 1996 are summarized in the table below. Non-cash charges consist of the write-down of existing assets to their estimated net realizable value. The remaining restructuring accrual at March 31, 1996 relates primarily to terminated employee severance and facility lease obligations, which are expected to be paid in cash. Although subject to future adjustment, management of the Company believes that restructuring reserves as of March 31, 1996 are adequate to complete the restructuring.

                                    BEGINNING                                                     BALANCE AT
                                  RESTRUCTURING     NON-CASH      CASH                             MARCH 31,
                                     ACCRUAL        CHARGES     CHARGES     RECLASSIFICATIONS        1996
                                  --------------    --------    --------    ------------------    -----------
                                                                (IN THOUSANDS)
    Personnel reduction costs...      $2,620         $   --      $1,171           $ (730)           $   719
    Facility reduction costs....       2,836          1,187       1,258              730              1,121
                                      ------         ------      ------           ------            -------
                                      $5,456         $1,187      $2,429           $   --            $ 1,840
                                      ======         ======      ======           ======            =======

     Direct Acquisition Costs. Merger and acquisition costs during 1996 increased $4.2 million over the same period in 1995. The results of operations in 1996 reflect additional transaction costs of $4.2 million related to the Company's mergers with Osbon, Advanced and Dacomed. These transaction costs include expenses related to broker and other professional fees.

     Interest Expense. Interest expense during 1996 increased by approximately $800,000 or 382% over the same period in 1995, primarily due to the issuance of the Debentures as well as increased borrowings under term loans and lines of credit.

YEAR ENDED JUNE 30, 1995 COMPARED TO YEAR ENDED JUNE 30, 1994

     Net Sales. Net sales during the year ended June 30, 1995 ("fiscal 1995") increased $7.6 million or 20% over the year ended June 30, 1994 ("fiscal 1994") primarily due to an increase in sales of the Company's urological products. The Company's vacuum erection devices accounted for 57% and 55% of sales in fiscal

1995 and fiscal 1994, respectively. The addition of direct sales people and an aggressive advertising campaign contributed to the sales growth.

     Gross Profit. Gross profit during fiscal 1995 increased $5.5 million or 23% over fiscal 1994. The gross margin was 64% in fiscal 1995 and 63% in fiscal 1994. There were no significant changes in the Company's product mix or product pricing between periods.

     Selling, General and Administrative. Selling, general and administrative expenses during fiscal 1995 increased $2.3 million or 7% over fiscal 1994. The increase was due to the addition of direct sales people and pursuing an aggressive advertising campaign. A decrease in bad debt expenses of approximately $294,000 during fiscal 1995 offset this increase.

     Research and Development. Research and development expenses during fiscal 1995 decreased $665,000 or 7% over fiscal 1994. The reduction was due to decreased research and development related to introduction of a new female incontinence system.

     Restructuring Charges. During fiscal 1995, the Company hired a new senior management team which adopted and implemented a restructuring plan (the "Plan") under which it refocused the Company's strategic direction. Under the Plan, the Company terminated or amended certain distribution, consulting and employment agreements. Accordingly, the consolidated statement of operations reflects a charge of $1.2 million to terminate or restructure these agreements under the Plan. The components of the restructuring charges include a provision to discontinue the distribution of the Adzorbstar(TM) product line of $360,000, termination agreements which include indemnification costs of former employees for legal fees associated with an SEC investigation of $250,000, termination of certain other consulting and distributor agreements of $50,000, and the amendment and settlement of certain claims under the employment agreement with the former Chief Executive Officer of $540,000. All significant restructuring charges were paid in cash during the 1995 calendar year.

     Direct Acquisition Costs. Direct acquisition costs during fiscal 1995 totalled approximately $851,000. These costs were directly attributable to the expenses incurred by the Company in connection with the Dacomed and Allstate mergers.

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY

     Expenses related to minority interest were $78,000 and $55,000 during fiscal 1995 and 1996, respectively. Such expenses consist of 7% dividends payable to stockholders of preferred stock of a subsidiary of the Company.

LIQUIDITY AND CAPITAL RESOURCES

     Through December 31, 1996 the Company has continued to have negative cash flow from operations, primarily due to increases in accounts receivable and inventories. The Company's accounts receivable balances increased by $17.6 million during the nine months ended December 31, 1996 due to introduction of the Company's higher-margin visualization products and sales of diagnostic equipment on extended payment terms. Management anticipates further increases in accounts receivable in 1997, possibly also on extended payment terms, as sales volume under a number of distribution agreements increases. The Company's inventory balances increased by $15.7 million during the nine months ended December 31, 1996 due to new product introductions, the acquisition of Richard-Allan and an increase in inventory levels to support increased sales volume. The Company expects further increases in inventories to support anticipated sales under group purchasing organization and distribution agreements. Cash used by operations totaled $30.3 million for the nine months ended December 31, 1996. During this period, the Company's operations have been funded primarily from the proceeds of debt and equity offerings, including the sale of $50 million of convertible subordinated debentures and the sale of 2,684,000 shares of the Company's Common Stock. As of December 31, 1996, the Company had working capital of $18.4 million.

     In November 1996, the Company completed a public offering of 2,684,000 shares of Common Stock, at a price of $8.00 per share. The net proceeds of $19.1 million were used to reduce $6,500,000 worth of bank debt, to finance the Company's operations, and for several acquisitions and new product lines.

     In July 1996, the Company completed the sale of $50.0 million of 8.75% convertible subordinated debentures resulting in net proceeds to the Company of approximately $45.2 million. The debentures are convertible into Common Stock of the Company at $10.90 per share. Through December 31, 1996, the Company has used net proceeds for the repayment of previous debt obligations, to complete two business acquisitions and to finance the Company's operations.

     To finance the cash portion of the Richard-Allan acquisition, the Company obtained a $35.0 million bank credit facility. The facility originally consisted of a $20.0 million dollar term loan and a $15.0 million revolving line of credit, which was subsequently increased to $16.5 million in November 1996. A portion of the proceeds from the public equity offering in November 1996 were used to reduce the term loan by $6.5 million. The credit facility is secured by substantially all the assets of the Company with a five-year term and bears interest at December 31, 1996 at a rate of approximately 9.5%. Additionally, the Company is required to meet certain financial covenants. As of December 31, 1996, outstanding borrowings were $13.5 million under the term loan and $16.5 million under the revolving credit facility. In March 1997, the Company's term and revolving credit facility was amended to provide for maximum borrowings of $55.0 million, consisting of $45.8 million of term loans and $9.2 million of revolving loans, and the Company drew down the additional amounts available under this facility in March.

     Approximately $1.8 million of the Company's restructuring charges are projected to be paid over the next 12 months. The long-term portion consists of redundant facility lease costs to be paid out through 2003 and severance costs to be paid out over the next two years. The Company currently expects to pay these restructuring charges from cash flow from operations or from financing activities. In addition, the Company is obligated to make a cash payment of $16.5 million to the former X-Cardia shareholders upon achievement of a patent milestone.

     The Company had capital expenditures for the nine months ended March 31, 1996 and December 31, 1996 of $2.6 million and $13.4 million, respectively, primarily due to the consolidation and expansion of manufacturing and upgrade of management information systems. The Company anticipates capital expenditures primarily for increased manufacturing capacity and information systems, for the next 12 months will exceed $10.0 million, which would be funded from available cash balances.

     In April 1997, the Company completed the sale of the Old Notes raising net proceeds of approximately $105 million, and at the same time repaid its outstanding term and revolving credit facility and entered into the $50.0 million revolving New Credit Facility.

     The Company believes that the net proceeds from the Offering, its New Credit Facility and funds generated from operations will provide adequate liquidity to finance its operations for the next 12 months. See "Description of Certain Indebtedness -- New Credit Facility." The Company's business strategy includes efforts to expand business operations through the acquisition of new products, product lines and businesses. Business acquisitions may continue to be financed through the issuance of shares of the Company's Common Stock and other financing activities. However, there can be no assurance that any such transactions will be consummated. Should the Company not be able to obtain such financing, the Company will be required to proceed with its planned expansion at a slower rate. The Company may require additional funds to support its working capital requirements or for other purposes and may seek to raise such additional funds through public or private equity and/or debt financings or from other sources. No assurance can be given that additional financing will be available or that, if available, such financing will be obtainable on terms favorable to the Company.

                                    BUSINESS

OVERVIEW

     UROHEALTH is a developer, manufacturer and distributor of products for the urology, minimally invasive and general surgery, and gynecology markets (the "Target Markets"). The Company has a broad offering of products used by health care professionals for their patients suffering from impotence, incontinence and other gynecological and urological disorders, and other conditions requiring minimally invasive and general surgery. The Company was incorporated in August 1985. In October 1994, under the leadership of new management, the Company adopted and began to implement a strategic plan which took advantage of consolidation opportunities in the highly fragmented medical products industry. Management's strategy was to position the Company to benefit from the competitive advantages and operating efficiencies inherent in an infrastructure which combines an experienced management team, sophisticated and efficient manufacturing facilities and a large sales force.

     The Company believes that it has developed well-established and integrated minimally invasive and general surgery and urology platforms and that it is well-positioned further to acquire and develop new product lines, including gynecology product lines, to enable it to become a leader in each of its Target Markets. The Company has increased sales from $4.3 million for the year ended June 30, 1994 (prior to giving effect to its acquisitions) to $68.0 million for the nine months ended December 31, 1996. EBITDA has increased from $(16.7) million for the year ended June 30, 1994 to $13.3 million for the nine months ended December 31, 1996. Sales and EBITDA for the quarter ended December 31, 1996 were $29.7 million and $6.3 million, respectively.

GROWTH STRATEGY

     The Company's strategy is to: (i) expand the range of products to its growing Target Markets; (ii) leverage its 160-person sales force to increase sales of its existing, newly acquired and recently developed products, including sales through distributors and group purchasing organizations; (iii) further capitalize on efficiencies and synergies available by continuing to consolidate manufacturing of existing and acquired products into the Company's existing manufacturing operations; (iv) continue to acquire and develop additional innovative products and product lines, including products to serve the gynecology market; and (v) develop and expand an international sales and marketing presence to capitalize on opportunities it identifies in selected developed countries.

     The Company believes that its acquisition and product development strategy has been successful in building a broad selection of medical products and combining companies and product lines that can capitalize on the manufacturing and distribution capabilities of UROHEALTH. In the urology market, the Company acquired Dacomed which offered a line of high-quality products designed to diagnose and treat male impotence, but which lacked manufacturing and marketing expertise and an effective distribution channel. The Company then acquired Osbon which was the market leader in vacuum erection devices for the treatment of male impotence primarily on the strength of Osbon's sales force. The Company relocated Dacomed manufacturing operations to its Costa Mesa, California manufacturing facility and began to market and sell the Dacomed products through the Osbon distribution channel. As a result of the combination, the Dacomed products were marketed through an established distribution channel and the Osbon sales force had a broader product line to offer their customers.

     To expand its presence in the market for minimally invasive and general surgery products, the Company acquired Advanced which had a pipeline of potential products but had limited manufacturing and distribution capabilities and was experiencing significant liquidity and capital constraints as the result of its substantial research and development program. Advanced's commercially viable products were integrated into UROHEALTH's manufacturing and distribution infrastructure. In June 1996, the Company acquired product lines of O.R. Concepts. In August 1996, UROHEALTH acquired Richard-Allan, an established company with a broad array of minimally invasive products including the recently introduced Reflex(R) AEC35(TM) articulating cutter and stapler. In August 1996, the Company also acquired a line of minimally invasive surgery products from X-Med. Management believes that operating efficiencies and synergies similar to those created by combining the acquired urology products and companies will result from the combination of Advanced, Richard-Allan and the product lines acquired from O.R. Concepts and X-Med.

     In June 1996, the Company introduced its EndoView(TM) video endoscopy system which is being well-received by physicians because of its ease-of-use and its small portable nature. The EndoView(TM) system is designed for use in the hospital and physician's office setting and is priced to make it affordable for widespread use in the offices of physician's performing endoscopic procedures. The Company recently released its new Reflex(R) AEC35(TM) articulating cutter and stapler, which greatly increases the types and number of procedures that can be performed using minimally invasive surgical techniques. The AEC35's articulating head gives the surgeon greater range and flexibility in performing minimally invasive surgical procedures. Products such as the EndoView(TM) and the Reflex(R) AEC35(TM) provide the Company's sales force with increased access to physicians and surgeons, and, therefore, increased selling opportunities as physicians and surgeons are anxious to learn about innovations which could have a material effect on their practices.

     The Company also has under development its RelaX(TM) product, which is a valved catheter system designed to treat female incontinence. The Company is currently seeking regulatory approval and began expanded clinical trials in early 1997. In addition, the Company is developing additional products, such as articulating surgical instruments, a breast biopsy system and a cardiac output monitoring device.

     The Company now has in place a sales force of approximately 160 persons. The Company plans to expand further its product offerings for its Target Markets with products currently under development and through the acquisition of complementary products and product lines. The Company targets urologists, gynecologists and general surgeons using its sales force, of which 70 sales representatives call primarily on urologists and 90 sales representatives focus their selling efforts on gynecologists and general surgeons.

     The Company believes that the medical products industry is highly fragmented and that there are a significant number of opportunities to acquire additional product lines or companies in complementary lines of business. The Company is continuously exploring these opportunities and management believes that future growth, will, in significant part, be through acquisitions.

MARKETS

     The Company develops, manufactures and markets products designed for the diagnosis and treatment of urological and gynecological disorders, including products designed to treat erectile dysfunction and incontinence. The Company also offers a comprehensive line of products designed to serve the minimally invasive and general surgery market and has recently introduced visualization products which can be used in a number of medical applications.

Erectile Dysfunction

     Erectile dysfunction is estimated to affect between 10 and 20 million men in the United States, with the vast majority of cases remaining untreated. Only recently have physicians become more knowledgeable regarding treatment alternatives and most patients suffering from erectile dysfunction fail to seek medical treatment for their problem. Erectile dysfunction can have either a psychological or physiological cause. Approximately 85% of erectile dysfunction cases are attributable to physiological causes, the most common of which are related to vascular disease.

     There are three basic treatments for physiological erectile dysfunction:
(i) drug therapy; (ii) mechanical therapy, involving the use of vacuum erection devices; and (iii) surgery, involving the implantation of a penile prothesis. While there are a number of drug and delivery systems under development, the only currently available drug therapy is an injectable prostaglandin. The introduction in November 1995 of the injectable prostaglandin has increased physician and patient interest in the types of treatments available for erectile dysfunction. Mechanical therapy involves the use of non-invasive vacuum erection devices which create a vacuum in a plastic cylinder that increases blood flow to the penis causing erection. Once an erection is achieved a tension band is placed at the base of the penis to sustain the erection during sexual activity.

Vacuum erection devices are low cost compared with other treatment options. Surgical treatment for erectile dysfunction involves the implantation of a prostheses in the corporal body of the penis which provides rigidity adequate for sexual activity. Penile protheses can be either manually or hydraulically operated to achieve an erection.

     The Company believes that the market for erectile dysfunction products could increase significantly as patients and others become more knowledgeable regarding the treatment alternatives available to deal with the problem. In addition, the market for erectile dysfunction products could grow as the average age of men in the United States continues to increase.

Incontinence

     Urinary incontinence is estimated to affect between 15 and 25 million adults in the United States of which approximately 85% are female. A recent survey revealed that one out of every six adult women in the United States suffers from some form of urinary incontinence. Women typically experience a higher incidence of incontinence than men primarily as a result of childbearing and its impact on the urinary system. There are three basic types of urinary incontinence: (i) stress incontinence, which involves leakage related to rapid movement, a sneeze or exercise; (ii) urge incontinence, which involves a sudden need to empty the bladder; and (iii) overflow incontinence, which results from an overly distended bladder, typically caused by an obstruction or a weakened bladder.

     The vast majority of patients who suffer from some form of incontinence do not seek treatment for their problem, with most of the patients utilizing some form of home treatment to deal with their medical problem. There are a number of treatments for incontinence, including adult diapers and pads, catheterization and clamping of the urethra, pelvic muscle repositioning and training, electrical stimulation therapy, surgery, collagen injections and drug therapy.

     The Company believes that the market for incontinence products could also increase as patients become more knowledgeable about treatment options. In addition, the number of patients suffering from incontinence problems could increase as the average age in the United States continues to increase. With new, less invasive technologies in development, such as urethral inserts for women, the general interest of both physicians and consumers in treatments for incontinence should increase.

Minimally Invasive and General Surgery

     Minimally invasive surgery, or endoscopy, relies on viewing tubes (endoscopes) that allow surgeons to look into the body. Such surgeries are carried out using special instruments that are inserted into one to six small "keyhole" incision sites. Laparoscopy is the term for minimally invasive surgery within the abdominal cavity. Laparoscopy was primarily developed by gynecologists who use minimally invasive surgical techniques to perform hysterectomies, tubal ligations, infertility procedures and to remove fibroid tumors and ovarian cysts, as well as for other exploratory and diagnostic procedures. General surgeons use laparoscopy for such common procedures as gall bladder removal, hernia repair and appendectomies. Gastroenterologists remove intestinal tissue laparoscopically, including operations for Crohn's disease, diverticulitis, non-cancerous polyps and colon tumors. Urologists can perform nephrectomies (removal of a kidney) and bladder neck suspensions laparoscopically, as well as remove kidney stones and treat bladder cancer.

     Because minimally invasive surgery is far less traumatic than conventional open surgery techniques, patient recovery time is much faster and the period of hospitalization is greatly reduced. Typically, patients are back to normal activity levels within one week of surgery performed using minimally invasive surgery techniques. While minimally invasive surgery requires surgeons to learn a new set of skills, it is estimated that 80% of all general surgery will be done endoscopically by the year 2000. The transition from open surgery to minimally invasive surgery has gained significant momentum in the past few years as studies have shown minimally invasive surgery to be more economical and beneficial to the patient, including shortening the hospital stay and reducing post-operative complications, resulting in faster recovery.

     The Company believes that successful companies in this marketplace will develop and market products that make these procedures more cost and time effective.

Visualization

     Endoscopy, meaning "to look within the body," is enabled through the use of telescopes, light sources, cameras and video viewing, recording and printing systems. Telescopes (referred to as "endoscopes") differ in size and functionality relative to specific anatomies, including those to look within the abdomen (laparoscopes), the uterus (hysteroscopes), the bladder (cystoscopes), the joints (arthroscopes), the colon (signoidoscopes), and other organs and physiological structures. Physicians can monocularly view the desired anatomy through an eyepiece on the end of the scope. Generally, bright light must be introduced to the organ or anatomy, through the scope, to enhance visualization. Cameras can be coupled to scopes to convert an image to a video monitor for real time viewing in the operative environment and to a recorder for procedure documentation purposes. Technological advances in endoscopy include the use of fiber optics for miniaturization and flexibility, and the development of camera chips that can be built into the proximal end of the scope. These advances, combined with product durability and affordability have spurred growth in the visualization marketplace.

     The Company believes that this market is complementary to those for the treatment of urological and gynecological disorders and to the minimally invasive surgical instrument market. New and innovative endoscopic visualization products should fuel the movement of surgical and diagnostic procedures out of the hospital and into the physician office setting.

MEDICAL PRODUCTS

     The Company offers a broad range of products to urologists, general surgeons and gynecologists. Historically, the Company has been highly dependent on the sale of vacuum erection devices for the treatment of male impotence. However, the Company believes that with the acquisition of Richard-Allan and other businesses and the introduction of its EndoView(TM) product, the Company's reliance on vacuum erection devices has and should continue to decrease.

     The Company offers a broad line of minimally invasive and general surgery instruments, which are sold primarily to general surgeons, gynecologists and urologists. The Company's comprehensive product line includes an antifogger, pneumo needles, trocars, graspers, scissors, retractors, a kittner, specimen retrieval bags, wound access and closure devices and electrosurgical and suction and irrigation probes. The recent acquisition of Richard-Allan expanded the Company's product offerings of access products, wound closure products and hand held instruments for both open and minimally invasive surgeries. The Company recently introduced its Reflex(R) AEC35(TM) articulating cutter and stapler, which is the only endoscopic surgical product on the market to have articulation capabilities. The Company also recently introduced its EndoView(TM) product, which is an inexpensive, portable video viewing system that urologists, general surgeons, and gynecologists can attach to an endoscope. The Company believes that there are additional product opportunities in the "visualization" area and is exploring those opportunities.

     The Company offers a number of products designed for the treatment of urological disorders, including the leading vacuum erection system, a penile prosthesis and diagnostic equipment. The Company's vacuum erection systems include Esteem(TM), ErecAid(R), Catalyst(TM) and Impower(TM). The Company's vacuum erection devices are not subject to patent protection that would prohibit others from offering competing products. The Company is a leader in the vacuum erection system market primarily as a result of its high level of customer service and physician assistance in training patients on the use of the products. The Company also offers the RigiScan(R) System, a microprocessor-controlled impotence diagnostic monitor, and its Inform(TM), a disposable impotence screening device. Many of the minimally invasive surgery products and medical/surgical products offered by the Company are used in the treatment of urological disorders.

     The Company offers a number of products designed for the treatment of incontinence, including Femina(TM) cones, a line of catheters and urinary drainage systems, and other products such as washable pads, briefs and diapers. The Company is actively seeking additional products to serve this market. The Company also has under development its RelaX(TM) product, which is a valved catheter system for the management of female stress incontinence. These products are marketed to both gynecologists and urologists, as are the Company's AccuBar(TM) and AccuLoop(TM) vaporizing electrodes. Urologists use vaporizing electrodes to ablate prostate tissue, and gynecologists use them to ablate endometrial tissue.

     The Company is developing a number of additional products for its Target Markets including additional articulating minimally invasive surgical instruments and a breast biopsy system. UROHEALTH's future success will depend in part on its ability to commercialize products under development and to develop new medical products both for its existing markets and for new markets. The extent and pace at which market acceptance of such products is achieved is a function of many variables, including price, product performance and attributes, product reliability, the effectiveness of marketing and sales efforts, the ability to meet delivery schedules, as well as general economic conditions affecting customers' purchasing patterns. New product development and introduction in the medical product market requires considerable time and capital and is subject to the risks of market acceptance. There can be no assurance as to the continued market acceptance of the Company's existing products or the Company's ability to develop or acquire additional products in the future.

     On February 28, 1997, the Company acquired X-Cardia and its cardiac output monitoring technology. The Company has patent applications pending with respect to the acquired technology, although approval cannot be assured, and has prototype products developed. The Company anticipates beginning clinical trials on a product using the technology during the second calendar quarter of 1997.

Microsurge

     On March 31, 1997, the Company acquired Microsurge. Microsurge designs, develops, manufactures and markets surgical instrumentation for use in minimally invasive surgery. Microsurge is currently developing families of surgical instrumentation for use in minimally invasive abdominal procedures, referred to as laparoscopy, and minimally invasive thoracic procedures, referred to as thoracoscopy. Microsurge's laparoscopic instrumentation is based on a "multi-use" design concept which seeks to address the shortcomings of, and provide an alternative to, currently available single-use disposable and traditional reusable laparoscopic instrumentation. Microsurge is also exploring the applicability of its product designs and technologies to other areas of minimally invasive surgery, such as cardiac and colorectal surgery.

     Laparoscopy was initially performed using traditional stainless steel instrumentation designed to be sterilized and reused many times. The principal benefit of traditional reusable instrumentation is that its reusable nature reduces the instrumentation cost per procedure. However, this instrumentation is often difficult to clean and needs to be repaired periodically in order to continue to be used effectively. In addition, after a number of repairs, the precision of traditional reusable instrumentation permanently degrades. In response to these shortcomings, surgical instrumentation manufacturers introduced single-use disposable laparoscopic instrumentation in 1989. These manufacturers facilitated the market acceptance of single-use disposable products by offering surgeons training programs focusing on the use of this new instrumentation. Although disposable laparoscopic instrumentation has less precision than traditional reusable instrumentation it was widely accepted because it did not need to be cleaned or repaired. However the managed care cost containment pressures of the 1990s have caused healthcare providers to reevaluate the use of single-use disposable laparoscopic instrumentation because of its high cost per surgical procedure.

     To address the shortcomings of single-use disposable and traditional reusable laparoscopic instrumentation, Microsurge is developing a family of "multi-use" laparoscopic surgical instrumentation. Multi-use laparoscopic instrumentation is designed to provide a lower instrumentation cost per procedure than single-use disposable instrumentation and greater convenience and more consistent performance than traditional reusable instrumentation. Microsurge's multi-use laparoscopic instrumentation is designed to be easily cleaned and used multiple times. Most of this instrumentation is comprised of two components. One component, generally a handle, is designed to be used many, often hundreds of, times. The other component, generally a tip configuration, is designed to be used one or more times. When the performance of any component deteriorates, it is discarded and replaced by a new component, eliminating the need for repairs.

     Microsurge's principal laparoscopic products include its line of DetachaTip multi-use hand-held scissors, graspers and dissectors and DetachaPort multi-use trocars. Microsurge is also developing a DetachaClip multi-use laparoscopic clip applier for use in ligating vessels and ducts. Microsurge began marketing its laparoscopic products in July 1993 and has since introduced over 52 products to the laparoscopic instrumentation market.

     In contrast with laparoscopy, thoracoscopy is a relatively new surgical approach. Surgical instrumentation manufacturers are not yet offering broad lines of instrumentation specifically designed for use in thoracoscopy. To address this need, Microsurge is developing a family of surgical instrumentation for use in thoracoscopic surgery, including DetachaTip multi-use scissors, a line of dilators and trocars to gain access to the chest cavity, a novel plication device and an array of accessories.

PENDING ACQUISITION OF IMAGYN

     On April 19, 1997, the Company entered into an agreement to acquire Imagyn in a stock-for-stock merger. Imagyn is a developer of micro-invasive systems to diagnose and treat gynecological and reproductive disorders. Imagyn's products enable physicians to atraumatically access and visualize all the organs of the female reproductive system. Imagyn's primary platform, the MicroLap System, is a microendoscopy system. MicroLap is a 2 mm microlaparoscope with resolution and light efficiency characteristics which rival the conventional laparoscopes used in hospitals, thereby allowing physicians to perform a wide range of gynecological procedures in all clinical settings, thus reducing time and cost. Imagyn's MicroSpan microhysteroscopy system, which incorporates the same high resolution optics found in Imagyn's MicroLap microlaparoscopy system, includes a
1.6 mm hysteroscope and a proprietary MicroSpan Sheath designed to allow atraumatic access to the uterus without cervical dilation. By eliminating the requirements for painful dilation, patients can be treated under local, not general, anesthesia in a physician office setting. Imagyn's third platform is the Ovation System, which is a system for visual evaluation of the fallopian tubes. This system was just approved for distribution in the United States. The Ovation System was recently introduced in Japan and has been marketed in Europe and Australia since 1992. Clinical data generated by physicians has qualified the Ovation System for reimbursement in both Australia and Japan.

PREMIER AGREEMENT

     The Company recently announced that it has entered into a five-year agreement (the "Premier Agreement") with Premier, Inc. ("Premier") to supply participating Premier members with certain products of the Company. Premier is the nation's largest purchasing alliance of hospitals and health systems with over 1,800 participating acute care hospitals and alternate site members in the United States. The Company's initial focus will be on offering a number of its products to Premier's outpatient, physician group and other alternate site members. Under the Premier Agreement, the Company will issue to Premier a warrant to purchase shares of Common Stock of the Company at a purchase price equal to the closing price on the date the parties reached an agreement in principle. The number of shares is subject to increase or decrease depending on purchasing levels over the five-year term. While there are no minimum purchase requirements under the agreement, the five-year agreement has purchasing targets of more than $1.0 billion over its term. This alliance with Premier is an important step in the Company's strategy of expanding relationships with group purchasing organizations. No assurances can be made that currently anticipated purchasing targets under the Premier Agreement, or any other agreement, will be met.

SALES AND MARKETING

     The Company believes that its strategy of focusing on products for the minimally invasive and general surgery, urology and gynecology markets by utilizing a large sales force has and will continue to afford it competitive advantages. This distribution channel, in combination with a telemarketing staff, a national accounts department and a network of international distributors gives the Company widespread access to the markets it serves.

     Approximately 90 domestic sales representatives call on general surgeons and gynecologists, primarily in the operating room setting in hospitals and surgery centers. This sales force offers a full line of minimally invasive and general surgical instruments, including pneumo needles, trocars, retractors, scissors, staplers and access and wound closure devices for a wide range of diagnostic and operative procedures. With proprietary technology, such as that demonstrated by the new Reflex(R) AEC35(TM) articulating cutter and stapler, an endoscopic surgical device that simultaneously cuts and staples tissues in difficult to reach anatomy, this sales force has been welcome in the operating room. In addition, these sales representatives work with distributor sales representatives providing training and technical support for the sales efforts of the Company's distributors for these products.

     Another 70 domestic sales representatives call on urologists with the Company's urological products, including the ErecAid(R) and Esteem(TM) vacuum erection systems, the RigiScan(R), a microprocessor-controlled impotence diagnostic monitor, the Dura-II(TM) penile prosthesis and the AccuBar(TM) and AccuLoop(TM) vaporizing electrodes. The urology sales representative becomes an extension of the urologist's practice through patient education and in service training relating to the Company's products. As a value added service to patients and physicians, the Company staffs a 24 hour, 365 days per year urology "hot line" to answer questions about erectile dysfunction and product use. The Company believes that its high level of customer and physician service is important to its market leadership in vacuum erection systems.

     Both the urology and general surgery/gynecology sales forces sell EndoView(TM), the first self-contained video endoscopy system that can be used by all medical specialties practicing visualization. This product, which creates a new segment in the visualization market, was successfully launched in June, 1996. The Company expects to protect its market position with this new product and to develop follow-on products for distribution through its 160 sales representatives. The Company believes that the availability of innovative products, such as EndoView(TM) and the Reflex(R) AEC35(TM) articulating cutter and stapler, provides the Company's sales force with additional access to physicians and surgeons, and therefore, increases selling opportunities as physicians are anxious to learn about innovations which could have a material effect on their practices.

     Telemarketers solicit leads and reorders in support of both the urology and general surgery/gynecology sales forces. Telemarketing is an important source of sales for the Company's medical/surgical products as well, including reusable underpads, briefs and diapers, catheters and urinary drainage systems. These products are typically sold to stocking distributors, hospitals and nursing home chains and commercial laundries.

     A national accounts staff seeks national and regional contracting opportunities for the Company's products, prepares competitive proposals, makes presentations and enters into long term sales relationships with hospital chains, managed care organizations and medical/surgical distributors. The Company has recently focused its sales and marketing efforts on establishing relationships with large healthcare group purchasing organizations, and recently entered into an agreement with one of the largest group purchasing organizations in the United States to supply designated products to the organization's outpatient, physician group and other alternate site members. See "Recent Developments."

INTERNATIONAL SALES

     International sales (sales outside of North America, excluding Richard-Allan) were $1.8 million, $3.3 million and $1.7 million for the years ended June 30, 1994 and 1995 and for the nine months ended March 31, 1996, respectively. International sales (sales outside of North America) of Richard-Allan were $4.8 million, $5.6 million and $4.2 million for the years ended June 30, 1994 and 1995 and for the nine months ended March 31, 1996. Currently, the Company distributes its products through a network of distributors covering a number of countries outside of North America. With the number of acquisitions completed by the Company during the last 12 months, the Company is currently implementing a strategy for combining, coordinating and further developing the international sales efforts of the entities acquired and has recently retained an executive to coordinate those efforts.

MANUFACTURING

     The Company's manufacturing operations are conducted primarily at its facilities in Costa Mesa, California and Richland, Michigan. At its Costa Mesa facility, the Company conducts injection molding operations, assembles products and conducts quality assurance procedures. The Company has a Class 100 clean room at its Costa Mesa facility. Because of the Company's injection molding capabilities, the Company has been able to manufacture a number of its acquired products in-house, thereby realizing significant cost savings. The Company has significant capacity to take on additional medical products molding work related to its own existing and new products, as well as medical products of third parties, without additional capital expenditures. The Company's manufacturing facility in Richland, Michigan is a sophisticated manufacturing facility that employs many manufacturing techniques designed to lower costs and insure quality.

     The Company manufactures and distributes Class I, II and III medical devices following "good manufacturing practice" ("GMP") guidelines at its manufacturing facilities in Costa Mesa, California and Richland, Michigan. The Company's manufacturing operations consist of the fabrication of certain specialized components and assembly, inspection, testing and packaging of these components into a final product. Final assembly and packaging operations for some of the products are conducted in environmentally controlled rooms. Various components, subassemblies and certain finished products are manufactured by suppliers to the Company's specifications. In addition, the Company manufactures its line of reusable underpads and briefs at its manufacturing facility in Watertown, South Dakota, and conducts certain assembly operations at its facilities in Augusta, Georgia.

     The Company has not experienced in the past material difficulty in obtaining equipment, supplies and materials which it may require in connection with manufacturing its products. Although the Company presently believes that there are a number of possible vendors for most of the raw materials, components and subassemblies required for the Company's products, certain components currently are obtained from a single source. Moreover, substitute raw materials and components may not be immediately available in quantities needed by the Company. The disruption or termination of any single source vendor could have a material adverse effect on the Company's operations. The Company's manufacturing facilities are subject to periodic inspection by regulatory authorities, including GMP compliance inspections conducted by the FDA and by state regulatory authorities.

COMPETITION

     While the Company competes with a number of multi-product companies, there are a number of "single product" companies serving, or developing products for, some of the Company's Target Markets. The Company believes that it has a competitive advantage over many "single product" companies. Competition in the field of medical products is intense and rapidly changing, and the Company expects that competitive pressures will intensify. The Company competes on the basis of a number of factors, including product features and price. Some of the companies producing competing products have greater marketing and distribution capabilities than the Company, and many of them have substantially greater financial and other resources with which to pursue development, manufacturing, marketing and distribution of their products. The Company expects its competitors to continue to improve the performance of their current products and to introduce new products with improved features and lower prices. New product introductions by the Company's competitors could cause a decline in sales or loss of market acceptance of the Company's existing or future products. Increased competitive pressure also could lead to intensified price-based competition that could materially adversely affect the Company's business, results of operations and financial condition. There can be no assurance that the Company will be able to compete successfully in the future.

     The Company believes that the primary competitive factors affecting its business are the safety and effectiveness of the products offered, ease of product use, product reliability, price, physician familiarity with the manufacturer and its products, distribution channels and third party reimbursement policies. For certain of the Company's potential products, an important factor in competition may be the timing of market introduction of its or its competitors' products. Accordingly, the Company believes that its ability to compete successfully will depend on its capability to create and maintain technology, develop proprietary products, attract and retain scientific personnel, obtain patent or other proprietary protection for its products and technologies, obtain required regulatory approvals and manufacture, assemble and successfully market products either alone or through other parties. Rapid technological development by others may result in the Company's products becoming obsolete before the Company recovers a significant portion of the research, development and commercialization expenses incurred with respect to those products. Some of the Company's competitors have long-term or preferential supply arrangements with hospitals. Such arrangements may act as a barrier to market entry by the Company. There can be no assurance that the Company will be able to compete successfully with existing or future competitors.

     In the minimally invasive surgery market, the Company competes with medical products companies, including United States Surgical Corporation and Ethicon, Inc., a division of Johnson & Johnson. In the erectile dysfunction market, UROHEALTH competes with companies such as Mission Pharmacal and Mentor. The Company's products also compete with those of others designed for alternative methods of treatment, such as drugs sold by pharmaceutical companies as a treatment for erectile dysfunction. In the incontinence market, the Company competes with disposable paper adult diapers and briefs manufactured by large paper companies, such as Kimberly Clark, and with competing products similar to those offered by the Company.

RESEARCH AND DEVELOPMENT; PRODUCT DEVELOPMENT

     The Company recognizes that the sale of medical products requires continuous development of new products and refinements of established products. A major component of the Company's research and development strategy, involves identifying products and companies that have developed products that may be potential acquisition candidates. The Company believes that there are a number of opportunities to acquire products and technologies that have already been developed or partially developed.

     The Company had $9.5 million, $8.8 million and $1.3 million in research and development expenditures (excluding Richard-Allan) in the years ended June 30, 1994 and 1995 and the nine months ended March 31, 1996, respectively. The research and development expenditures of the Company have decreased significantly as the Company has decided to narrow the focus of its research and development efforts, and to adopt a program of actively acquiring or licensing developed technology. As a result the Company's research and development expenditures have decreased as the Company has consolidated the research and development groups of certain acquired companies into a single group and as a result of the write-down of significant research and development of acquired entities in 1994 and 1995. In addition, the Company has recorded significant charges relating to the write-down of incomplete research and development relating to the Richard-Allan acquisition and anticipates recording an additional significant charge relating to the write-down of incomplete research and development and other related acquisition costs in connection with the acquisitions of X-Cardia and Microsurge. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company's current research and development efforts include the regulatory approval and commercialization of the Company's RelaX(TM) product which is a valved catheter system for the treatment of stress incontinence in females, and completion of clinical trials and regulatory approval of the cardiac output monitoring device acquired from X-Cardia. In addition, the Company has several product development projects underway which involve enhancements of, or improvements to, existing products. As the Company has acquired businesses and technologies, it has acquired a number of products under development which will require additional research and development efforts by the Company in an attempt to bring products to market. As a result, the Company anticipates that research and development expenditures will increase in the future over historical levels.

     The Company employs a product development staff with product design capabilities and also employs a product quality department to ensure that its products are acceptable for patient use. The Company has recently received ISO9001 certification.

PATENTS, LICENSES AND TRADEMARKS

     The Company believes that patents and other proprietary rights are important to its business. The Company's commercial success and future revenue growth will depend, in part, on its ability to operate without infringing on the rights of others both in the United States and abroad and not breaching technology licenses that cover technology used in the Company's products. The Company owns or has authority to use United States and foreign patent rights with respect to some of its medical products and has filed, and expects in the future to file, additional patent applications. It is uncertain whether any third party patents will require the Company to develop alternative technology or to alter its products and processes, obtain licenses or cease certain activities. If such licenses are required, there can be no assurance that the Company will be able to obtain such licenses on commercially favorable terms, if at all. Failure by the Company to obtain a license to any technology that it may require to commercialize its products could have a material adverse effect on the Company. The Company recently acquired X-Cardia which has filed patent applications with respect to its cardiac output monitoring technology, although no assurance can be given that patent approval will be received. There can be no assurance as to the breadth or degree of the protection that may be afforded by such patent, or whether such applications ultimately may be approved. See "Recent Developments." The Company believes that some measure of patent protection with respect to its products will be required to allow it to compete with large medical products companies. There can be no assurance that the Company will continue to develop or acquire products or processes that are patentable or that the patents applied for will be issued or that any patents issued to or licensed by the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide the Company with competitive advantages. In addition, the Company could incur substantial costs in defending its proprietary rights and there can be no assurance that a competitor's technology or product would be found to infringe such rights. Although the Company believes that its patents are valid, there can be no assurance that the validity of any patent will be upheld if asserted by the Company against any party. Further, there can be no assurance as to the breadth and degree of protection of these rights or that other companies will not independently develop products similar to the Company's products that will not infringe on the Company's rights but will compete directly with the Company's products. In addition, the laws of some foreign countries may not protect the Company's proprietary rights to the same extent as the laws of the United States.

     The patents or proprietary rights of others may have an adverse effect on the ability of the Company to do business in the future. The Company may be required to obtain licenses to patents or proprietary rights of other parties in order to produce and sell certain of its products. No assurance can be given that the Company's technology can be developed and commercialized without a license to such patents or proprietary rights or that any licenses required under any such patent or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company does not obtain or maintain such licenses, it could encounter delays in product introductions while it attempts to design around or contest the validity of such patents, or it could find that the development, manufacture or sale of products requiring such licenses could be foreclosed, any one of which could have a material adverse effect on the Company. Furthermore there can be no assurance that competitors or potential competitors will not independently develop similar or alternative technologies to those of the Company, duplicate any of the Company's products or technologies, or design around the patented technologies developed by the Company or its licensors, any of which could have a material adverse effect on the Company's business, results of operations or financial condition.

     The Company also relies on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain its competitive position. There can be no assurance that others will not independently create substantially equivalent proprietary information or otherwise gain access to or disclose such information of the Company. It is the Company's policy to require certain of its employees, contractors and consultants to execute confidentiality agreements to protect its unpatented proprietary technology and know-how. There can be no assurance that such confidentiality agreements will not be breached, that the Company would have adequate remedy for such breach, or that the Company's trade secrets will not otherwise become known through independent discovery by competitors. Moreover, in the absence of patent protection, the Company's business may be adversely affected by competitors who independently develop substantially equivalent technology.

GOVERNMENT REGULATION

     Most of the Company's laboratory and medical products and its ongoing research and development activities are subject to regulation for safety and efficacy by, among other governmental entities, the FDA and corresponding agencies of states and foreign countries in which the Company sells its products. The process of receiving governmental approval may take a number of years and the expenditure of substantial resources. There can be no assurance that even after such time and expenditures, regulatory approval will be obtained for any of the products developed by the Company. If regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which the product may be marketed. Further, discovery of previously unknown problems with a product, manufacturer or its manufacturing facilities may result in restrictions on such product or manufacturer, including withdrawal from the market. The Federal Food, Drug and Cosmetic Act (the "FDC Act"), the Public Health Services Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, recordkeeping, approval, advertising and promotion of such products. Product development and approval within this regulatory framework takes a number of years and involves the expenditure of substantial resources. Noncompliance with applicable requirements may have a material adverse effect on the Company and can result in fines, warning letters, recall or seizure of products, total or partial suspension of production, refusal by the government to approve product license applications or allow the Company to enter into supply contracts, and criminal prosecution. The FDA also has the authority to revoke product licenses and establishment licenses previously granted. Failure to comply with present or future regulatory requirements, or respond to new information reflecting on the safety or effectiveness of an approved product, can lead the FDA to withdraw its approval to market the product. The Company incurs substantial costs in complying with regulatory requirements.

     With the enactment of the Medical Device Amendments in May 1976 to the FDC Act, the FDA classified medical devices in commercial distribution into three classes, Class I, II or III. This classification is based on the controls necessary to reasonably ensure the safety and effectiveness of the medical device. Class I devices are those devices whose safety and effectiveness can reasonably be ensured through general controls, such as adequate labeling, premarket notification, and adherence to GMP regulations. Some Class I devices are further exempted from some of the general controls. Class II devices are those devices whose safety and effectiveness can reasonably be ensured through the use of special controls, such as performance standards, post-market surveillance, patient registries, and FDA guidelines. Class III devices are devices which must receive premarket approval by the FDA pursuant to a premarket approval ("PMA") application to ensure their safety and effectiveness. Generally, Class III devices are limited to life sustaining, life-supporting or implantable devices.

     The FDA requires that a manufacturer introducing a new medical device or a new indication for use of an existing medical device obtain either a premarket notification clearance pursuant to Section 510(k) of the FDC Act ("510(k) Notification") or a PMA prior to being introduced into the market. In general, clearance of a 510(k) Notification may be obtained if a manufacturer or distributor of a medical product can establish that a new device is "substantially equivalent" in terms of safety, effectiveness and intended use to another legally marketed and approved medical device. The FDA may also require review by an advisory panel as a condition for 510(k) Notification, which can further lengthen the process. In addition to requiring clearance for new products, FDA rules typically require a filing and a waiting period prior to marketing modified versions of existing products. The Company anticipates that most of its products will be eligible for the 510(k) Notification procedure. The process of obtaining a 510(k) Notification typically takes at least three months from the date of filing of the application and generally requires the submission of supporting data, which in some cases can be extensive and, as a result, may extend the process for a considerable length of time. At this time, the FDA typically responds to a submission of a 510(k) Notification within 180 to 360 days. Market clearance may take three to twelve months or longer. If the FDA were to require suspension of the sale of one or more of the Company's products pending receipt of a newly required 510(k) Notification or if the FDA were to refuse to grant 510(k) Notification, the Company's revenues and operating income could be materially and adversely affected. Under the Safe Medical Devices Act of 1990 ("SMDA"), the FDA is directed to adopt new 510(k) notice regulations which could potentially make the approval process for the Company's products more time-consuming, difficult and expensive. The SMDA includes new provisions relating to post-market surveillance requirements for certain types of devices and authorizes the FDA to adopt new controls to be applied to certain devices such as some being developed by the Company, including the promulgation of a performance standard, requirements for patient registries and imposition of guidelines.

     In the event that the shorter 510(k) Notification procedure is not available, or if the Company cannot obtain 510(k) Notification for a product subject to FDA marketing approval, the Company will be required to seek approval to market the device through the PMA process. The preparation and processing of a PMA is significantly more complex and time consuming than the 510(k) Notification process. The PMA process may take several years or longer and requires the submission of extensive supporting data and clinical information. An approved PMA application for a new instrument indicates that the FDA has determined that a device has been proven, through the submission of preclinical and clinical data and manufacturing information, to be safe and effective for its intended uses. Upon receipt, the FDA will conduct a preliminary review of the PMA to determine whether the submission is sufficiently complete to permit a substantive review. If sufficiently complete, the submission is declared fileable by the FDA. By regulation, the FDA has 180 days to review a PMA once it is determined to be fileable. While the FDA generally has responded to PMAs within the allotted time period, complete PMA reviews more often occur over a significantly protracted time period, and generally take approximately two years or more from the date of filing to approval.

     Substantially all of the Company's FDA marketing clearances have been obtained through the 510(k) process. Certain future applications, however, may require PMA clearance. The Company believes that it is in material compliance with the FDA's 510(k) requirements for new and modified devices. The FDA has announced a program to review approvals (510(k)s and PMAs) for certain devices. There can be no assurance that upon any such review the FDA will agree with the Company's determination regarding its 510(k)s. If the FDA were to disallow a 510(k) marketing clearance for any device, the Company could be required to file appropriate applications, either 510(k) or PMA, with the FDA or be required to take the products in question off the market. Also, the FDA could bring regulatory or enforcement actions against the Company. The Company has met and continues to meet the requirements for FDA compliance through their good manufacturing practice guidelines and semi-annual FDA inspections. In addition, changes in regulations could have a material adverse effect on the Company.

     International sales of medical devices are subject to regulatory requirements that vary widely from country to country. For marketing outside the United States before FDA approval, the Company must submit an export permit application to the FDA. The time required to obtain approvals by foreign countries may be longer or shorter than that required for FDA approval, and regulatory requirements in foreign countries may differ significantly from those of the FDA. The receipt or denial of FDA approval for a particular product may result in the receipt or denial of regulatory approval for that product in certain other countries. In addition, international sales of medical devices not cleared by the FDA for distribution in the United States may be subject to FDA export requirements, which require the Company to document that the sale of the device is not in violation of that country's medical device laws. This documentation is then submitted to the FDA with a request for a permit for export to that country.

     There can be no assurance that the Company will obtain timely regulatory approval for their future products, or that existing approvals will not be withdrawn. Moreover, regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed. Failure to comply with applicable regulatory requirements can, among other consequences, result in fines, civil penalties, injunctions, suspensions or losses of regulatory approvals, product recalls, seizure of products, operating restrictions, refusal of the government to allow each company to enter into supply contracts, and criminal prosecution. In addition, governmental regulations may be established that could prevent or delay regulatory approval of any of the Company's products. Delays in receipt of, or failure to receive, approvals, or the loss of previously received approvals, could have a material adverse affect on the Company's business, financial condition and results of operations.

     FDA and state regulations also govern the manufacturing of the Company's medical products. The Company is registered as a medical device manufacturer with the FDA and state health service agencies. The FDA and state health service agencies inspect the Company from time to time to determine whether it is in compliance with various regulations relating to medical device manufacturing, including the Good Manufacturing Practice ("GMP") regulations governing manufacturing, testing and quality control, and product liability of medical devices. Although the Company believes that it currently is in material compliance with these regulations, a determination that the Company is in material violation of such regulations could lead to the imposition of injunctions, suspension or loss of regulatory approvals, refusal to approve future marketing clearances, recalls, cessation of distribution, or product seizures, and, in the most egregious cases, criminal sanctions or closure of the Company's manufacturing facilities.

     Healthcare is an area of extensive and dynamic regulatory change. In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. Among the proposals under consideration are cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single government health insurance plan that would cover all citizens. Key elements in many of the healthcare reform proposals were various insurance market reforms, the requirement that businesses provide health insurance coverage for their employees, reductions or smaller increases in future Medicare and Medicaid reimbursement to providers and more stringent governmental cost controls. None of these proposals have been adopted. There continue to be efforts at the federal level to introduce various insurance market reforms, expanded fraud and abuse and anti-referral legislation and further reduction in Medicare and Medicaid reimbursement. A broad range of both similar and more comprehensive healthcare reform initiatives is likely to be considered at the state level. The costs of certain proposals would be funded in part by reductions in payments by governmental programs, including Medicare and Medicaid to healthcare providers. In addition, both public and private payors are increasing pressures to limit increases in healthcare costs. These changes could have a material adverse effect on the Company's business, results of operations and financial condition.

     There have been a number of proposals over the last several years that, if implemented, could have the effect of eliminating or reducing, or curtailing increases in, Medicare and Medicaid reimbursement for certain medical products, and there has been increasing pressure from private payors to limit increases in healthcare costs. Any of these proposals (including without limitation any such proposal relating to the Company's Rigiscan product), if adopted could have a material adverse effect on the Company's business, results of operations, future sales or its ability to collect accounts receivable related to such sales and historical sales. In addition, increased pricing pressure from private payors could have a material adverse effect on the Company's business, results of operations or financial condition.

     Healthcare is subject to laws and regulations of federal, state and local governments and is an area of extensive and dynamic regulatory change. The process of obtaining required regulatory clearances can be lengthy and expensive, and compliance with the FDA's GMP regulations and regulatory requirements can be burdensome. Laws and regulations often are adopted to regulate new and existing products, services and industries. Changes in the law or regulations or in the interpretation of existing laws can have a dramatic effect on permissible activities and the relative costs of doing business. There can be no assurance that federal, state or local governments will not impose additional restrictions upon all or a portion of the Company's activities which could have a material adverse effect on the Company's business, results of operations and financial condition. Moreover, there can be no assurance that the required regulatory clearances will be obtained, or that those obtained may not include significant limitations on the uses of the product in question. In addition, changes in existing regulations or the adoption of new regulations could make regulatory compliance by the Company more difficult in the future. The Company believes that the FDA has increased its scrutiny of the medical device market, thus slowing the regulatory review process for medical devices. This may affect the Company's proposed sale of certain products. The failure to obtain the required regulatory clearances or to comply with applicable regulations would result in fines, delays or suspensions of clearances, seizures or recalls of products, operating restrictions and criminal prosecutions and could have a material adverse effect on the Company.

ENVIRONMENTAL MATTERS

     The Company also is subject to federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects (such as emissions to air, discharges to water, and the generation, handling, storage and disposal of solid and hazardous wastes) or
(ii) impose liability for the costs of clean up or other remediation of contaminated property, including damages from spills, disposals or other releases of hazardous substances or wastes, in certain circumstances without regard to fault. Certain of the Company's operations routinely involve the handling of chemicals and wastes, some of which are or may become regulated as hazardous substances. The Company has not incurred any significant expenditures or liabilities for environmental matters to date. However, no assurance can be given that the Company will not incur significant expenditures in future periods with respect to complying with environmental laws.

LITIGATION

     The Company is involved in litigation in the normal course of business. The Company does not anticipate that the outcome of such proceedings would likely have a material adverse effect on its business, results of operations or financial condition.

PRODUCT LIABILITY AND INSURANCE

     The nature of the Company's present and planned medical products, particularly surgically implanted products, exposes the Company to product liability risks. The Company maintains product liability insurance, which it believes is adequate. There can be no assurance, however, that the amount of such insurance will be adequate to satisfy claims made against the Company in the future or that the Company will be able to obtain insurance in the future at satisfactory rates or in adequate amounts. Product liability claims or product recalls could have a material adverse effect on the business, results of operations and financial condition of the Company. In addition, the Company is required under certain of its licensing agreements to indemnify its licensors against certain product liability claims by third parties.

EMPLOYEES

     As of February 28, 1997, the Company employed approximately 830 persons. The Company has experienced no work stoppages and is not a party to any collective bargaining agreement. The Company believes that its relations with employees are good.

FACILITIES

     The following table summarizes the leased and owned facilities of the
Company:

     FACILITY LOCATION                 PRIMARY USES              SQUARE FEET        LEASED/OWNED
---------------------------   ------------------------------   ----------------   ----------------
Newport Beach, CA                   Corporate Offices               13,000             leased
Costa Mesa, CA                      Manufacturing; R&D              52,600             leased
Richland, MI                      Manufacturing; Sales;             43,500             owned
                                      Administration
Augusta, GA                    Sale Offices; Administration         31,656             leased
Augusta, GA                       Warehouse and assembly            57,500             owned
Watertown, SD                         Manufacturing                 15,700             leased
Sparta, NJ                         Office and warehouse             7,000              leased

     During 1996, the Company entered into a five-year lease expiring in April 2001 with respect to approximately 13,000 square feet of office space which is used for the Company's corporate executive offices. The lease provides for monthly rental payments of approximately $18,000 per month.

     The Company leases approximately 42,400 square feet of space in Costa Mesa, California for its research and development personnel and manufacturing and assembly of its medical products. The lease expires on March 31, 1999 and provides for monthly rental of $19,080 during 1996, $20,352 during 1997 and $22,048 during 1998. The Company leased an additional 10,200 square feet at the same location on August 1, 1996. The lease expires on July 31, 1997 and provides for monthly payments of $4,080.

     The Company owns approximately 30 acres in Richland, Michigan and approximately 43,500 square feet of office and manufacturing facilities located on that property related to Richard-Allan operations.

     The Company leases approximately 31,656 square feet of office and warehouse space in Augusta, Georgia, from a partnership controlled by former Osbon stockholders. The lease runs from February 1, 1995 through December 31, 2003, and provides for rental payments of $17,500 per month. The lease also requires the Company to pay insurance, utility, maintenance and other costs. The Company owns 57,500 square feet of office, warehouse and assembly space in three other buildings in Augusta, Georgia. These facilities relate to Osbon operations.

     The Company leases 15,700 square feet of space at a plant location in Watertown, South Dakota. The lease runs from August 1, 1995 through July 31, 2000 and provides for rental payments of $2,171 per month. The lease requires the Company to pay for utilities and other costs not specifically borne by the landlord. The Company also leases 1,115 square feet of office space in Minnetonka, Minnesota. The lease runs from April 1, 1993 through March 31, 1998 and provides for rental payments of $1,218 per month. These leases relate to Allstate operations.

     The Company leases approximately 7,000 square feet of office and warehouse space in Sparta, New Jersey. The lease runs from August 1996 through March 2000, and provides for rental payments of $8,500 per month.

     In connection with the recent acquisition of Microsurge, the Company acquired a 37,700 square foot office and manufacturing facility in Needham, Massachusetts. The rent on the facility is $23,000 per month and the Company is in the process of closing this facility and terminating the lease.

                                   MANAGEMENT

     The following table sets forth the names and ages of all executive officers, certain key employees and directors of the Company as of April 15, 1997. A summary of the background and experience of each of these individuals is set forth below.

                NAME                    AGE                         POSITION HELD
------------------------------------    ---     -----------------------------------------------------
Charles A. Laverty(1)...............    51      Chairman of the Board and Chief Executive Officer
James L. Johnson....................    48      Executive Vice President and Chief Financial Officer
Bruce A. Hazuka.....................    50      Executive Vice President -- Operations
Kevin M. Higgins....................    55      Senior Vice President and General Counsel

Paul Petersen.......................    38      President -- Urology Products
Richard Kindberg....................    39      President -- Surgical Products
M. Cassandra Hoag...................    41      President -- Gynecology Products
Randall L. Condie...................    41      President -- Medical/Surgical Products
Michael Schuler.....................    47      President -- Visualization Products

Mitchell J. Blutt, M.D..............    40      Director
Abbey J. Butler(2)..................    57      Director
John S. Chamberlin..................    68      Director
Robert W. Elkins, M.D.(3)...........    51      Director
Melvyn J. Estrin(3).................    52      Director
C. Sage Givens......................    40      Director
Lawrence Goelman(1)(2)(3)...........    54      Director
Michael S. Gross....................    35      Director
Richard Newhauser...................    50      Director
Francis J. Tedesco, M.D.(2).........    52      Director
Gerald W. Timm......................    56      Director

---------------
(1) Member of Executive Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

     Directors of the Company are elected at annual meetings of stockholders to serve one-year terms or until their successors are elected and officers of the Company serve at the discretion of the Board of Directors.

     CHARLES A. LAVERTY became Chief Executive Officer in September 1994, and Chairman of the Board of Directors in December 1994. Mr. Laverty also served as President of the Company from September 1994 until December 1995. Mr. Laverty has spent the last 15 years of his 20 years of management and marketing experience in the healthcare field and currently serves as a director of Integrated Living Communities, an operator of retirement communities. Prior to joining the Company, Mr. Laverty was employed as Senior Executive Vice President and was a director of Coram Healthcare Corporation, the second largest home infusion therapy company in the U.S., which was formed by the merger of Curaflex Health Services, Inc., HealthInfusion, Inc., Medisys, Inc., and T2 Medical, Inc. Mr. Laverty served as the Chairman of the Board, President and Chief Executive Officer of Curaflex Health Services from February 1989 to July 1994. Prior to his association with Curaflex, Mr. Laverty served as President and Chief Executive Officer of InfusionCare, Inc., a home infusion services company, from October 1988 to February 1989. In addition, he has held several positions, including Chief Operating Officer, with Foster Medical Corporation, a durable medical equipment supply company, and worked in both sales and management for C.R. Bard, a medical device company.

     JAMES L. JOHNSON has served as Executive Vice President and Chief Financial Officer of the Company since September 1995. Prior to that time, Mr. Johnson was a partner at Ernst & Young LLP. His responsibilities included a regional role as the Area Leader for the Healthcare Industry. Prior to joining Ernst & Young LLP, Mr. Johnson was a partner of Arthur Andersen LLP. During his 22 years in public accounting, Mr. Johnson had served as an advisor, strategist and coordinating partner for many of the firm's most prestigious healthcare clients. Mr. Johnson is a certified public accountant.

     BRUCE A. HAZUKA served as Executive Vice President -- Operations from September 1995 through August 1996 at which time he became President -- Medical Surgical Products. Mr. Hazuka served as President -- Medical Surgical Products until February 1997, at which time he reassumed his position as Executive Vice President -- Operations. Mr. Hazuka has spent his entire 27 years of general management, marketing and operations experience in the healthcare field, and was founder, President and Chief Executive Officer of Healthcare Associates, Inc. which was founded in January 1990. Prior to joining the Company, Mr. Hazuka served as Chairman of the Board, President and Chief Executive Officer of Allscrips Pharmaceuticals, Inc., a pharmaceutical benefits management company, from September 1990 to June 1994. Mr. Hazuka is a director of Integrated Medical Resources, Inc.

     KEVIN M. HIGGINS became Senior Vice President and General Counsel of the Company in November 1995. From 1989 to 1995 Mr. Higgins was Vice President and General Counsel of Curaflex Health Services, Inc. From 1987 to 1989 he was Vice President and General Counsel of Foster Medical Corporation. Prior to that, Mr. Higgins was with Avon Products, Inc. for 15 years, serving in a number of positions, including Corporate Director of Government Affairs.

     PAUL PETERSEN became President -- Urology Products in January 1997. From December 1995 until January 1997, Mr. Petersen served as Senior Vice
President -- Sales and Marketing. Mr. Petersen served in various management positions at Osbon Medical Systems from October 1988 -- until December 1995 when Osbon Medical Systems became a subsidiary of the Company.

     RICHARD KINDBERG has served as President -- Surgical Products since August 1996. He joined Richard-Allan as Director of Marketing, Sales Development and International Sales in January 1995 and served in these capacities until August 1996 when the Company acquired Richard-Allan. He was Director of New Product Development at Focal Interventional during 1994. Prior to that time, he served as Director of Professional Marketing & Education at the Ethicon Endosurgery Division of Johnson & Johnson.

     M. CASSANDRA HOAG served as Senior Vice President -- Sales and Marketing from October 1994 through August 1996 at which time she became
President -- Gynecological Products. Prior to joining the Company, Ms. Hoag served as a Division Vice President of Curaflex Health Services, Inc., a home infusion company. From April 1989 to December 1992, Ms. Hoag served as Curaflex's Vice President, Central Operations. Prior to joining Curaflex, Ms. Hoag held several positions, including Vice President of Central Operations, with Foster Medical Corporation and Abbey Healthcare Group from February 1985 to April 1989.

     RANDALL CONDIE has served as President -- Medical Surgical Products since February 1997. Prior to that Mr. Condie was Vice President, National Accounts for the Company, serving in that capacity since August 1995. Prior to that he held several sales management positions with the Company since October 1994.

     MICHAEL SCHULER joined the Company in January 1996 as Senior Vice President, New Business Development. He became President -- Visualization Products in August 1996. Prior to joining the Company, Mr. Schuler was with Advanced Surgical, Inc. from 1992 until 1995. He was appointed Chief Executive Officer in 1994. Prior to Advanced, Mr. Schuler was with Johnson and Johnson Interventional Systems as Vice President of Product Management.

     ABBEY J. BUTLER has served as a director of the Company since March 1995. He is Co-Chairman and Co-Chief Executive Officer of Avatex Corporation, formerly FoxMeyer Health Corporation, a holding company that is primarily engaged in owning and operating a medical claims processing company, owning and operating hotels and office buildings, and investing in other corporations and businesses. Avatex Corporation was formerly the owner of one of the largest distributors of pharmaceuticals and health care products in the United States. Mr. Butler became a director of Avatex in 1990. Mr. Butler also serves as managing partner of Centaur Partners, L.P., an investment partnership with ownerhip interests in Avatex, as well as the President and a director of C.B. Equities Corp., a private investment company. Mr. Butler presently serves as a director and a member of the Executive Committee of FWB Bancorporation, the holding company of Grand Bank, Phar-Mor, Inc., a discount drug store chain, Carson, Inc., a health and beauty products manufacturer, and Cyclone, Incorporated, a distributor and installer of chain link fence systems, highway guard rails and industrial gates and posts. Certain affiliates and subsidiaries of Avatex Corporation of which Mr. Butler was Co-Chairman, including FoxMeyer Drug Company and Ben Franklin Retail Stores, Inc., are currently involved in proceedings under Chapter 11 of the Bankruptcy Code.

     MITCHELL J. BLUTT, M.D. has served as a director of the Company since June 1996. Dr. Blutt is the Executive Partner of Chase Capital Partners and an Adjunct Assistant Professor of Medicine at The New York Hospital-Cornell Medical Center. He serves as a director of Hanger Orthopedic Group, Collegiate Health Care, InteCare, Inc., Landec Corporation, Senior Psychology Services Corporation, UtiliMed, Inc., Medical Arts Press, Inc., and ASC Network Corporation. Dr. Blutt received a B.A. and M.D. from the University of Pennsylvania, and an M.B.A. from the Wharton School, University of Pennsylvania.

     JOHN S. CHAMBERLIN has served as a director of the Company since June 1996. Mr. Chamberlin worked for 22 years in various assignments for General Electric Company, including sales, product planning, marketing, General Manager of Radio Receiver Department and Vice President and General Manager of the Housewares and Audio Business Division. From 1976 to 1985 he was the President and Chief Executive Officer of Lenox, Inc. and in 1985 joined Avon Products, Inc. as President and Chief Operating Officer, leaving Avon in 1988. Mr. Chamberlin is presently Chairman of the Board of Life Fitness Company and WNS, Inc., and he serves on the Boards of Directors of The Scotts Co., Seasons, Inc., the Robbins Company, Healthsouth Corporation and the Sports Holding Company. Mr. Chamberlin is a Trustee of the Medical Center of Princeton and the Woodrow Wilson National Fellowship Foundation.

     ROBERT N. ELKINS, M.D. has served as a director of the Company since March 1995. Dr. Elkins is the founder of Integrated Health Services, Inc., a provider of post acute and subacute care through more than 25,000 beds in 192 facilities located in 30 states. Dr. Elkins has served as the Chairman and Chief Executive Officer of Integrated Health Services since 1986. Dr. Elkins, a graduate of the University of Pennsylvania, received his M.D. degree from the Upstate Medical Center at the State University of New York and completed his residency at Harvard University.

     MELVYN J. ESTRIN has served as a director of the Company since March 1995. He is Co-Chairman and Co-Chief Executive Officer of Avatex Corporation, formerly FoxMeyer Health Corporation, a holding company that is primarily engaged in owning and operating a medical claims processing company, owning and operating hotels and office buildings, and investing in other corporations and businesses. Avatex Corporation was formerly the owner of one of the largest distributors of pharmaceuticals and health care products in the United States. Mr. Estrin became a director of Avatex in 1990. Mr. Estrin also serves as managing partner of Centaur Partners, L.P., an investment partnership with ownership interests in Avatex, as well as Chairman of Human Service Group, Inc., a privately held company that provides training, development and technical assistance to governmental and educational institutions. Mr. Estrin presently serves as a director and a member of the Executive Committee of FWB Bancorporation, the holding company of Grand Bank, Phar-Mor, Inc., a discount drug store chain, Carson, Inc., a health and beauty products manufacturer, and Washington Gas Light Company. Certain affiliates and subsidiaries of Avatex Corporation of which Mr. Estrin was Co-Chairman, including FoxMeyer Drug Company and Ben Franklin Retail Stores, Inc., are currently involved in proceedings under Chapter 11 of the Bankruptcy Code.

     C. SAGE GIVENS has served as a director of the Company since June 1996. Ms. Givens is the founding Managing Partner of Acacia Venture Partners, located in San Francisco. Acacia Venture Partners was formed to invest exclusively in all stages of healthcare service companies. Prior to forming Acacia Venture Partners, Ms. Givens was a General Partner of First Century Partners, a private, diversified venture capital and buyout fund, where she launched and managed the partnership's diversification into healthcare. Ms. Givens was also formerly a Managing Director at Smith Barney and presently serves as a director of Healthsouth Corporation and Phycor, and serves on the Boards of Directors of several other private portfolio companies.

     LAWRENCE GOELMAN has served as a director of the Company since March 1995. From 1981 until 1995, Mr. Goelman served as the Chairman and Chief Executive Officer of CostCare, a national healthcare cost management firm. Since 1995, Mr. Goelman has acted as a consultant, and is currently the Chairman of the Board and acting Chief Executive Officer of Diedrich's Coffee.

     MICHAEL S. GROSS has served as a director of the Company since June 1996. Mr. Gross is one of the founding principals of Apollo Advisors, L.P. which, together with an affiliate, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Prior to 1990, Mr. Gross was employed with Drexel Burnham Lambert, Inc. Mr. Gross is a director of Converse, Inc., The Florsheim Shoe Company, Inc., Furniture Brands International, Inc. and Proffitts, Inc. and a member of the Supervisory Board of Directors of Memorex-Telex NV.

     RICHARD NEWHAUSER became a director of the Company in August 1996. Prior to that he served as Chairman and Chief Executive Officer of Richard-Allan from 1974 until the acquisition of Richard-Allan by the Company in August 1996.

     FRANCIS J. TEDESCO, M.D. has served as a director of the Company since December 1995. Dr. Tedesco has served as President of the Medical College of Georgia since 1988, and prior to that time he held several different positions at the college, including Professor of Medicine and Chief, Section of Gastroenterology and Vice President for Clinical Affairs.

     GERALD W. TIMM, PH.D. became Vice Chairman of the Board of Directors in July 1995 and served as Executive Vice President of the Company from July 1995 until April 1996. Dr. Timm was the founder of Dacomed Corporation (which became a subsidiary of the Company in July 1995) and served as an officer of Dacomed from its formation in 1980. Dr. Timm served as Chairman of the Board, President, Chief Executive Officer and Treasurer of Dacomed from April 1992 until its acquisition by the Company in July 1995.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 15, 1997 of (i) each person known by the Company to own beneficially 5% or more of the Common Stock, (ii) each current director of the Company, (iii) each named executive officer, and
(iv) all current directors and executive officers as a group.

                                                                           SHARES BENEFICIALLY
                                                                                  OWNED
                                                                          ----------------------
                          NAME AND ADDRESS(1)                               NUMBER       PERCENT
------------------------------------------------------------------------  ----------     -------
Avatex Corporation(2)...................................................   2,464,827        9.4%
Apollo Advisors II, L.P.(3).............................................   2,161,296        8.6
Chase Venture Capital Associates, L.P.(4)...............................   2,161,296        8.6
Gerald W. Timm, Ph.D.(5)................................................     647,087        2.8
Charles A. Laverty(6)...................................................   1,022,171        4.1
Robert N. Elkins, M.D.(7)...............................................     132,500       *
Lawrence Goelman(8).....................................................     118,017       *
Melvyn J. Estrin(9).....................................................   2,472,327        9.8
Abbey J. Butler(9)......................................................   2,472,327        9.8
Julian W. Osbon.........................................................   2,017,837        8.0
Francis J. Tedesco, M.D.(10)............................................       7,500       *
Mitchell J. Blutt, M.D.(11).............................................   2,161,296        8.6
Michael S. Gross(12)....................................................   2,161,296        8.6
John Chamberlin(13).....................................................      16,667       *
C. Sage Givens(14)......................................................      16,667       *
Richard Newhauser.......................................................   2,081,916        8.3
James L. Johnson(15)....................................................     200,406       *
Bruce A. Hazuka(16).....................................................     116,667       *
M. Cassandra Hoag(17)...................................................     123,380       *
All current directors and executive officers as a group (20
  persons)(18)..........................................................  11,718,418       41.0

---------------
  *  Less than 1%.

 (1) Unless otherwise indicated in the following footnotes, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned, subject to applicable community property law. Unless otherwise noted in the following notes the address of each person listed is c/o UROHEALTH Systems, Inc., 5 Civic Plaza, Suite 100, Newport Beach, California 92660. The foregoing table presents voting securities which include Common Stock and the Debentures which vote with the Common Stock on an "as converted" basis.

 (2) Includes 1,414,827 shares of Common Stock and warrants to purchase 1,050,000 shares of Common Stock which are currently exercisable. The address of Avatex Corporation is 5910 North Central Expressway, Dallas, Texas 75206.

 (3) Represents Debentures which vote on an "as converted" basis and warrants to purchase 113,750 shares of Common Stock which are currently exercisable. The address for Apollo Advisors II, L.P. is 1301 Sixth Avenue, New York, New York 10019.

 (4) Represents Debentures which vote on an "as converted" basis and warrants to purchase 113,750 shares of Common Stock which are currently exercisable. The address for Chase Venture Capital Associates, L.P. is 380 Madison Avenue, New York, New York 10017.

 (5) Includes 511,931 shares owned by Dr. Timm. Also includes 135,156 shares held in trusts for the benefit of the four children of Dr. Timm.

 (6) Includes 1,022,171 shares subject to options exercisable on or before June 15, 1997.

 (7) Includes 132,500 shares subject to options exercisable on or before June 15, 1997.

 (8) Includes 118,017 shares subject to options exercisable on or before June 15, 1997.

 (9) Includes the 2,464,827 shares of Common Stock and Warrants beneficially owned by Avatex Corporation as shown above and 7,500 shares subject to options exercisable on or before June 15, 1997. Messrs. Estrin and Butler are Co-Chairmen of the Board of Directors of Avatex Corporation.

(10) Includes 7,500 shares subject to options exercisable on or before June 15, 1997.

(11) Represents securities held by Chase Venture Capital Association, L.P., of which Dr. Blutt is the Executive Partner. Dr. Blutt disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12) Represents securities held by Apollo Advisors II, L.P., of which Mr. Gross is a Principal. Mr. Gross disclaims beneficial ownership of such shares except to the extent of his pecuniary interest herein.

(13) Includes 16,667 shares subject to options exercisable on or before June 15, 1997.

(14) Includes 16,667 shares subject to options exercisable on or before June 15, 1997.

(15) Includes 200,406 shares subject to options exercisable on or before June 15, 1997.

(16) Includes 116,667 shares subject to options exercisable on or before June 15, 1997.

(17) Includes 123,380 shares subject to options exercisable on or before June 15, 1997.

(18) Includes 2,060,999 shares subject to options exercisable on or before June 15, 1997, warrants to purchase 1,277,500 shares of Common Stock and Debentures which vote on an "as converted" basis with respect to 4,587,156 Common Stock equivalents.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY

     Concurrently with the consummation of the Offering, the Company entered into a $50.0 million revolving credit facility (the "New Credit Facility"). The proceeds of the New Credit Facility will be used for working capital and general corporate purposes. Availability under the facility is limited to 80% of eligible accounts receivable and 50% of eligible inventory.

     The New Credit Facility matures March 31, 2002. Amounts outstanding under the facility bear interest at the agent bank's base rate plus 1.25% or the 30, 60, 90 or 180 day LIBOR rate plus 2.75%. The Company is permitted to prepay the indebtedness evidenced by the New Credit Facility in whole or in part without penalty (subject to reimbursement of Lenders' breakage and redeployment costs actually incurred in the case of prepayment of LIBOR borrowings).

     The Company is required to make payments on amounts outstanding under the New Credit Facility equal to the net proceeds received from (i) the sale or disposition of all or any part of the assets of the Company or its subsidiaries other than sales of inventory in the ordinary course of business; (ii) the incurrence of any indebtedness for borrowed money or the issuance of debt or equity securities by the Company after the date of the initial draw under the New Credit Facility; (iii) at the agent's discretion, insurance recoveries other than recoveries less than a threshold amount to be determined that is promptly applied toward repair or replacement of the damaged property; and (iv) the reversion of pension plan assets or tax refunds.

     Repayment of the indebtedness evidenced by the New Credit Facility is secured by a first perfected security interest in all accounts receivable, inventory, property, plant and equipment, intangibles, contract rights and other personal, intellectual and real property of the Company and its subsidiaries. In addition, repayment is guaranteed by all of the Company's subsidiaries.

     The loan documents contain representations, indemnification and other provisions that are usual and customary for transactions of this type and the Company is required to meet customary financial maintenance and other covenants.

8.75% CONVERTIBLE SUBORDINATED DEBENTURES

     The Company currently has outstanding $50 million aggregate principal amount of its 8.75% Convertible Subordinated Debentures (the "Debentures") issued pursuant to an Indenture, dated May 13, 1996 (the "Debenture Indenture"), between the Company and Bankers Trust Company, as trustee (the "Debenture Indenture Trustee"). The Debentures represent unsecured general obligations of the Company, subordinate in right of payment to the Notes and other Debenture Senior Debt (as defined below) of the Company, and are convertible into Common Stock of the Company. Interest on the indebtedness evidenced by the Debentures is payable quarterly on March 31, June 30, September 30 and December 31 of each year. The Debentures were issued in fully registered form, and will mature on May 30, 2006. The Debenture Indenture does not contain any financial covenants, nor any limitation on the Company's ability to incur Debenture Senior Debt. The Debenture Indenture has been filed with the Commission and is also available for inspection at the offices of the Debenture Indenture Trustee.

     The indebtedness evidenced by the Debentures and the payment of principal and interest thereon, including any redemption price, are subordinate and subject in right of payment to the prior payment in full of all Debenture Senior Debt, including the Notes. "Debenture Senior Debt" means all indebtedness of the Company for borrowed money, other than the Debentures, whether outstanding on the date of the Debenture Indenture or thereafter created, incurred or assumed; provided that with respect to indebtedness incurred after the date of the Debenture Indenture the instruments evidencing such indebtedness provide that such indebtedness will be Debenture Senior Debt.

     The holders of the Debentures are entitled at any time prior to the close of business on May 30, 2006, subject to prior redemption, to convert any Debentures or portions thereof into Common Stock of the Company, at the conversion price (subject to adjustment) of $10.90 per share of Common Stock.

     The Debentures are redeemable at the option of the Company at any time after May 13, 1999 at a redemption premium of 105% of the principal amount of the Debentures for any a redemption occurring prior to May 13, 2000, decreasing to 100% for any redemption occurring after May 13, 2004. In addition, the Debentures are redeemable after May 13, 1998 but prior to May 13, 1999 if the average trading price of a share of Common Stock of the Company for the 60 trading days prior to redemption is greater than $22.00.

     Upon a Change of Control (as defined in the Debenture Indenture), the holders of the Debentures can require the Company to repurchase the Debentures at 105% of the principal amount of the Debentures.

                              DESCRIPTION OF NOTES

     Set forth below is a summary of certain provisions of the New Notes. The New Notes will be issued pursuant to an indenture (the "Indenture") dated as of April 10, 1997, by and among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended. The following summaries of certain provisions of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. A copy of the Indenture is available upon request.

     EXCEPT AS OTHERWISE INDICATED BELOW, THE FOLLOWING SUMMARY APPLIES TO BOTH THE OLD NOTES AND THE NEW NOTES. AS USED HEREIN, THE TERM "NOTES" MEANS THE OLD NOTES AND THE NEW NOTES, UNLESS OTHERWISE INDICATED.

     The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that (i) the exchange of the New Notes pursuant to the Exchange Offer will be registered under the Securities Act, (ii) the New Notes will not provide for payment of penalty interest as Liquidated Damages, which Liquidated Damages terminate upon consummation of the Exchange Offer, and (iii) the New Notes will not bear any legends restricting transfer thereof. The New Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, $110 million aggregate principal amount of Old Notes is outstanding. See "The Exchange Offer."

GENERAL

     The Notes are senior subordinated, unsecured, general obligations of the Company, limited in aggregate principal amount to $110 million. The Notes are subordinate in right of payment to certain other debt obligations of the Company. The Notes are jointly and severally irrevocably and unconditionally guaranteed on a senior subordinated basis by each of the Company's present domestic and material foreign Subsidiaries and future Restricted Subsidiaries (the "Guarantors"). The obligations of each Guarantor under its guarantee ("Guarantee"), however, will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See "Certain Bankruptcy Limitations" below. The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

     The Notes mature on April 1, 2004. The Notes bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on April 1 and October 1 of each year, commencing October 1, 1997, to the Persons in whose names such Notes are registered at the close of business on the March 15 or September 15 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Principal of, premium, if any, and interest and liquidated damages, if any, on the Notes is payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York, except as set forth below. At the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

SECURITY

     The Indenture provides that as soon as practicable after the closing of the Offering, the Company shall purchase and pledge to the Trustee, for the benefit of the Holders of the Notes, the Pledged Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full when due of the first three scheduled interest payments on the Notes. The Company used approximately $19.2 million of the net proceeds of the Offering to acquire the Pledged Securities on April 10, 1997. The Pledged Securities were pledged by the Company to the Trustee for the benefit of the Holders of the Notes pursuant to the Security Agreement. Pursuant to the Security Agreement, immediately prior to an interest payment date on the Notes, the Company may either deposit with the Trustee from funds otherwise available to the Company cash sufficient to pay the interest scheduled to be paid on such date or the Company may direct the Trustee to release proceeds sufficient to pay the interest scheduled to be paid on such date. In the event that the Company exercises the former option, the Security Agreement provides that the Company may thereafter direct the Trustee to release to the Company proceeds or Pledged Securities in a like amount. A failure by the Company to pay interest on the Notes in a timely manner through October 1, 1998 will constitute an immediate Event of Default under the Indenture, with no grace or cure period. See "-- Events of Default and Remedies."

     Interest earned on the Pledged Securities will be added to the pledged amount. In the event that the pledged funds or Pledged Securities exceed the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first three scheduled interest payments due on the Notes (or, in the event an interest payment or interest payments have been made, an amount sufficient to provide for payment in full of any interest payments remaining, up to and including the third scheduled interest payment), the Trustee will be permitted to release to the Company any such excess amount. The Notes will be secured by a first priority security interest in the Pledged Securities and in the pledged funds and, accordingly, the Pledged Securities and the pledged funds will also secure repayment of the principal amount of the Notes to the extent of such security.

     Under the Security Agreement, assuming that the Company makes the first three scheduled interest payments on the Notes in a timely manner, all of the Pledged Securities and pledged funds will be released.

SUBORDINATION

     The Notes and the Guarantees are general, unsecured obligations of the Company and the Guarantors, respectively, subordinated in right of payment to all Senior Indebtedness of the Company and the Guarantors, as applicable. On a pro forma basis, as of December 31, 1996, after giving effect to the acquisition of Microsurge, the issuance of the Notes and the application of that portion of the net proceeds therefrom used to retire Indebtedness, the Company on a consolidated basis would have had outstanding an aggregate of approximately $6.0 million of Senior Indebtedness.

     The Indenture provides that no payment (by set-off or otherwise) may be made by or on behalf of the Company or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest or Liquidated Damages on the Notes (including any repurchases of Notes), or on account of the redemption provisions of the Notes, for cash or property (other than Junior Securities),
(i) upon the maturity of any Senior Indebtedness of the Company or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Indebtedness are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Indebtedness of the Company or such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Indebtedness to declare such Senior Indebtedness to be due and payable and (ii) written notice of such event of default given to the Company and the Trustee by the Agent under the New Credit Facility or the representative of the holders of an aggregate of at least $15 million principal amount outstanding of any other Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company or any Guarantor which is an obligor under such Senior Indebtedness on account of the principal of, premium, if any, or interest or Liquidated Damages on the Notes, (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

     Upon any distribution of assets of the Company or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Indebtedness of the Company or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of principal of, premium, if any, and interest on the Notes (other than Junior Securities) and (ii) any payment or distribution of assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full in cash or Cash Equivalents (or have such payment duly provided for) on all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities) shall be received by the Trustee at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the Trustee, to the holders of such Senior Indebtedness remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     No provision contained in the Indenture or the Notes will affect the obligation of the Company and the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Notes. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

     As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Company or a marshalling of assets or liabilities of the Company, Holders of the Notes may receive ratably less than other creditors.

CERTAIN BANKRUPTCY LIMITATIONS

     The Company is a holding company, conducting substantially all of its business through Subsidiaries, which have guaranteed the Company's obligations with respect to the Notes. See "Risk Factors." Holders of the Notes will be direct creditors of each Guarantor by virtue of its Guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its Guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it receives in the Offering. The obligations of each Guarantor under its Guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. See "Risk Factors -- Fraudulent Transfer Considerations."

     If the obligations of a Guarantor under its Guarantee were avoided, Holders of Notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

OPTIONAL REDEMPTION

     The Company will not have the right to redeem any Notes prior to April 1, 2001, except as provided below. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after April 1, 2001, upon not less than 30 days nor more than 60 days notice to each holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing April 1 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

                                       YEAR                 PERCENTAGE
                        ----------------------------------  ----------
                        2001..............................    106.250%
                        2002..............................    103.125%
                        2003 and thereafter...............    100.000%

     Until April 1, 2000, upon a Public Equity Offering of Common Stock resulting in Net Cash Proceeds to the Company of at least $40 million, up to 35% of the aggregate principal amount of the Notes may be redeemed at the option of the Company within 120 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 112 1/2% of principal (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that immediately following such redemption, not less than 65% of the aggregate principal amount of the Notes remain outstanding.

     In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

     The Notes will not have the benefit of any sinking fund.

     Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Company defaults in the payment thereof.

CERTAIN COVENANTS

  REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

     The Indenture provides that in the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such holder's Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 20 Business Days following a Change of Control and shall remain open for at least 20 Business Days following its commencement (unless a longer period shall be required by law) (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer. See "Risk Factors -- Possible Inability to Repurchase Notes Upon a Change of Control."

     As used herein, a "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets, on a consolidated basis, of the Company, in one transaction or a series of related transactions (in each case other than to a Restricted Subsidiary who is a Guarantor); (ii) any merger or consolidation of the Company with or into any Person (other than a Guarantor) if, immediately after giving effect to such transaction, any "Person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than a Guarantor) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the surviving entity or entities; (iii) any "Person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than a Guarantor) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors; (iv) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.

     On or before the Change of Control Purchase Date, the Company will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any,) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management.

     The phrase "all or substantially all" of the assets of the Company will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred. In addition, no assurances can be given that the Company will be able to acquire Notes tendered upon the occurrence of a Change of Control.

     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

     The Indenture provides that, except as set forth in this covenant, the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), except Permitted Indebtedness. Notwithstanding the foregoing, the Company and the Guarantors may incur Indebtedness or Disqualified Capital Stock if (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (b) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be (1) for any Incurrence Date occurring prior to and including December 31, 1998, at least 2.0 to 1 and (2) thereafter, at least 2.25 to 1 (any such ratio, as applicable, the "Debt Incurrence Ratio").

     Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any Unrestricted Subsidiary or other Person to be a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

  LIMITATION ON RESTRICTED PAYMENTS

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the first paragraph of the covenant "Limitation on Incurrence of

Additional Indebtedness and Disqualified Capital Stock," or (iii) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (1) to a Restricted Subsidiary of the Company and (2) to the extent applied in connection with a Qualified Exchange), after the Issue Date.

     The provisions of the immediately preceding paragraph, however, will not prohibit (i) a Qualified Exchange, (ii) the payment of any dividend (a) on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions or (b) to minority shareholders of any Subsidiary on a pro rata basis, (iii) the redemption of the Series A Preferred Stock of Urohealth, Inc. (California), for total consideration of not more than $1.6 million on or before June 30, 1997 or (iv) the redemption of the Microsurge convertible subordinated notes outstanding on the Issue Date prior to maturity in an amount not to exceed $6.0 million. The full amount of any Restricted Payment made pursuant to the foregoing clause (ii) of the immediately preceding sentence, however, will be deducted (without duplication) in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (iii) of the immediately preceding paragraph.

  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Restricted Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Restricted Subsidiary of the Company, except (i) restrictions imposed by the Notes or the Indenture,
(ii) restrictions imposed by applicable law, (iii) existing restrictions under Indebtedness outstanding on the Issue Date, (iv) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Restricted Subsidiaries, which restrictions, in each case, existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (v) any such restriction or requirement imposed by Indebtedness incurred under clause (ii) of the definition of Permitted Indebtedness, provided such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date, (vi) restrictions with respect solely to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Restricted Subsidiary which are being sold, and (vii) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (i), (iii) or (iv) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture on assets securing Senior Indebtedness or Purchase Money Indebtedness incurred in accordance with the definition of "Permitted Indebtedness" or the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" shall, in and of themselves, be considered a restriction on the ability of the Company, the applicable Guarantor or the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

  LIMITATIONS ON LAYERING INDEBTEDNESS

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or a Guarantor unless, by its terms, such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Notes or the Guarantee, as applicable.

  LIMITATION ON LIENS

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, incur, or suffer to exist any Lien on any of their respective assets, now owned or hereinafter acquired, securing any Indebtedness that is pari passu with or subordinated in right of payment to the Notes, except Permitted Liens, unless the Notes or the Guarantees, as applicable, are secured on an equal and ratable basis as such other Indebtedness; provided that, if such Indebtedness is by its terms expressly subordinated to the Notes and the Guarantees, as applicable, the Lien securing such subordinated or junior Indebtedness shall be subordinated and junior to the Lien securing the Notes and the Guarantees, as applicable, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes and the Guarantees, as applicable.

  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Restricted Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Restricted Subsidiary of the Company, whether by the Company or a Restricted Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Restricted Subsidiary of the Company and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, (ii) the Company determines in good faith (as relates to any Asset Sale or series of related Asset Sales with respect to which the aggregate Fair Market Value exceeds $5 million, as evidenced by a resolution of the Board of Directors of the Company) that the Company or such Restricted Subsidiary, as applicable, receives Fair Market Value for such Asset Sale, (iii) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, and (iv) (a) within 270 days following such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") is (1) used to retire Senior Indebtedness and permanently to reduce the amount of such Indebtedness outstanding on the Issue Date or permitted pursuant to clause (ii) of the definition of Permitted Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or
(2) (x) committed to be invested pursuant to a definitive agreement subject only to customary closing conditions and (y) within 365 days following such Asset Sale, invested, in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board will immediately constitute or be a part of a Related Business of the Company or such Restricted Subsidiary (if it continues to be a Restricted Subsidiary) immediately following such transaction; provided, however, that upon the earlier, if any, of any termination of such agreement or the failure to consummate such transaction within such 365-day period (any such event, an "Investment Default"), the Company shall immediately make an Asset Sale Offer on the terms set forth in clause (b) below (except that application of the Asset Sale Offer Amount shall be made within 30 days of such Investment Default) or
(b) within 270 days after the date of such Asset Sale, the Asset Sale Offer Amount is applied to the optional redemption of the Notes in accordance with the terms of the Indenture or to the repurchase of the Notes pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Notes at a purchase price of 100% of principal amount (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 240 days of such Asset Sale.

     The Indenture provides that an acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses (and within the times provided) set forth in (iv) above (the "Excess Proceeds") exceeds $10 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Notes properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Notes so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (iii) above, total consideration received means the total consideration received for such Asset Sales minus the amount of (i) Senior Indebtedness assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to clause (ii) and (v) of the definition of Permitted Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so reduced by such amount) and (ii) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee.

     Notwithstanding the foregoing provisions of the prior paragraph:

          (i) the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

          (ii) the Company and its Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation";

          (iii) the Company and its Restricted Subsidiaries may sell or dispose of property in the ordinary course of business, in the aggregate amount not exceeding $3 million during any 12-month period, so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable; and

          (iv) the Company and the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of the Guarantors.

     All Net Cash Proceeds from an Event of Loss shall be invested, used for prepayment of Senior Indebtedness, or used to repurchase Notes, all within the period and as otherwise provided above in clauses iv(a) or iv(b) of the first paragraph of this covenant.

     In addition to the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale of any of the Equity Interests of any Restricted Subsidiary, except pursuant to an Asset Sale of all the Equity Interests of such Restricted Subsidiary.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES

     The Indenture provides that neither the Company nor any of its Subsidiaries will be permitted on or after the Issue Date to enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, other than Exempt Affiliate Transactions, unless (i) it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company, than could have been obtained in an arm's-length transaction with a non-Affiliate, (ii) if the consideration to any party is in excess of $500,000, such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and (iii) if the consideration to any party is in excess of $5 million, the Company shall have obtained, prior to the consummation thereof, a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent financial advisor of national standing.

  LIMITATION ON PAYMENTS FOR CONSENT

     The Indenture provides that none of the Company or any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid or is irrevocably pledged to be paid to all Holders of the Notes who so consent, waive, or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders of the Notes prior to the expiration of the solicitation.

  LIMITATION ON MERGER, SALE OR CONSOLIDATION

     The Indenture provides that the Company will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, except for any consolidation or merger with or into, or sale, lease or transfer to, solely a Guarantor, or adopt a plan of liquidation, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indenture; (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall exist or would occur; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the first paragraph of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

  LIMITATION ON LINES OF BUSINESS

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

  FUTURE SUBSIDIARY GUARANTORS

     The Indenture provides that all present domestic and material foreign Subsidiaries and future Restricted Subsidiaries of the Company jointly and severally will guaranty irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on a senior subordinated basis.

  RELEASE OF GUARANTORS

     The Indenture provides that no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and certain other provisions of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee and the Indenture on the terms set forth in the Indenture. In addition, no Guarantor shall consolidate or merge with or into another Person which is not a Guarantor unless, immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

     Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor or all or substantially all of its assets to an entity which is not a Guarantor (and a Restricted Subsidiary) or the designation of a Restricted Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "Limitations on Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its obligations under its Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Restricted Subsidiary shall also terminate upon such release, sale or transfer.

  LIMITATION ON STATUS AS INVESTMENT COMPANY

     The Indenture prohibits the Company and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

REPORTS

     The Indenture provides that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and, to each Holder and to prospective purchasers of Notes identified to the Company by the Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the Commission (if it were subject to such reporting obligations), file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture defines an Event of Default as (i) the failure by the Company to pay any installment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days; provided, however, that any failure by the Company to pay in full any interest on the Notes in a timely manner through October 1, 1998 or to purchase and deposit the Pledged Securities as soon as practicable after the closing of the offering as required by the Security Agreement, will constitute an immediate Event of Default, (ii) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise, (iii) the failure by the Company or any of its Restricted Subsidiaries otherwise to comply with the covenants "Repurchase of Notes at the Option of the Holder Upon a Change of Control," "Limitation on Sale of Assets and Subsidiary Stock" and "Limitation on Merger, Sale or Consolidation," (iv) the failure by the Company or any Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Notes or the Indenture (except as provided in clauses (i), (ii) and (iii) above) and the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,
(v) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries, (vi) a default in Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in default or accelerated in excess of $5 million, which default (A) is caused by a failure to pay principal on the maturity date thereof, or (B) results in the acceleration of such Indebtedness prior to its express maturity, and (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $5 million, at any one time rendered against the Company or any of its Restricted Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of any such default known to the Trustee.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (v) or (vi), above, relating to the Company or any Significant Subsidiary,) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately; provided, however, that if any Senior Indebtedness is outstanding pursuant to the Credit Agreement, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (a) the fifth Business Day after the sending to the Company and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date and (b) the date of acceleration of any Senior Indebtedness under the Credit Agreement. If an Event of Default specified in clauses (v) or (vi), above, relating to the Company or any of its Significant Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration and except on default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and have been cured or waived.

     Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except on default with respect to any provision requiring a supermajority approved to amend, which default may only be waived by such a supermajority, and except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Company may, at its option and at any time within one year of the Stated Maturity of the Notes, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust funds referred to below; (ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, non-payment of guarantees, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust;
(ii) in the case of the Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the officers' certificate, (i) through (vi) and, in the case of the opinion of counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii), (iii) and (v) of this paragraph have been complied with.

     If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Company under the Indenture will be revived and no such defeasance will be deemed to have occurred.

AMENDMENTS AND SUPPLEMENTS

     The Indenture contains provisions permitting the Company, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided that no such modification may without the consent of holders of at least 66 2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of the covenant "Repurchase of Notes at the Option of the Holder upon a Change of Control" in a manner adverse to the holders; and provided, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the Notes in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or (iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS OR DIRECTORS

     The Indenture provides that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Indenture or the Notes by reason of his or its status as such stockholder, employee, officer or director, except to the extent such Person is the Company or a Guarantor.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person (i) becomes a Restricted Subsidiary of the Company, including by designation, or (ii) is merged or consolidated into or with the Company or one of its Restricted Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any Person or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, an ownership interest in the Company and its Subsidiaries by a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "Person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits, bankers acceptances, money market deposit accounts and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i),
(ii), and (iii) maturing within one year after the date of acquisition, and (iv) any fund investing exclusively in investments of the types described in clauses
(i) or (ii) above.

     "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated EBITDA of such Person for the Reference Period to (ii) the aggregate Consolidated Fixed Charges of such Person during the Reference Period; provided that for purposes of such calculation, (a) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (b) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (c) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (d) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense, (ii) consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Consolidated Subsidiary that is a less than wholly owned Consolidated Subsidiary shall only be added to the extent of the equity interest of the Company in such Consolidated Subsidiary, (iii) Consolidated Fixed Charges and (iv) non-recurring restructuring charges, write-off of purchased research and development, and direct acquisition costs, less the amount of all cash payments made by such Person or any of its Consolidated Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (i) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (a) original issue discount and non-cash interest payments or accruals on any Indebtedness, (b) the interest portion of all deferred payment obligations, and (c) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period and (ii) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person. For purposes of this definition, (1) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (2) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (i) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either one-time or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (ii) the net income, if positive, of any Person, other than a Restricted Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a wholly owned Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (iii) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (iv) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary and (v) all gains (but not losses) attributable to operations and businesses permanently discontinued or disposed of.

     "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) (i) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (iii) all investments in Subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

     "Consolidated Subsidiary" means, for any Person, each Restricted Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "Consolidation" or "consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "Consolidated" or "consolidated" has a correlative meaning to the foregoing.

     "Credit Agreement" means (i) the Amended and Restated Credit Agreement to be dated as of April 10, 1997 by and among the Company, certain of its subsidiaries, certain financial institutions and Banque Indosuez, as agent, providing for an aggregate $50 million revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof or (ii) any substantially equivalent senior credit facility in lieu of the credit facility described in clause (i). Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not exceed the amount permitted to be incurred by clause (ii) of the definition of Permitted Indebtedness or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

     "Disqualified Capital Stock" means, with respect to any Person other than any Restricted Subsidiary of such Person, Equity Interests of such Person that, by their terms or by the terms of any security into which they are convertible or exercisable (in either case solely at the option of the holder thereof), are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Restricted Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and, with respect to any Restricted Subsidiary of such Person (including with respect to any Restricted Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

     "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Exempt Affiliate Transactions" means (a) transactions between or among the Company and/or the Guarantors, (b) reimbursement of or advances to officers of the Company or any Subsidiary of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Subsidiary or in connection with any relocation, (c) fees, compensation, and employee benefits, including bonuses, retirement plans and stock options, paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Subsidiary of the Company in the ordinary course of business, provided that any such transaction in this clause (c) is approved by a majority of the independent directors on the board of directors, (d) any employment or consulting agreement that is in effect on the date of the Indenture and any such agreement entered into by the Company or a Subsidiary of the Company after the date of the Indenture in the ordinary course of business of the Company or such Subsidiary, provided that any such agreement is approved by a majority of the independent directors on the board of directors, (e) any Restricted Payment constituting a dividend or distribution pro rata to all holders of the Company's Common Stock permitted by the Indenture, and (f) repayment of Indebtedness owing to any Affiliate, if such Indebtedness is permitted by the Indenture and such Indebtedness was issued to an Affiliate by the Company or a Guarantor in compliance with the "Limitations on Transactions with Affiliates" and "Limitations on Incurrence of Additional Indebtedness and Disqualified Capital Stock" covenants.

     "Existing Assets" means assets of the Company and its Restricted Subsidiaries existing at the Issue Date (other than cash, Cash Equivalents or inventory held for resale in the ordinary course of business) and including proceeds of any sale of such assets and assets acquired in whole or in part with proceeds from the sale from any such assets.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

     "Government Securities" means direct obligations of, or obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

     "Guarantor" means a Restricted Subsidiary that guarantees the Notes in accordance with the terms of the Indenture.

     "Indebtedness" of any Person means, without duplication, if and to the extent any of the following (except as set forth below) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,
(a) all liabilities and obligations, contingent or otherwise, of such any Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments,
(iii) representing the balance deferred and unpaid of the purchase price of any property, except those that would constitute ordinarily an accrued expense or a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit (regardless of whether they appear as a liability upon a balance sheet of such Person); (b) all net obligations of such Person under Interest Swap and Hedging Obligations (regardless of whether they appear as a liability upon a balance sheet of such Person); (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Equity Interests and (d) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties, and (e) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any Person in any other Person means (without duplication)
(i) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (ii) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (iii) the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person, other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;" (iv) the making of any capital contribution by such Person to such other Person; and (v) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the Fair Market Value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its Fair Market Value at the time of such transfer.

     "Issue Date" means the date of first issuance of the Notes under the Indenture.

     "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is subordinated in right of payment to Senior Indebtedness at least to the same extent as the Notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" means all liquidated damages (as such term is therein defined) then owing pursuant to the Registration Rights Agreement.

     "Net Cash Proceeds" means the aggregate amount of Cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale.

     "Permitted Indebtedness" means any of the following:

          (i) Indebtedness evidenced by the Notes and the Guarantees and represented by the Indenture up to the amounts specified therein as of the date thereof;

          (ii) Indebtedness incurred pursuant to the Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company or the relevant Guarantor thereunder) up to an aggregate amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness) at any time of $50 million, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale;

          (iii) Indebtedness by the Company to any Guarantor, and any Guarantor may incur Indebtedness to any other Guarantor or to the Company; provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes;

          (iv) Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (ii) of this definition, incurred under the Debt Incurrence Ratio test set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." or which was outstanding on the Issue Date;

          (v) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or Purchase Money Indebtedness, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or any permitted Refinancing Indebtedness thereof (provided that the requirements of clause
     (2)(A) of the definition of Refinancing Indebtedness need not be met for the purposes of this clause (v)), in an aggregate principal amount (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) not to exceed $10 million at any time outstanding; and

          (vi) Indebtedness incurred in connection with the acquisition of assets or a new Restricted Subsidiary; provided, that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries and all such Indebtedness (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) does not exceed an aggregate principal amount of $10 million at any time outstanding;

          (vii) Indebtedness of the Company, any Guarantor or any Restricted Subsidiary outstanding on the date of this Indenture;

          (viii) Indebtedness of Microsurge existing on the Issue Date and disclosed in the financial statements of Microsurge included in this Offering Memorandum incurred in connection with the acquisition of Microsurge;

          (ix) Indebtedness which represents Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate indebtedness that is permitted by the terms of this Indenture to be outstanding and any currency exchange agreement entered into to protect against fluctuations in currency values; and

          (x) in addition to Indebtedness described in (i) through (ix) above, Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $7.5 million.

     "Permitted Investments" means (i) Investments in the Company or in a Restricted Subsidiary of the Company (including, without limitation, guarantees of the Indebtedness and/or other obligations of the Company and/or any Restricted Subsidiary of the Company, so long as such Indebtedness and/or other obligations are permitted under the Indenture), (ii) Investments in Cash and Cash Equivalents, (iii) Investments by the Company or any Restricted Subsidiary of the Company in, or the purchase of the securities of, a Person if, as a result of such Investment, (a) such person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (iv) accounts receivable acquired in the ordinary course of business and notes receivable acquired in consideration of the transfer to a third party of capital equipment in the ordinary course of business, (v) any non-cash consideration received (and any Investment made as a result of the receipt thereof) in connection with an Asset Sale that complies with the covenant "Limitation on Sale of Assets and Subsidiary Stock," (vi) any Investment in an Unrestricted Subsidiary or in an entity in which the Company or any Restricted Subsidiary has an Equity Interest together with one or more other Persons, and which is formed after the date of the Indenture for the purpose of engaging in a Related Business, provided that, at the date any such Investment is made and after giving effect thereto, such Investment, together with all other such Investments by the Company and its Restricted Subsidiaries since the Issue Date, does not exceed $10 million, (vii) Investments in connection with Interest Swap and Hedging Obligations permitted to be incurred under the definition "Permitted Indebtedness," and (viii) loans to employees not to exceed $1 million at any time outstanding.

     "Permitted Lien" means (i) Liens existing on the Issue Date (including, without limitation, Liens under the New Credit Facility); (ii) Liens securing the Notes; (iii) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Restricted Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (iv) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property, (v) Liens securing Indebtedness permitted by clause (v) of the definition of "Permitted Indebtedness" covering only the assets acquired with such Indebtedness, (vi) Liens securing Interest Swap and Hedging Obligations of the Company and its Restricted Subsidiaries that were permitted pursuant to the Indenture, (vii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, (ix) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, (x) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default, and (xi) Liens in favor of the lessee on instruments which are the subject of leases entered into in the ordinary course of business; provided that any such Lien shall not extend to or cover any assets or property of the Company and its Restricted Subsidiaries that is not the subject of any such lease.

     "Public Equity Offering" means an underwritten offering of Common Stock for cash pursuant to an effective registration statement under the Securities Act as a consequence of which such Common Stock is listed on a national securities exchange or quoted on the national market system of the NASDAQ Stock Market.

     "Purchase Money Indebtedness" means Indebtedness of the Company or the Guarantors to the extent that (i) such Indebtedness is incurred in connection with the acquisition of specified assets and property (the "Subject Assets") for the business of the Company or the Guarantors, including Indebtedness which existed at the time of the acquisition of such Subject Asset and was assumed in connection therewith; and (ii) Liens securing such Indebtedness are limited to the Subject Asset.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

     "Reference Period" with regard to any Person means (i) for any Incurrence Date from and including April 1, 1997 through and including June 30, 1997, the fiscal quarter ended March 31, 1997, (ii) for any Incurrence Date from and including July 1, 1997 through and including September 30, 1997, the two fiscal quarters ended June 30, 1997, (iii) for any Incurrence Date from and including October 1, 1997 through and including December 31, 1997, the three fiscal quarters ended September 30, 1997, and (iv) for any Incurrence Date after December 31, 1997, the four full fiscal quarters for which financial statements have been completed by the Company ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture (or, in each case, such lesser period during which such Person has been in existence).

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(i) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (ii) constituting an amendment, modification or supplement to, or a deferral or renewal of ((i) and (ii) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (a) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (b) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (1) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (2) such Refinancing Indebtedness shall (A) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (B) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (3) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially complementary, incidental, ancillary or related businesses.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments.

     "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Restricted Subsidiary of such Person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person, (iii) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Restricted Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness and (iv) any Restricted Investment by such Person; provided, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests to the extent payable solely in shares of Qualified Capital Stock of such issuer, (ii) any dividend, distribution or other payment to the Company, or to any of its wholly owned Restricted Subsidiaries, by the Company or any of its Subsidiaries or (iii) the purchase, redemption or retirement by the Company of shares of its Common Stock held by an employee or former employee of the Company or any of its Restricted Subsidiaries issued pursuant to any employee benefit plan, approved by the applicable board of directors, of the Company or any of its Restricted Subsidiaries, up to an aggregate of $1 million during any 12-month period.

     "Restricted Subsidiary" means, with respect to any Person, any Subsidiary that is not an Unrestricted Subsidiary.

     "Senior Indebtedness" of the Company or any Guarantor means Indebtedness (including any monetary obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company or such Guarantor arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Indebtedness and made senior in right of payment to the Notes or the applicable Guarantee; provided, that in no event shall Senior Indebtedness include (i) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company,

(ii) Indebtedness incurred in violation of the terms of the Indenture, (iii) Indebtedness to trade creditors, (iv) Disqualified Capital Stock, (v) Capitalized Lease Obligations, and (vi) any liability for taxes owed or owing by the Company or such Guarantor.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Stated Maturity," when used with respect to any Note, means April 1, 2004.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Notes or such Guarantee, as applicable, in any respect or has a stated maturity on (except for the Notes) or after the Stated Maturity.

     "Subsidiary," with respect to any Person, means (i) a corporation a majority of whose Equity Interest with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would occur or continue to exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in the first paragraph of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in the first paragraph of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, the New Notes will be initially represented by one or more global notes (the "Global Securities") issued in the form of fully registered Global Securities, which will be deposited with or on behalf of the Depository and registered in the name of a nominee of the Depository. Interests in Global Securities will be available for purchase only by "qualified institutional buyers" as defined in Rule 144A under the Securities Act.

     New Notes that were originally issued to or transferred to institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or to any other persons who are not qualified institutional buyers will be issued as Certificated Securities. Upon the transfer to a qualified institutional buyer of Securities in registered form ("Certificated Securities"), such Certificated Securities will be exchanged for an interest in the Global Securities representing the principal amount of the Securities being transferred.

     The Depository has advised the Company and the Initial Purchaser that the Depository intends to follow the procedures described below:

          The Depository will act as securities depository for the Global Securities. The Global Securities will be issued as a fully registered security registered in the name of Cede & Co. (the Depository's nominee).

          The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants ("Participants") deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to the Depository and its Participants are on file with the Commission.

          Purchase of New Notes must be made by or through Direct Participants, which will receive a credit for the Securities on the Depository's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. Transfers of ownership interests in the New Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the New Notes, except in the event that use of the book-entry system for the New Notes is discontinued.

          Conveyance of New Notes and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices shall be sent to Cede & Co. If less than all of the New Notes are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

          Neither the Depository nor Cede & Co. will consent or vote with respect to the New Notes. Under its usual procedures, the Depository mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          Principal of, premium and Liquidated Damages, if any, and interest payments on the Notes will be made to the Depository. The Depository's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depository, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to the Depository of principal of, premium and Liquidated Damages, if any, and interest on the Notes are the responsibility of the Company or the Paying Agent, disbursement of such payments to

     Direct Participants shall be the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believe to be reliable, but the Company takes no responsibility for the accuracy thereof.

     If the Depository is at any time unwilling, unable or ineligible to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue Certificated Securities in exchange for the Global Securities. In addition, the Company may at any time and in its sole discretion determine not to have any New Notes in registered form represented by the Global Securities and, in such event, will issue Certificated Securities in exchange for the Global Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of certificated securities registered in its name. Upon the exchange of the Global Securities for Certificated Securities, the Global Securities will be cancelled by the Trustee or the Warrant Agent, as applicable.

EXCHANGE OFFER; REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company, the Guarantors and the Initial Purchaser entered into the Registration Rights Agreement on the Closing Date pursuant to which the Company and the Guarantors agreed, for the benefit of the Holders of the Notes, that they would, at their cost, (i) within 30 days after the Issue Date (as defined in the Registration Rights Agreement) file a registration statement under the Securities Act (an "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Old Notes for the New Notes, which will have terms substantially identical in all material respects to the Old Notes (except that such New Notes will not contain terms with respect to transfer restrictions) and (ii) use their best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 90 days after the Issue Date. Upon such Exchange Offer Registration Statement being declared effective, the Company will offer New Notes in exchange for properly tendered Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice of such Exchange Offer is mailed to the Holders of the Notes. For each Note surrendered pursuant to such Exchange Offer, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Under existing Commission interpretations, the New Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that in the case of broker-dealers a prospectus meeting the requirements of the Securities Act must be delivered as required. The Company has agreed for a period of at least 120 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes so acquired. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including, without limitation, certain indemnification and contribution rights and obligations).

     Each Holder of the Old Notes who wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of either of the Company, or if it is an affiliate of either of the Company, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, if the Holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for the Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 120 days of the Issue Date, the Company and the Guarantors will, at their own expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the New Notes (a "Shelf Registration Statement"), (b) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of such Shelf Registration Statement and (c) use its best efforts to keep effective such Shelf Registration Statement until the earlier of 36 months following the Issue Date and such time as all of the Notes have been sold thereunder, or otherwise cease to be a Transfer Restricted Security (as defined in the Registration Rights Agreement). The Company will, in the event a Shelf Registration Statement is required to be filed, provide to each Holder of the New Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such Holder when such Shelf Registration Statement for the New Notes has become effective and take certain other actions that are required to permit unrestricted resales of the New Notes. A Holder of the New Notes who sells such New Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which is applicable to such a Holder (including certain indemnification and contribution rights and obligations).

     Although the Company has filed this registration statements, there can be no assurance that such registration statement will become effective. If (a) neither of such registration statements is declared effective by the Commission on or prior to the 90th day after the Issue Date (the "Effectiveness Target Date"), (b) an Exchange Offer Registration Statement becomes effective, and the Company fails to consummate the Exchange Offer within 30 days of the earlier of the effectiveness of such registration statement or the Effectiveness Target Date, or (c) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Notes during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (c) above a "Registration Default"), then the Company will pay to each Holder of the Notes, accruing from the date of the first such Registration Default (or if such Registration Default has been cured, from the date of the next Registration Default), liquidated damages ("Liquidated Damages") in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of the Notes held by such Holder during the first 90-day period immediately following the occurrence of such Registration Default, increasing by an additional onehalf of one percent (0.5%) per annum of the principal amount of such Notes during each subsequent 90-day period, up to a maximum amount of Liquidated Damages equal to two percent (2.0%) per annum of the principal amount of such Notes, which provision for Liquidated Damages will continue until such Registration Default has been cured. Liquidated Damages accrued as of any interest payment date will be payable on such date.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company is authorized to issue up to 50,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value of which 250,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Shares"). As of April 2, 1997, there were 23,414,824 shares of Common Stock issued and outstanding and no preferred stock issued or outstanding. As of April 2, 1997, there were options, warrants and convertible securities to purchase 12,418,020 shares of the Company Common Stock outstanding.

COMMON STOCK

     Each holder of Common Stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There are no cumulative voting rights. Accordingly, the holders of a majority of the shares of Common Stock (and the Debentures described below) entitled to vote in any election of directors may elect all of the directors standing for election. Subject to any preferences which may be granted to the holders of Preferred Stock, each holder of Common Stock is entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, as well as any distributions to the stockholders upon liquidation, dissolution or winding up of the Company. Each holder of Common Stock is entitled to share ratably in all assets of the Company remaining after payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no conversion, redemption, subscription or preemptive rights or other rights to subscribe for additional shares. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

PREFERRED STOCK

     The Board of Directors is authorized to issue the Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, conversion rights, voting rights, rights and terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders of the Company. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action of the stockholders of the Company. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock of the Company, including the loss of voting control to others.

     The Company has adopted a Preferred Share Purchase Rights Plan (the "Rights Plan") which is designed to deter coercive or certain takeover tactics, to prevent a person or group from gaining control of the Company without offering fair value to all stockholders and to deter other abusive takeover tactics which are not in the best interest of stockholders. In May 1993, the Company executed the Rights Plan with its transfer agent and 250,000 Series A Preferred Shares were designated for potential issuance under the Rights Plan. Under the terms of the Rights Plan each share of Common Stock is accompanied by one right; each right entitles the registered stockholder to purchase from the Company one-hundredth of a share of Series A Junior Participating Preferred Stock, $.001 par value, at an exercise price of $200. The rights only become exercisable ten days after a public announcement that an acquiring person (as defined in the Rights Plan) has acquired 20% or more of the outstanding shares of Common Stock of the Company or a person or group offers to acquire 35% or more of the outstanding Common Stock or ten days after the Company determines that a person is an Adverse Person (as defined in the Rights Plan). The Company can redeem the Rights for $.01 per Right at any time until ten days after the rights become exercisable (the 10-day period can be extended by the Company). The Rights Plan will expire on June 30, 2003 unless earlier redeemed by the Company. If, subsequent to the rights becoming exercisable, the Company is acquired in a merger or other business combination at any time when there is a 20% or more holder, the rights will then entitle a holder to buy shares of common stock of the acquiring company with a market value equal to twice the exercise price of each right. Alternatively, if the 20% holder acquires the Company by means of a merger in which the Company and its stock survive, or if any person acquires 35% or more of the Company's Common Stock, each right now owned by a 20% or more stockholder, will become exercisable for Common Stock of the Company having a market value equal to twice the exercise price of the right.

VOTING DEBENTURES

     The holders of the Debentures are entitled to vote on all matters submitted to a vote of the stockholders of the Company, voting together with the holders of the Common Stock (and any other shares of capital stock of the Company entitled to vote at a meeting of stockholders) as one class. Each Debenture is entitled to a number of votes equal to the number of shares of Common Stock into which the Debenture could then be converted. As of April 2, 1997, there was $50.0 million aggregate principal amount of Debentures outstanding which would convert into 4,587,156 shares of Common Stock.

WARRANTS
  General

     The Warrants issued with the Old Notes (the "Warrants") were issued under a Warrant Agreement (the "Warrant Agreement") between the Company and The Bank of New York, as Warrant Agent (the "Warrant Agent"). The following description of the Warrants does not purport to be complete and is qualified in its entirety by the provisions of the Warrant Agreement. The Warrants are not the subject of the Exchange Offer and will continue to have restrictions on transfer as set forth therein until registered in accordance with the Warrant Registration Rights Agreement.

     Each Warrant entitles the registered owner thereof to purchase Common Stock at a per share exercise price of $9.50, subject to adjustment as specified below (the "Exercise Price"). The Warrants are exercisable on or after June 30, 1998, and expire at 5:00 p.m., New York City time, on April 1, 2004. The number of shares of Common Stock into which each Warrant is exercisable shall be (i) 4.44 or (ii) 9.06 if the Company has Consolidated EBITDA of less than $32.5 million for its fiscal year ended March 31, 1998.

     Holders of Warrants are not entitled, by virtue of being such holders, to any of the rights of holders of shares of Common Stock. The Warrants are not subject to redemption by the Company.

  Exercise of Warrants

     Warrants may be exercised by surrendering to the Warrant Agent a signed Warrant certificate indicating the Warrantholder's election to exercise all or a portion of the Warrants evidenced by such certificate. Surrendered Warrant certificates must be accompanied by payment of the aggregate Exercise Price. The Exercise Price is payable at the holder's option by certified or cashier's check payable to the order of the Company, or by any combination thereof. No adjustments as to dividends (other than stock dividends) with respect to the Common Stock will be made upon any exercise of Warrants.

     The Company has reserved for issuance a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants. When delivered, such shares will be fully paid and nonassessable.

     The Company will bear the cost of any documentary stamp tax payable in connection with the issuance of shares of Common Stock upon the exercise of the Warrants, but will not be responsible for the payment of any such taxes upon the issuance of such shares to any person other than the registered holder of the Warrants so exercised or upon the transfer of the Warrants.

     The Company is not required to issue fractional shares upon the exercise of Warrants. In lieu of any fractional share to which a holder would otherwise be entitled upon exercise of any Warrant, the Company will pay to such holder an amount in cash equal to the value of such fractional interests based upon the then current market price of a full share of Common Stock.

     If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (any such transaction, an "Extraordinary Transaction"), as a condition to consummating any such Extraordinary Transaction, the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental warrant agreement pursuant to which it agrees to assume all of the obligations of the Company under the Warrants and the Warrant Registration Rights Agreement. If such Extraordinary Transaction occurs prior to June 30, 1998, then (i) the Warrants shall become exercisable immediately upon the consummation of such Extraordinary Transaction for the kind and amount of consideration that the holder thereof would have received as a result of the Extraordinary Transaction if such holder had exercised the Warrant for 4.44 shares of Common Stock, subject to adjustment, immediately prior to the consummation of the Extraordinary Transaction, and (ii) the Surviving Person shall, upon consummation of the Extraordinary Transaction, issue to each holder of Warrants on that date, a new Warrant certificate having the same terms as the Warrants but representing the right to receive the kind and amount of consideration that such holder would have received as a result of the Extraordinary Transaction if such holder had exercised the Warrant for 4.62 shares of Common Stock, subject to adjustment, immediately prior to the consummation of the Extraordinary Transaction, exercisable on or after June 30, 1998 if the Company's Consolidated EBITDA for its fiscal year ended March 31, 1998 is less than $32.5 million.

  Anti-dilution and Warrant Price Adjustments

     The number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price are subject to adjustment upon the occurrence of certain events affecting the Common Stock, including, without limitation, (i) payment of a dividend or the making of a distribution on the shares of Common Stock which is paid or made in shares of Common Stock or other securities of the Company or in certain rights to purchase Common Stock or other securities of the Company, (ii) subdivision of the outstanding shares of Common Stock into a greater number of shares, (iii) combination of the outstanding shares of Common Stock into a smaller number of shares, (iv) issuance of certain rights or warrants to the holders of the shares of Common Stock, entitling them to subscribe for or purchase shares of Common Stock, or of securities convertible into or exchangeable for Common Stock, at a price less than the current market price, (v) reclassification of the shares of Common Stock, (vi) distribution to the holders of the shares of Common Stock of evidences of indebtedness or assets (excluding any dividend or distribution paid in cash out of retained earnings), and (vii) extraordinary cash dividends on the Common Stock, subject to the limitation that no adjustment in the number of shares acquirable upon exercise of the Warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. No adjustment will be made on account of any dividend or interest reinvestment plan or any employee stock purchase plan providing for the purchase of shares of Common Stock at a discount from market price.

  Registration Rights

     The Company is required under the Warrant Registration Rights Agreement to file a shelf registration statement under the Securities Act covering the resale of the Warrants by the holders thereof (the "Warrant Shelf Registration Statement") within 60 days after the Issue Date and to use its reasonable efforts to cause the Warrant Shelf Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date and to remain effective until the earliest of (i) such time as all the Warrants have been sold thereunder, (ii) three years after its effective date and (iii) such time as the Warrants can be sold without restriction under the Securities Act.

     Each holder of Warrants that sells such Warrants pursuant to the Warrant Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by certain provision of the Warrant Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations). In addition, each holder of Warrants will be required to deliver information to be used in connection with the Warrant Shelf Registration Statement in order to have its Warrants included in the Warrant Shelf Registration Statement.

     The Company is required under the Warrant Registration Rights Agreement to file a shelf registration statement under the Securities Act covering the issuance of Warrant Shares (the "Common Shelf Registration Statement") and to use its reasonable efforts to cause the Common Shelf Registration Statement to be declared effective on or before 365 days after the Issue Date and to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date.

     During any consecutive 365-day period, the Company shall be entitled to suspend the availability of each of the Warrant Shelf Registration Statement and the Common Shelf Registration Statement for up to two 45 consecutive-day periods (except for the 45 consecutive-day period immediately prior to the Expiration
Date) if the Board of Directors determines in the exercise of its reasonable judgment that there is a valid business purpose for such suspension and provides notice that such determination was made to the holders of the Warrants; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential. There can be no assurance that the Company will be able to file, cause to be declared effective, or keep a registration statement continuously effective until all of the Warrants have been exercised or have expired.

  Book-Entry, Delivery and Form

     Except as set forth below, the Warrants were initially represented by one or more global warrants (the "Global Warrants") issued in the form of fully registered Global Warrants, which were deposited with or on behalf of the Depository and registered in the name of a nominee of the Depository. Interests in Global Warrants were available for purchase only by "qualified institutional buyers" as defined in Rule 144A under the Securities Act.

     Warrants that were originally issued to or transferred to institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or to any other persons who are not qualified institutional buyers will be issued as Certificated Securities. Upon the transfer to a qualified institutional buyer of Certificated Securities, such Certificated Securities will be exchanged for an interest in the Global Warrants representing the Warrants being transferred. See "Description of Notes -- Book-Entry, Delivery and Form."

DELAWARE ANTI-TAKEOVER LAW

     Section 203 of the Delaware General Corporation Law ("Section 203") provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute (an "Interested Stockholder") but less than 85% of such shares may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's Board of Directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

     Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate interest of the Interested Stockholder, or transactions in which the Interested Stockholder receives certain other benefits.

REGISTRATION RIGHTS

     The Company has granted registration rights to the holders of the Debentures with respect to both the Debentures and the shares of Common Stock into which the Debentures may be converted. Pursuant to such rights, the Company may, on no more than one occasion and when requested by the holders of not less than 51% of the aggregate principal amount of the Debentures outstanding at such time the request is made, be required to register the Debentures for resale under the Securities Act. In addition, the Company may, on no more than three occasions, be required to register the shares of Common Stock into which the Debentures may be converted. Such registration may only be required of the Company if the registration is requested with respect to not less than 20% of the shares of Common Stock underlying the Debentures. Finally, shares of Common Stock into which the Debentures may be converted may also participate in any other registered offering initiated by the Company for its own account or for shares of Common Stock owned by other stockholders of the Company.

     The Company has granted registration rights to Avatex Corporation ("Avatex") in connection with financing transactions. At any time, the holders of not less than 20% of the shares of Common Stock received or to be received in connection with these transactions may, on two occasions, require the Company to register such shares of Common Stock for resale under the Securities Act. In addition, shares of Common Stock issued or to be issued in connection with these transactions may also participate in any other registered offering initiated by the Company for its own account or for shares of Common Stock owned by other stockholders of the Company.

     The Company has granted registration rights to certain "affiliates" of Osbon with respect to shares of Common Stock received by them in the acquisition of Osbon by the Company. The holders of not less than 20% of the shares of Common Stock received in the acquisition of Osbon by holders of registration rights may, on one occasion, require the Company to register such shares of Common Stock for resale under the Securities Act. In addition, shares of Common Stock received by "affiliates" of Osbon in the Company's acquisition of Osbon may also participate in any other registered offering initiated by the Company for its own account or for shares of Common Stock owned by other stockholders of the Company.

     The Company has granted registration rights to certain "affiliates" of Dacomed with respect to shares of Common Stock received by them in the acquisition of Dacomed by the Company. The holders of not less than 20% of the shares of Common Stock received in the acquisition of Dacomed by the Company by the holders of registration rights may, on one occasion, require the Company to register such shares of Common Stock for resale under the Securities Act. In addition, shares of Common Stock received by "affiliates" of Dacomed in the Company's acquisition of Dacomed may also participate in any other registered offering initiated by the Company for its own account or for shares of Common Stock owned by other stockholders of the Company.

     The Company has granted certain piggyback registration rights with respect to shares of Common Stock to be received upon exercise of warrants issued to a lender in connection with loans to the Company and granted piggyback and demand registration rights to another lender with respect to shares issuable upon exercise of a warrant issued in connection with the Company's former credit facilities.

TRANSFER AGENT AND REGISTRAR

     American Stock Transfer and Trust Company is the transfer agent and registrar for the Common Stock.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain U.S. Federal income tax consequences associated with the exchange of Old Notes for New Notes pursuant to the Exchange Offer and the ownership and disposition of New Notes by Holders who acquire the New Notes pursuant to the Exchange Offer. This summary is based upon current laws, regulations, rulings and judicial decisions all of which are subject to change, possibly retroactively. This summary does not discuss all aspects of U.S. Federal income taxation that may be relevant to particular Holders in the context of their specific investment circumstances or to certain types of Holders subject to special treatment under such laws (for example, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, foreign corporations, partnerships, trusts and estates, and individuals who are not citizens or residents of the United States). In addition, the discussion does not address any aspect of state, local or foreign taxation and assumes that Holders of the New Notes will hold them as "capital assets" (generally, properly held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

     PROSPECTIVE HOLDERS OF THE NEW NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

THE EXCHANGE OFFER

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer will be treated as a modification of the Old Notes which does not constitute a significant modification. Accordingly, a New Note will be treated as a continuation of the corresponding Old Note for U.S. Federal income tax purposes and an exchanging Holder should not recognize gain or loss as a result of the exchange. In addition, a Holder's basis in a new Note will be equal to the basis of the corresponding Old Note and the holding period of the New Note will include such Holder's holding period for the corresponding Old Note.

     The Exchange Offer will not have any U.S. Federal income tax consequences to a non-exchanging Holder.

STATED INTEREST

     The stated interest of the New Notes generally will be taxable to the Holder as ordinary income at the time that it is paid or accrued, in accordance with the Holder's method of accounting for U.S. Federal income tax purposes.

ORIGINAL ISSUE DISCOUNT

     The Company does not believe that the Old Notes were issued with original issue discount ("OID"). However, if the Internal Revenue Service were to assert successfully that the Old Notes were issued with OID, then the New Notes would inherit OID from the Old Notes. If the New Notes were considered to bear OID, a Holder would be required to recognize OID as ordinary income as it accrues (in advance of receipt of any cash payments attributable to such income) regardless of the Holder's regular method of tax accounting.

DISPOSITION OF NOTES

     If a New Note is redeemed, sold or otherwise disposed of, the Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such New Note (to the extent such amount does not represent accrued but unpaid interest) and the Holder's tax basis in the New Note. Subject to the market discount rules discussed below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, a Holder has a holding period for the New Notes (which will include the holding period of the Old Notes) of more than one year.

     The character of gain or loss recognized upon the disposition of a New Note may be affected by the "market discount" rules of the Code. A Holder who acquired an Old Note at its original issuance generally is not subject to the market discount rules. Under the market discount rules of the Code, an exchanging Holder (other than a Holder who made the election described below) who purchased and Old Note with "market discount" (generally defined as the amount by which the stated redemption price at maturity of the Old Note exceeds the purchase price) will be required to treat any gain recognized on the redemption, sale or other disposition of the New Note received in the exchange as ordinary income to the extent of the market discount that accrued during the holding period of such New Note (which would include the holding period of the Old Note). A Holder who has elected under applicable Code provisions to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income under these rules. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under the market discount rules.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of New Notes by broker-dealers or others. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of New Notes and any commissions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The legality of the New Notes and the Guarantees will be passed upon for the Company and the Guarantors by Morrison & Foerster LLP, Irvine, California.

                                    EXPERTS

     The consolidated financial statements of the Company as of March 31, 1996 and for the nine months then ended and as of June 30, 1995 and for the year then ended appearing and incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included herein and incorporated herein by reference from the Company's Annual Report on Form 10-K/A for the transition period ended March 31, 1996, as amended. Such reports are included or incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of the Company for the year ended June 30, 1994 have been audited by Cherry, Bekaert & Holland LLP. These consolidated financial statements included UROHEALTH Systems, Inc., Dacomed Corporation, Allstate Products, Inc, Osbon Medical Systems, Ltd. and Advanced Surgical Inc. The consolidated financial statements of the Company for the year ended June 30, 1994 were audited by Doane Raymond, Chartered Accountants. The consolidated financial statements of Dacomed Corporation as of June 24, 1995, and for the fiscal year then ended and for the fiscal year ended October 29, 1994, were audited by KPMG Peat Marwick LLP, independent accountants. The consolidated financial statements of Advanced Surgical Inc. for the year ended December 31, 1994, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report, which includes an explanatory paragraph related to Advanced's ability to continue as a going concern. The consolidated financial statements of the Company for the year ended June 30, 1994 are included or incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of Richard-Allan Medical Industries, Inc. as of March 31, 1996 and for the nine months then ended and as of June 30, 1995 and 1994 and for the years then ended, appearing in the Company's Form 8-K/A filed with the Securities and Exchange Commission on September 26, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Microsurge, Inc. as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996 appearing herein have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report which includes an explanatory paragraph related to Microsurge, Inc.'s ability to continue as a going concern. These financial statements are included and incorporated by reference herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of X-Cardia Corporation at December 31, 1996, and for the period from inception (February 13, 1996) through December 31, 1996, appearing herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein. Such consolidated financial statements are included and incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       -----
UROHEALTH SYSTEMS, INC.

Independent Auditors Reports.........................................................  F-2
Consolidated Balance Sheets as of June 30, 1995 and March 31, 1996...................  F-8
Consolidated Statements of Operations for the years ended June 30, 1994 and 1995 and for the nine months ended March 31, 1996...........................................  F-9
Consolidated Statements of Common Stockholders' Equity for the years ended June 30,
  1994 and 1995 and for the nine months ended March 31, 1996.........................  F-10
Consolidated Statements of Cash Flows for the years ended June 30, 1994 and 1995 and for the nine months ended March 31, 1996...........................................  F-11
Notes to Consolidated Financial Statements...........................................  F-12
Condensed Consolidated Balance Sheet as of December 31, 1996.........................  F-28
Condensed Consolidated Statements of Operations for the three and nine months ended
  December 31, 1995 and 1996.........................................................  F-29
Condensed Consolidated Statements of Cash Flows for the nine months ended
  December 31, 1995 and 1996.........................................................  F-30
Notes to Condensed Consolidated Financial Statements.................................  F-31

X-CARDIA CORPORATION

Report of Independent Auditors.......................................................  F-36
Balance Sheet as of December 31, 1996................................................  F-37
Statement of Operations for the period from inception (2/13/96) through December 31,
  1996...............................................................................  F-38
Statement of Shareholders' Equity (Deficit) for the period from inception (2/13/96)
  through December 31, 1996..........................................................  F-39
Statement of Cash Flows for the period from inception (2/13/96) through December 31,
  1996...............................................................................  F-40
Notes to Financial Statements........................................................  F-41

MICROSURGE, INC.

Report of Independent Accountants....................................................  F-46
Balance Sheets as of December 31, 1995 and 1996......................................  F-47
Statements of Operations for the years ended December 31, 1994, 1995 and 1996........  F-48
Statements of Stockholders' Deficit for the years ended December 31, 1994, 1995 and
  1996...............................................................................  F-49
Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996........  F-50
Notes to Financial Statements........................................................  F-51

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS......................  F-63

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1996.....  F-64
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended December 31, 1996.....................................................  F-65
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended March 31, 1996........................................................  F-66
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended
  June 30, 1995......................................................................  F-67
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended
  June 30, 1994......................................................................  F-68
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.............  F-69

                         REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
UroHealth Systems, Inc.

     We have audited the accompanying consolidated balance sheets of UroHealth Systems, Inc. as of March 31, 1996, and June 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the nine months ended March 31, 1996 and the year ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits. We did not audit the fiscal 1995 financial statements of Dacomed Corporation, a wholly-owned subsidiary, which statements reflect total assets and total revenues constituting 4% and 10% of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included in the fiscal 1995 consolidated financial statements for Dacomed Corporation, is based solely on the report of other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of UroHealth Systems, Inc. at March 31, 1996 and June 30, 1995, and the consolidated results of its operations and its cash flows for the nine months ended March 31, 1996 and the year ended June 30, 1995 in conformity with generally accepted accounting principles.

                                          /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                               Ernst & Young LLP

Orange County, California
June 4, 1996

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
UROHEALTH Systems, Inc.

     We have audited the consolidated statements of operations, common stockholders' equity, and cash flows of UroHealth Systems, Inc. for the year ended June 30, 1994 (restated to reflect the acquisitions of Osbon Medical Systems, Ltd., Dacomed Corporation, Allstate Medical Products, Inc. and Advanced Surgical Inc., each accounted for as a pooling-of-interests). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the fiscal 1994 financial statements of Dacomed Corporation, UroHealth Systems, Inc. (pre-acquisitions), Allstate Medical Products, Inc., and Advanced Surgical, Inc., (collectively "the Companies") which statements reflect total net sales (in thousands) of $8,920 (24% of total net sales), $4,258 (11% of total net sales), $2,215 (6% of total net sales), and $1,754 (5% of total net sales), respectively, for the year ended June 30, 1994. Those statements were audited by other auditors, other than the financial statements of Allstate Medical Products, Inc. which are immaterial and unaudited, whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the Companies, is based solely on the reports of the other auditors.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audit and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of UroHealth Systems, Inc. for the year ended June 30, 1994, in conformity with generally accepted accounting principles.

                                          /s/ CHERRY, BEKAERT & HOLLAND, L.L.P.
                                          --------------------------------------
                                              Cherry, Bekaert & Holland, L.L.P.

Augusta, Georgia
January 8, 1997

                         REPORT OF INDEPENDENT AUDITORS

To the Directors of
UROHEALTH Systems, Inc.

     We have audited the consolidated statements of operations, stockholders' equity and cash flows of UROHEALTH Systems, Inc. for the year ended June 30, 1994 (not included herein) presented under United States generally accepted accounting principles. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     Under date of August 22, 1994, we previously reported, without qualification, on the consolidated statements of operations, shareholders' equity and cash flows of the company for the year ended June 30, 1994 presented in accordance with accounting principles generally accepted in Canada.

     In our opinion, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the results of operations of the company and its cash flows for the year ended June 30, 1994 in accordance with accounting principles generally accepted in the United States.

                                          /s/  DOANE RAYMOND
                                          --------------------------------------
                                               Chartered Accountants

Toronto, Canada
August 22, 1994

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Dacomed Corporation:

     We have audited the accompanying consolidated balance sheet of Dacomed Corporation and subsidiary as of June 24, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the fiscal year then ended (not included separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dacomed Corporation and subsidiary as of June 24, 1995, and the results of their operations and their cash flows for the fiscal year then ended, in conformity with generally accepted accounting principles.

                                          /s/  KPMG PEAT MARWICK LLP
                                          --------------------------------------
                                               KPMG Peat Marwick LLP

Minneapolis, Minnesota
October 10, 1995

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Dacomed Corporation:

     We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Dacomed Corporation and subsidiary for the fiscal year ended October 29, 1994 (not included separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1994 consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Dacomed Corporation and subsidiary for the fiscal year ended October 29, 1994, in conformity with generally accepted accounting principles.

                                          /s/  KPMG PEAT MARWICK LLP
                                          --------------------------------------
                                               KPMG Peat Marwick LLP

Minneapolis, Minnesota
December 19, 1994

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Advanced Surgical, Inc.:

     We have audited the accompanying consolidated balance sheet of Advanced Surgical, Inc. and subsidiary as of December 31, 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advanced Surgical, Inc. and subsidiary as of December 31, 1994, and the results of their operations and their cash flows for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

     The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations. The Company anticipates that losses and negative cash flows from operations will continue and that cash resources currently available may not be sufficient to sustain operations through 1995. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------
                                                 COOPERS & LYBRAND L.L.P.

Princeton, New Jersey
February 24, 1995

                            UROHEALTH SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                         UNAUDITED
                                                                                         PRO FORMA
                                                             JUNE 30,     MARCH 31,      MARCH 31,
                                                               1995          1996           1996
                                                             --------     ----------     ----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS
Current assets:
  Cash and equivalents.....................................  $  1,051      $  1,185       $ 33,695
  Short-term investments...................................     1,026            --             --
  Receivables, net of allowance for doubtful accounts of
     $538
     and $1,644 in 1995 and 1996, respectively.............     6,666         7,337          7,337
  Note receivable from officer of subsidiary...............       105            --             --
  Inventories..............................................     4,680         5,705          5,705
  Prepaids and deposits....................................       932         1,685          1,685
  Deferred debt issuance costs.............................        --           614          4,731
                                                             ---------     --------       --------
Total current assets.......................................    14,460        16,526         53,153
Property and equipment, net................................     8,698         8,132          8,132
Patents and intangibles, net of accumulated amortization of
  $1,860
  and $2,102 in 1995 and 1996, respectively................     2,334         2,135          2,135
Deposits and other assets..................................       273           649            649
Goodwill...................................................       409           393            393
                                                             ---------     --------       --------
                                                             $ 26,174      $ 27,835       $ 64,462
                                                             =========     ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses....................  $  6,670      $  9,455       $  9,455
  Compensation and employee benefits.......................     1,259         2,045          2,045
  Restructuring accrual....................................       268         1,345          1,345
  Revolving lines of credit................................     1,689         7,123             --
  Current portion of notes payable and capital leases......       531           286            286
                                                             ---------     --------       --------
Total current liabilities..................................    10,417        20,254         13,131
Long-term liabilities:
  Notes payable............................................     1,077         6,641            641
  Capital leases...........................................       323           211            211
  Convertible note.........................................     1,077         1,284             --
  Other liabilities........................................       151           185            185
  Restructuring, less current portion......................       218           823            823
Minority interest in consolidated subsidiary...............     1,230         1,073          1,073
Redeemable convertible preferred stock.....................     1,143         3,554             --
Convertible subordinated debentures........................        --            --         50,000
Commitments and contingencies
Common stockholders' equity:
  Preferred stock, $0.001 par value
     Authorized shares -- 5,000,000
     Issued and outstanding shares -- none.................        --            --             --
  Common stock, $0.001 par value
     Authorized shares -- 20,000,000
     Issued and outstanding shares -- 12,287,000 and
       12,460,000, respectively (13,266,000 pro forma).....        12            12             13
  Warrants.................................................     1,402         2,922          4,172
  Additional paid-in capital...............................    52,820        55,050         59,887
  Foreign currency adjustment..............................       115           (98)           (98)
  Deficit..................................................   (43,811)      (64,076)       (65,576)
                                                             ---------     --------       --------
Total common stockholders' equity..........................    10,538        (6,190)        (1,602)
                                                             ---------     --------       --------
                                                             $ 26,174      $ 27,835       $ 64,462
                                                             =========     ========       ========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                          NINE
                                                                                         MONTHS
                                                              YEAR ENDED JUNE 30,        ENDED
                                                             ---------------------     MARCH 31,
                                                               1994         1995          1996
                                                             --------     --------     ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                            DATA)
Net sales..................................................  $ 37,828     $ 45,453      $ 39,641
Cost of sales..............................................    13,993       16,159        12,896
                                                             --------     --------      --------
Gross profit...............................................    23,835       29,294        26,745

Operating expenses:
  Selling, general and administrative......................    32,802       35,145        32,218
  Research and development.................................     9,470        8,805         1,324
  Restructuring charges....................................        --        1,200         5,456
  Direct acquisition costs.................................        --          851         4,232
  Settlement of litigation.................................     1,000          300            --
                                                             --------     --------      --------
Total operating expenses...................................    43,272       46,301        43,230
                                                             --------     --------      --------
Loss from operations.......................................   (19,437)     (17,007)      (16,485)

Other income (expense):
  Minority interest consisting of accrued dividends on
     preferred stock of subsidiary.........................      (175)         (78)          (55)
  Interest income..........................................       318          263            23
  Interest expense.........................................      (267)        (303)       (1,002)
  Other....................................................        --            5           (48)
                                                             --------     --------      --------
Loss before taxes..........................................   (19,561)     (17,120)      (17,567)
Provision for income taxes.................................       566        1,386           431
                                                             --------     --------      --------
Net loss...................................................  $(20,127)    $(18,506)     $(17,998)
                                                             ========     ========      ========

Net loss per share:
  Net loss.................................................  $(20,127)    $(18,506)     $(17,998)
                                                             --------     --------      --------
  Dividends and accretion on redeemable convertible
     preferred stock.......................................        --          (45)         (579)
                                                             --------     --------      --------
  Net loss attributable to common stockholders.............  $(20,127)    $(18,551)     $(18,577)
                                                             ========     ========      ========
  Net loss per share.......................................  $  (1.77)    $  (1.52)     $  (1.50)
                                                             ========     ========      ========
Weighted average number of shares used to compute net loss
  per share................................................    11,384       12,235        12,344
                                                             ========     ========      ========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                          COMMON STOCK                   ADDITIONAL                  FOREIGN
                                       ------------------                 PAID-IN                   CURRENCY
                                       SHARES     AMOUNT     WARRANTS     CAPITAL      DEFICIT     TRANSLATION     TOTAL
                                       ------    --------    --------    ----------    --------    -----------    --------
Balance at June 30, 1993.............  11,003    $ 34,238     $   --      $  3,235     $(17,083)      $  --       $ 20,390
  Redeemable common stock............      --          --         --          (281)          --          --           (281)
  Stock compensation.................      --          --         --           926           --          --            926
  Exercise of options and warrants...      56         195         --             1           --          --            196
  Stockholder distribution...........      --          --         --            --          (85)         --            (85)
  Change in valuation of redeemable
     common stock....................      --          --         --            --          281          --            281
  Foreign currency translation.......      --          --         --            --            8          --              8
  Issue of shares subscribed.........     250         598         --            --           --          --            598
  Cancellation of stock options......      --          --         --           (10)          --          --            (10)
  Exchange of preferred stock of
     subsidiary......................     323       4,453         --            --           --          --          4,453
  Purchase of Laparomed
     Corporation.....................     236       6,990         --            --           --          --          6,990
  Net loss...........................      --          --         --            --      (20,127)         --        (20,127)
  Net unrealized gain/loss on
     investments.....................      --          --         --            --           --          --             --
  Settlement of litigation...........      --          --      1,000            --           --          --          1,000
                                       ------    --------     ------      --------     --------       -----       --------
Balance at June 30, 1994.............  11,868      46,474      1,000         3,871      (37,006)         --         14,339
  Exercise of options and warrants...      55          87         --            --           --          --             87
  Issuance of common shares..........     169         899         --            95           --          --            994
  Warrants...........................      --          --        402            --           --          --            402
  Exchange of preferred stock of
     subsidiary......................     195       2,720         --            --           --          --          2,720
  Reincorporation in Delaware........      --     (50,168)        --        50,168           --          --             --
  Adjustment for pooling of
     interest........................      --          --         --            --       10,432          --         10,432
  Dividends and accretion on
     redeemable convertible preferred
     stock...........................      --          --         --            --          (45)         --            (45)
  Net loss...........................      --          --         --            --      (18,506)         --        (18,506)
  Foreign currency translation.......      --          --         --            --           --         115            115
                                       ------    --------     ------      --------     --------       -----       --------
Balance at June 30, 1995.............  12,287          12      1,402        54,134      (45,125)        115         10,538
  Adjustments for pooling of
     interests.......................      --          --         --            --         (374)         --           (374)
  Exercise of options and warrants...     170          --         --           871           --          --            871
  Exchange of preferred stock of
     subsidiary......................       3          --         --            45           --          --             45
  Dividends and accretion on
     redeemable convertible preferred
     stock...........................      --          --         --            --         (579)         --           (579)
  Warrants...........................      --          --      1,520            --           --          --          1,520
  Net loss...........................      --          --         --            --      (17,998)         --        (17,998)
  Foreign currency translation.......      --          --         --            --           --        (213)          (213)
                                       ------    --------     ------      --------     --------       -----       --------
Balance at March 31, 1996............  12,460    $     12     $2,922      $ 55,050     $(64,076)      $ (98)      $ (6,190)
                                       ======    ========     ======      ========     ========       =====       ========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                           YEAR ENDED JUNE 30,      NINE MONTHS ENDED
                                                                          ---------------------         MARCH 31,
                                                                            1994         1995             1996
                                                                          --------     --------     -----------------
OPERATING ACTIVITIES
Net loss................................................................  $(20,127)    $(18,506)        $ (17,998)
Noncash items included in net loss:
  Depreciation and amortization.........................................     1,612        2,723             1,422
  Loss on retirement/write-off of assets................................       114           26               629
  Deferred income taxes.................................................       160           46              (110)
  Amortization of deferred loan costs...................................        --           --               637
  Settlement of litigation..............................................     1,000           --                --
  Increase in provision for doubtful accounts...........................       322           54             1,106
  Stock compensation....................................................       936           --                --
  Other.................................................................         8          147                49
  Equity issued for purchased research and development..................     5,312        5,312                --
Changes in operating assets and liabilities:
  Receivables...........................................................    (1,472)      (1,563)           (1,743)
  Inventories...........................................................      (399)        (604)           (1,092)
  Prepaids and deposits.................................................       110         (261)           (1,044)
  Note receivable from related party....................................       (40)         (60)               --
  Other.................................................................       (64)         469                --
  Accounts payable and accrued expenses.................................       659        2,968             2,909
  Compensation and employee benefits....................................       (18)         343               729
  Accrued dividends on preferred stock of subsidiary....................       175          132                --
  Accrued restructuring charges.........................................        --          486             2,005
  Other.................................................................        24           76                --
                                                                          --------     --------         ---------
Net cash used in operating activities...................................   (11,688)      (8,212)          (12,501)
INVESTING ACTIVITIES
Purchase of investments.................................................    (2,280)      (2,280)               --
Purchases of property and equipment, net................................    (1,935)      (3,469)           (2,596)
Proceeds from disposal of property and equipment........................      (163)           5               788
Cash acquired from acquisition of business..............................     1,008           --                --
Sale of investments.....................................................     5,972        6,361             1,026
Patents/intangibles.....................................................      (398)        (315)              (43)
Deposits and other assets...............................................       324        1,162                --
Other...................................................................       (60)         (31)               --
                                                                          --------     --------         ---------
Net cash provided by (used in) investing activities.....................     2,468        1,433              (825)
FINANCING ACTIVITIES
Issuance of common shares...............................................       177          748                --
Exercise of employee stock options......................................        18            1               700
Issuance of preferred stock by subsidiary...............................     6,286        1,831                --
Issuance of redeemable convertible preferred stock......................        --        1,500             1,830
Issuance of warrants....................................................        --           --               670
Proceeds from notes payable.............................................       314          738                --
Proceeds from term loan.................................................        --           --             5,579
Proceeds from issuance of convertible debt..............................        --        1,000                --
Proceeds from revolving lines of credit.................................    11,280        9,278             5,568
Principal payments on notes payable and capital leases..................      (761)        (724)             (887)
Principal payments on lines of credit...................................   (11,021)      (9,022)               --
Cash paid for shareholder distribution..................................       (85)          --                --
                                                                          --------     --------         ---------
Net cash provided by financing activities...............................     6,208        5,350            13,460
                                                                          --------     --------         ---------
Net increase (decrease) in cash.........................................    (3,012)      (1,429)              134
Cash, beginning of year.................................................     6,798        3,994             1,051
                                                                          --------     --------         ---------
Cash, end of year.......................................................  $  3,786     $  2,565         $   1,185
                                                                          ========     ========         =========
NONCASH INVESTING AND FINANCING ACTIVITIES
Equipment acquired under capital leases.................................  $    235     $    160         $      --
                                                                          ========     ========         =========
Preferred stock of subsidiary exchanged for common shares of the
  Company...............................................................  $  4,452     $  2,721         $      45
                                                                          ========     ========         =========
Shares subscribed for in 1992 for which common shares were issued in
  1994..................................................................  $    598     $     --         $      --
                                                                          ========     ========         =========
Equity issued in acquisition of a business..............................        --        6,990                --
                                                                          ========     ========         =========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest..................................................  $     57     $    195         $     912
                                                                          ========     ========         =========
Cash paid for taxes, net of refunds.....................................  $      5     $  1,262         $   1,010
                                                                          ========     ========         =========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF THE COMPANY AND BASIS OF FINANCIAL STATEMENT PRESENTATION

  Description of the Company

     UROHEALTH Systems, Inc. (the "Company") is engaged in the manufacture, marketing and distribution of products used by urologists and gynecologists. The Company is focused on developing a broad range of products specific to these two specialities using a direct sales distribution channel.

  Basis of Financial Statement Presentation

     In 1996, the Company changed its fiscal year end to March 31. Fiscal 1996 is a nine month transition period ended March 31, 1996.

     During the nine month period ended March 31, 1995, the Company's results of operations included: net sales of $32.7 million; gross profits of $21.7 million; income taxes of $1.0 million; net loss of $15.5 million; and net loss per share of $1.28.

     Financial information for fiscal years 1994 and 1995 has been restated to reflect mergers with Osbon Medical Systems Ltd., Dacomed Corporation, Advanced Surgical, Inc. and Allstate Medical Products, Inc. Significant intercompany accounts and transactions have been eliminated in consolidation and certain amounts have been reclassified in prior periods to conform to the current period presentation.

  Unaudited Pro Forma Financial Information

     The accompanying pro forma balance sheet as of March 31, 1996 has been prepared assuming the Company completed a private placement of $50.0 million of convertible subordinated debentures and converted the convertible note and redeemable convertible preferred stock into common stock as of that date.

     The first and second closings of a private placement of $50.0 million, 8.75% convertible debentures were completed on May 13, 1996 and May 20, 1996, respectively, and upon consummation of the third closing, is estimated to provide proceeds of approximately $45.0 million, net of debt issuance costs (Note 7). The Company used $16.5 million of the private placement proceeds to repay amounts outstanding under a Credit Agreement. As of March 31, 1996, approximately $13.1 million was outstanding under the Credit Agreement (Note 6). In connection with the $50.0 million private placement, a break-up fee consisting of $500,000 cash and 200,000 warrants, was paid to the lender under the Credit Agreement. The warrants have an exercise price of $9.15 and expire in May 2001. The break-up fee and unamortized deferred loan costs related to the Credit Agreement totaling approximately $2.0 million, net of taxes, will be recorded as an extraordinary expense in fiscal 1997.

     Also on May 13, 1996, obligations under the convertible note and redeemable convertible preferred stock, totalling approximately $8.5 million, were exchanged for 1,414,827 shares of the Company's common stock, (Note 8). As of March 31, 1996, approximately $4.8 million was outstanding under these securities and were convertible into approximately 806,000 shares.

  Business Combinations

     In December 1995, the Company acquired all of the outstanding common stock of Osbon Medical Systems, Ltd. (Osbon), a private healthcare company in the urological products field and Advanced Surgical, Inc. (Advanced), a publicly held manufacturer and distributor of minimally invasive surgical products and a proprietary female incontinence product under development. The acquisitions were completed in two separate transactions both of which have been accounted for as pooling of interests and accordingly, the accompanying consolidated financial statements of the Company include the assets, liabilities and operations of these companies with those of the Company for all periods presented. The Company issued 5,937,833 shares of its common stock in connection with these acquisitions.

                            UROHEALTH SYSTEMS, INC.

1. DESCRIPTION OF THE COMPANY AND BASIS OF FINANCIAL STATEMENT PRESENTATION (CONTINUED)
     In July 1995, the Company acquired all of the outstanding common stock of Dacomed Corporation (Dacomed), a private healthcare company in the urological products field and Allstate Medical Products, Inc. (Allstate), a private manufacturer and distributor of disposable urinary incontinence products. The acquisitions were completed in two separate transactions both of which have been accounted for as pooling of interests and accordingly, the accompanying consolidated financial statements of the Company include the assets, liabilities and operations of these companies with those of the Company for all periods presented. The Company issued 1,800,856 shares of its common stock in connection with these acquisitions.

     The results of operations previously reported by Osbon, Advanced, Dacomed and Allstate included in the accompanying consolidated financial statements are summarized below (in thousands):

                                                                                     NINE
                                                                                    MONTHS
                                                          YEAR ENDED JUNE 30,        ENDED
                                                         ---------------------     MARCH 31,
                                                           1994         1995         1996
                                                         --------     --------     ---------
    Net sales:
      Osbon............................................  $ 20,681     $ 25,767     $  23,653
      Advanced.........................................     1,754        2,231         1,223
      Dacomed..........................................     8,920        9,300         8,017
      Allstate.........................................     2,215        2,275         1,798
      UroHealth........................................     4,258        5,880         4,950
                                                         --------     --------     ---------
              Combined.................................  $ 37,828     $ 45,453     $  39,641
                                                         ========     ========     =========
    Net income (loss):
      Osbon............................................  $    813     $  2,035     $     528
      Advanced.........................................   (13,068)     (12,283)       (2,408)
      Dacomed..........................................    (1,389)        (692)       (1,310)
      Allstate.........................................       148          (42)         (623)
      UroHealth........................................    (6,631)      (7,524)      (14,185)
                                                         --------     --------     ---------
              Combined.................................  $(20,127)    $(18,506)    $ (17,998)
                                                         ========     ========     =========

     Prior to the December 1995 merger, Osbon prepared its financial statements on the basis of a September 30 fiscal year and Advanced had a December 31 year end. The consolidated results of operations for the years ended June 30, 1994 and 1995 include the results of operations of Osbon for the years ended September 30, 1994 and 1995, respectively. Accordingly, revenues of approximately $6,809,000 and net income from operations of $373,000 were included in the consolidated results of operations for both fiscal periods ended June 30, 1995 and March 31, 1996. The consolidated results of operations for the years ended June 30, 1994 and 1995 include the results of operations of Advanced for the year ended December 31, 1994 and for the year ended June 30, 1995, respectively. Accordingly, revenues of approximately $1,111,000 and net loss from operations of $10,154,000 for Advanced were included in both the June 30, 1994 and 1995 consolidated results of operations.

     Prior to the July 1995 merger, Dacomed and Allstate prepared their financial statements on the basis of an October 31 and December 31 fiscal year end, respectively. Revenues of approximately $3,500,000 and net loss from operations of $315,000 of Dacomed for the period from July 1, 1994 to October 31, 1994 were included in both the June 30, 1994 and 1995 consolidated results of operations. Revenues of approximately $1,100,000 and net income of $74,000 of Allstate for the period from July 1, 1994 to December 31, 1994 were included in both the June 30, 1994 and 1995 consolidated results of operations.

                            UROHEALTH SYSTEMS, INC.

1. DESCRIPTION OF THE COMPANY AND BASIS OF FINANCIAL STATEMENT PRESENTATION (CONTINUED)
     No adjustments were required to be made to the net assets of the combining enterprises to conform accounting practices. There was no effect on net income previously reported. The individual fiscal years of the merged companies were not changed.

     On March 17, 1995, the Company acquired all of the issued and outstanding stock of UroHealth of Kentucky, Inc. in exchange for an aggregate of 25,000 shares of the Company's common stock and assumption of debt, aggregating approximately $137,000 to two principal stockholders of UroHealth of Kentucky, Inc. The acquisition of UroHealth of Kentucky, Inc. has been accounted for by the purchase method of accounting and, accordingly, the operations are included in the accompanying consolidated financial statements from the acquisition date. The excess of cost over fair value of net assets acquired in this transaction has been allocated to goodwill in the consolidated balance sheet. In addition, one principal stockholder entered into an employment agreement, two principal stockholders entered into consulting arrangements with the Company, and all three principal stockholders are entitled to receive, in the aggregate, fifty percent of the Company's net profits generated from future incontinence clinics operated by the Company if employing the UroHealth of Kentucky, Inc. operating model.

     On July 27, 1994 through its Advanced subsidiary, the Company purchased all of the outstanding capital stock of Laparomed Corporation, a developer, manufacturer and marketer of single-use instruments for minimally invasive surgery, primarily laparoscopic procedures used by gynecologists and general surgeons, in exchange for 236,000 shares of the Company's common stock. The acquisition has been accounted for by the purchase method of accounting and the purchase price of $6,990,000 approximates the fair value of the net assets acquired. The operating results of this acquisition, including purchased research and development as a result of this acquisition, are included in the Company's consolidated results of operations from the date of the Laparomed acquisition. During the fiscal year ended June 30, 1995, the Company incurred approximately $1,665,000 related to the relocation of Laparomed's operations and employee termination costs.

2.  SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Revenue from sales of manufactured products is recognized upon shipment to customers.

  Cash and Equivalents

     Cash and equivalents include time deposits, certificates of deposit and other marketable securities with original maturities of three months or less.

  Property and Equipment

     Property and equipment are recorded at cost, less accumulated depreciation and amortization. Maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. Depreciation and amortization are provided on the straight line method over the assets estimated useful lives. Estimated useful lives range from five to seven years for office equipment, five to ten years for equipment and tooling, ten years for molds and three to five years for vehicles. For leasehold improvements, the useful life is determined to be the original term of the lease.

  Patents, Intangibles and Goodwill

     Intangible assets consisting of patents, trademarks and goodwill are amortized on a straight-line basis over various periods up to twenty years. Intangible assets are reviewed if the facts and circumstances suggest that they may be impaired. An intangible asset is deemed to be impaired when the unamortized balance exceeds the undiscounted estimated future cash flows from the related assets.

                            UROHEALTH SYSTEMS, INC.

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  Advertising Expense

     Advertising and promotion costs are expensed when incurred. Such costs in fiscal 1994, 1995 and 1996 were $952,000, $1,037,000 and $727,000, respectively.

  Research and Development Expense

     Research and development expenses are charged against income as incurred.

  Warranty and Product Liability Costs

     Estimated warranty costs, insurance deductible amounts associated with product liability claims, and an amount for incurred but not reported product liability incidents are accrued in the period the products are sold. Actual costs are charged against the accrual when paid.

  Per Share Information

     Net loss per share is based on net income attributable to common stockholders and the weighted average number of shares of common stock outstanding during the periods presented. Common stock equivalents have not been included in the calculation as they are anti-dilutive.

  Recent Accounting Pronouncements

     Effective March 1995, the Financial Accounting Standards Board issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed of ("FAS 121), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than assets' carrying amount. FAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted FAS 121 during the first quarter of fiscal 1996 and, with no material effect to its financial statement position or results of operations.

     In November 1995, the Financial Accounting Standards Board issued Statement No. 123 Accounting for Stock Based Compensation ("FAS 123"). The Company has elected to continue accounting for stock options under APB No. 25 Accounting for Stock Issued to Employees and adopt the pro forma disclosure provisions of FAS
123. The adoption of FAS 123 would not have a material effect on the Company's financial position or results of operations for the year ended December 31, 1995.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.  INVESTMENTS

     All investments have been classified as available-for-sale, and are carried at fair value or amortized cost. At June 30, 1995, investments consist of mutual funds, corporate bonds and certificates of deposits in the amounts of $1.0 million, $20,000 and $6,000, respectively. All debt securities carried as investments matured in six months or less.

                            UROHEALTH SYSTEMS, INC.

4.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                                      JUNE 30,      MARCH 31,
                                                                        1995          1996
                                                                      ---------     ---------
    Office equipment................................................   $  4,027      $ 4,560
    Equipment and tooling...........................................      5,582        3,920
    Molds...........................................................      2,169        2,177
    Leasehold improvements..........................................        462        1,150
    Building........................................................      1,265        1,718
    Land............................................................        247          247
    Other...........................................................        484          962
                                                                       --------      -------
                                                                         14,236       14,734
    Accumulated depreciation........................................      5,538        6,602
                                                                       --------      -------
                                                                       $  8,698      $ 8,132
                                                                       ========      =======
    Equipment recorded under capital leases included above..........   $    534      $   534
    Accumulated depreciation thereon................................         80          124
                                                                       --------      -------
                                                                       $    454      $   410
                                                                       ========      =======

5.  INVENTORIES

     Inventories are carried at the lower of cost, determined on the first-in, first-out basis, or market and consist of the following (in thousands):

                                                                      JUNE 30,     MARCH 31,
                                                                        1995          1996
                                                                      --------     ----------
    Raw materials and supplies......................................   $1,783        $1,963
    Work in progress................................................      262           318
    Finished goods..................................................    2,635         3,424
                                                                       ------        ------
                                                                       $4,680        $5,705
                                                                       ======        ======

6.  NOTES PAYABLE AND LINES OF CREDIT

     Notes payable consist of the following (dollars in thousands):

                                                                                     MARCH
                                                                       JUNE 30,       31,
                                                                         1995         1996
                                                                       --------     --------
    Term loan under Credit Agreement, repaid May 13, 1996..........     $   --       $6,000
    Bank note, interest at prime plus 3%, repaid in November
      1995.........................................................        375           --
    Bank note, interest at 8.75%, repaid in April 1996.............        338          326
    Bank note, interest at 8.75%, repaid in April 1996.............        253          221
    Bank note dated December 21, 1992, due in 180 monthly
      installments with interest at 8.75% collateralized by a
      building.....................................................        180          175
    Unsecured bank notes with interest rates of prime plus .5% to
      10%, repaid in October 1995..................................        170           --
    Bank note dated April 29, 1994, due in 36 monthly installments
      with interest at 8.75%; collateralized by equipment..........         42           41
    Bank note dated February 11, 1994, due in 30 monthly
      installments with interest at 8.75%; collateralized by
      equipment....................................................         34           29
    Various notes payable with interest from 8.5% to 10%, due dates
      through August 1, 1997, secured by equipment.................         43           19
                                                                        ------       ------
                                                                         1,435        6,811
              Less current maturities..............................        358          170
                                                                        ------       ------
                                                                        $1,077       $6,641
                                                                        ======       ======

                            UROHEALTH SYSTEMS, INC.

6.  NOTES PAYABLE AND LINES OF CREDIT (CONTINUED)
     Revolving lines of credit consist of the following (dollars in thousands):

                                                                      JUNE 30,     MARCH 31,
                                                                        1995          1996
                                                                      --------     ----------
    Line of credit under Credit Agreement, interest at prime rate
      plus 4%, repaid in May 1996...................................   $   --        $5,500
    Line of credit with a bank in the lesser of $2,000 or 80% of subsidiaries' qualifying accounts receivable; interest at the bank's prime minus .25%; guaranteed by a stockholder of the
      company; repaid in May 1996...................................      986         1,623
    Line of credit with interest at the bank's reference rate plus
      2.5%; repaid in April 1996....................................      378            --
    Line of credit, interest at bank prime plus 2%, repaid in
      November 1995.................................................      150            --
    Line of credit, interest at bank prime plus 2%, repaid in
      October 1995..................................................      175            --
                                                                       ------        ------
                                                                       $1,689        $7,123
                                                                       ======        ======

     In October 1995, the Company refinanced all lines of credit assumed under the Dacomed and Allstate mergers under a Credit Facility which provided for borrowings up to $2.6 million under a revolving line of credit and maintained an existing $375,000 term loan. In connection with the Credit Facility the Company also granted 50,000 warrants with a five year term and an exercise price of $10.50.

     In November 22, 1995, the Company refinanced the $2.6 million revolving line of credit and the $375,000 term loan under the Credit Facility, entering into a $10.0 million Credit Agreement with a new bank. The Credit Agreement consisted initially of a $6.0 million term loan and a $4.0 million revolving line of credit. The revolving line of credit under the Credit Agreement was increased to $5.5 million in March 1996 and to $10.5 million in April 1996. Interest on all borrowings under the Credit Agreement was at the bank's prime rate plus 4.0% (plus 2.0% in the event of default). The Credit Agreement was repaid with proceeds from the sale of convertible subordinated debentures in May 1996.

     In connection with the initial borrowings under the Credit Agreement, the Company granted a warrant to purchase 366,667 shares of the Company's common stock at $9.15 per share. The warrant expires on November 22, 2000. In connection with subsequent increases of amounts available under the line of credit and significant covenant modifications the Company granted a warrant to purchase 350,000 shares of the Company's common stock at $9.15 per share. The warrant expires on April 12, 2001.

7.  CONVERTIBLE SUBORDINATED DEBENTURES -- (UNAUDITED)

     On May 3, 1996, the Company authorized the issuance of $50.0 million of 8.75% convertible subordinated debentures (the "Debentures") and warrants to purchase 250,000 shares of the Company's common stock at $13.00. The Debentures are convertible at any time and are subject to certain registration rights. The Debentures mature in May 2006 and interest is payable quarterly in arrears. The warrants expire in five years.

     The Debentures are redeemable at the option of the Company after two years, if the average market price of the Company's common stock is above $22.00 for 60 consecutive days, or after three years without regard to the Company's common stock price. The redemption price is equal to 105% of the principal amount decreasing annually to the principal amount in 2004, plus accrued and unpaid interest.

     The Debentures are convertible into common stock at $11.00 per share, are subordinate to all future senior borrowings and will have voting rights on all matters on an "as converted" basis. The holders of the Debentures must approve any dividend, payment or other distribution to stockholders, as well as any

                            UROHEALTH SYSTEMS, INC.

7. CONVERTIBLE SUBORDINATED DEBENTURES -- (UNAUDITED) (CONTINUED) redemption of shares of common stock, options or warrants of the Company or any subsidiary other than the preferred stock issued by Urohealth-California.

8.  CONVERTIBLE NOTE AND REDEEMABLE CONVERTIBLE PREFERRED STOCK

     In connection with the private placement of convertible subordinated debentures, the holder of the Company's convertible note and the redeemable convertible preferred stock exchanged these securities, plus accrued interest, for 358,617 and 1,056,210 shares of the Company's common stock, respectively. The exchange price was $6.00 per share. As a result of the conversion, deferred debt issuance costs totalling approximately $0.9 million were charged to additional paid-in capital. Warrants previously granted to the holder to purchase 800,000 shares of the Company's common stock at $6.88 remain outstanding and expire in 2000 and a warrant to purchase 250,000 shares of the Company's common stock at $10.00 per share which expires in 2000 was issued to the holder in connection with the conversion and modification of certain other rights.

9.  CAPITAL AND OPERATING LEASES

     The Company has various capital equipment leases and operating lease agreements for office and production facilities. The Company is required to pay maintenance and property taxes attributable to the facilities. Rent expense under all operating leases was approximately $1.0 million, $1.1 million and $625,000 in 1994, 1995 and 1996, respectively.

     Future minimum lease payments at March 31, 1996 are shown in the following table:

                                                                        CAPITAL      OPERATING
                                                                         LEASES       LEASES
                                                                        --------     ---------
                                                                            (IN THOUSANDS)
    Years ending March 31:
      1997............................................................    $150        $   925
      1998............................................................     140            733
      1999............................................................      66            738
      2000............................................................      36            461
      2001............................................................      --            442
      thereafter......................................................       1            368
                                                                          ----        -------
    Net minimum lease payments........................................     393        $ 3,667
                                                                                      =======
    Less imputed interest.............................................      66
                                                                          ----
    Present value of net minimum lease payments.......................     327
    Less current portion..............................................     116
                                                                          ----
    Long-term portion.................................................    $211
                                                                          ====

10.  RESTRUCTURING CHARGES

     During the year ended June 30, 1995, the Company hired a new senior management team which adopted and implemented a restructuring plan (the Plan) under which it has refocused the Company's strategic direction. Under the Plan, the Company terminated or amended certain distribution, consulting and employment agreements. Accordingly, the consolidated statement of operations reflects a charge of $1,200,000 ($.06 per common share) to terminate or restructure these agreements under the Plan. The components of the restructuring charges include a provision to discontinue the distribution of the Adzorbstar(TM) product line of

                            UROHEALTH SYSTEMS, INC.

10.  RESTRUCTURING CHARGES (CONTINUED)
$360,000, termination agreements which include indemnification costs of former employees for legal fees associated with an SEC investigation of $250,000, termination of certain other consulting and distributor agreements of $50,000, and the amendment and settlement of certain claims under the employment agreement with the former Chief Executive Officer of $540,000. All significant restructuring charges were paid in cash during the 1995 calendar year. Through March 31, 1996, cash payments have reduced the components of the restructuring accrual to $328,000 primarily relating to the settlement of certain claims with the former Chief Executive Officer.

     In December 1995, the Company implemented a restructuring plan to consolidate redundant facilities and reduce personnel resulting from the mergers with Dacomed Corporation, Osbon Medical Systems, Ltd. and Advanced Surgical, Inc. Under the plan the Company has eliminated approximately 70 manufacturing, engineering and administrative personnel and closed all operations at two acquired facilities. The estimated cost associated with each component of this restructuring plan and the cash and non-cash charges incurred during fiscal 1996 are summarized in the table below. Non-cash charges consist of the write-down of existing assets to their estimated net realizable value. Reclassifications during the period relate to decreases in severence amounts payable to officer's of acquired companies, offset by increases in estimates for facility closure costs including loss on sale of discontinued product lines and closure costs related to international operations of acquired companies. The remaining restructuring accrual at March 31, 1996 relates primarily to terminated employee severance and facility lease obligations, which are expected to be paid in cash. Although subject to future adjustment, management of the Company believes that restructuring reserves as of March 31, 1996 are adequate to complete the restructuring.

                                    BEGINNING                                                     BALANCE AT
                                  RESTRUCTURING     NON-CASH       CASH                           MARCH 31,
                                     ACCRUAL         CHARGES     CHARGES     RECLASSIFICATIONS       1996
                                  --------------    ---------    --------    -----------------    ----------
                                                                (IN THOUSANDS)
    Personnel reduction costs...      $2,620         $    --      $1,171          $  (730)          $  719
    Facility reduction costs....       2,836           1,187       1,258              730           $1,121
                                      ------         -------      ------          -------           ------
                                      $5,456         $ 1,187      $2,429          $    --           $1,840
                                      ======         =======      ======          =======           ======

11.  MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY

     In September and October 1993, the Company, and its subsidiary, Urohealth, Inc. (California) ("Urohealth-California"), completed two private placements for 430,000 units at a subscription price of $10.00 per unit for gross proceeds of $4,300,000. The net proceeds to Urohealth-California were $3,820,000. In the first private placement, each unit consisted of two shares of Series A Convertible Preferred Stock of Urohealth-California ("Urohealth-California Series A Preferred Stock") and one warrant to purchase one third of a share of common stock of the Company at an exercise price of $5.00 per preferred share. In the second private placement, each unit consisted of two shares of Junior Convertible Preferred Stock of Urohealth-California ("Urohealth-California Junior Preferred Stock") and one warrant to purchase one third of a share of common stock of the Company at an exercise price of $5.00 per share. The Urohealth-California Series A Preferred Stock and Urohealth-California Junior Preferred Stock are hereinafter collectively referred to as the "Urohealth-California Preferred Stock." Each share of the Urohealth-California Preferred Stock has a liquidation preference of $5.00 per preferred share, together with all accrued but unpaid dividends. Cumulative dividends of 7% per annum accrue on the Urohealth-California Preferred Stock, payable when and if declared by the Board of Directors of the Company out of legally available funds, prior to any dividend on the Company's common stock. Unless exchanged or converted prior to redemption, each share of the Urohealth-California Preferred Stock is redeemable by the Company upon 30 days' notice, by payment of $5.00 per preferred share together with any accrued but unpaid dividends and prior to October 31, 2001, and a

                            UROHEALTH SYSTEMS, INC.

11. MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY (CONTINUED) designated redemption premium. The Board of Directors of the Company, subsequent to year end, has authorized the redemption of all outstanding
Urohealth-California Series A Preferred Stock. The terms of the warrants included in the units are identical to the terms of the warrants issued as part of the units sold in the public offering in March 1992 (Note 15).

     In May 1994, the Company and Urohealth-California completed an additional private placement for 178,180 units at a subscription price of $15.50 per unit for gross proceeds of $2,762,000. The net proceeds to Urohealth-California were $2,466,000. In fiscal 1995, the Company accepted subscriptions for 130,000 units (representing 390,000 shares of Urohealth-California Subordinate Preferred Stock, and 390,000 warrants of the Company) at $15.50 per unit for total proceeds of $2,015,000. The net proceeds to Urohealth-California was $1,831,000. Each unit consisted of three shares of Subordinate Convertible Preferred Stock of Urohealth-California (the "Urohealth-California Subordinate Preferred Stock") and three warrants identical to the warrants issued as part of the units sold in the public offering in March 1992 (Note 15). All outstanding shares of Urohealth-California Subordinate Preferred Stock were exchanged for 177,000 shares of the Company's common stock in fiscal 1995.

     Minority interest reflected in the consolidated balance sheets consists of (dollars in thousands):

                                                       JUNE 30, 1995            MARCH 31, 1996
                                                    --------------------     --------------------
                                                     SHARES      AMOUNT       SHARES      AMOUNT
                                                    --------     -------     --------     -------
     Urohealth-California Series A Preferred
       Stock:
       Outstanding at beginning of year...........   267,000     $ 1,186      213,000     $   944
       Issued during year.........................        --          --           --          --
       Exchanged during year......................   (54,000)       (242)     (10,000)        (45)
                                                     -------     -------      -------     -------
       Outstanding at end of year.................   213,000         944      203,000         899

     Urohealth-California Subordinate Preferred
       Stock:
       Outstanding at beginning of year...........   140,568         648           --          --
       Issued during year.........................   390,000       1,831           --          --
       Exchanged during year......................  (530,568)     (2,479)          --          --
                                                     -------     -------      -------     -------
       Outstanding at end of year.................        --          --           --          --
                                                     -------     -------      -------     -------
     Outstanding at June 30, 1995.................   213,000     $   944      203,000     $   899
                                                     =======     =======      =======     =======

     The redemption value at March 31, 1996 of the outstanding 203,000 Urohealth-California Preferred Stock is $1,239,750.

12.  RELATED PARTY TRANSACTIONS

     Corporations related through common ownership provide advertising, publishing management and computer services to the Company. Such services totaled $1,035,000, $1,977,000 and $1,359,000 for the fiscal periods ended June 30, 1994 and 1995 and March 31, 1996, respectively. At June 30, 1994 and 1995 and March 31, 1996, amounts owed to these related corporations totaled $127,000, $28,000 and $53,000, respectively. These services are in all cases competitively priced and of comparable value to services that would have been received from a third party.

     The Company leases certain of its office facilities from a party related to certain shareholders; rental expense under the lease is approximately $17,000 per month and the lease expires in 2003.

                            UROHEALTH SYSTEMS, INC.

13.  CAPITAL STOCK

     Subsequent to March 31, 1996 the Board of Directors approved an increase in the number of common shares authorized to be issued from 20.0 million shares to
50.0 million shares, which increase is subject to stockholder approval.

     Each outstanding share of the Company's common stock carries a stock purchase right. Under certain circumstances, each right may be exercised to purchase one-hundredth of a share of the Company's Series B Preferred Stock for $200. Under certain circumstances, following the acquisition of 20% or more of the Company's outstanding common stock by an acquiring person, as defined in the Preferred Share Purchase Rights Plan (Note 16), each right (other than rights held by an acquiring person) may be exercised to purchase common stock of the Company or a successor company with a market value of twice the $200 exercise price. The rights, which are redeemable by the Company at $.01 per right, expire June 30, 2003.

     The Series B Preferred Stock is issuable in series holding rights and restrictions as designated by the directors before issue. In June 1993, the directors designated a series of 250,000 Series A Preferred Stock. Subsequent to March 31, 1996, the Board of Directors created Series C Preferred Stock of the Company having the rights, preferences and privileges designated by the directors. The Series C Preferred Stock will be exchanged for convertible subordinated debentures (Note 7) upon approval by stockholders of voting rights for the convertible subordinated debentures. Except as described above, no other series of preference shares has been designated.

     In December 1994, the Company completed a private placement of 121,667 common shares for net proceeds of $618,000. At March 31, 1996, the number of common shares potentially issuable in relation to outstanding stock options, warrants, the convertible note, redeemable convertible preferred stock and conversion of preferred stock of Urohealth-California and the Company was 7,925,669 shares, subject to increase under anti-dilution provisions.

14.  STOCK OPTION PLANS

     In March 1986, the Company established a stock option plan (the "1986 Plan"), which provides for the granting of common stock options to directors, officers and key employees of the Company and its subsidiaries. The 1986 Plan was amended in March 1988. Under the 1986 Plan, common stock options for up to 10% of the number of common shares of the Company outstanding from time to time may be granted, provided that options in favor of any one individual may not exceed 5% of the issued and outstanding common shares. However, the total number of common shares under the 1986 Plan and any other option plan maintained by the Company may not exceed 10% of the common shares of the Company outstanding from time to time.

     The exercise price of all stock options granted under the 1986 Plan must be at least equal to the fair market value of such shares on the date of grant, and the maximum term of each option may not exceed five years.

     In October 1992, the Company adopted the 1992 Employee Stock Option Plan (the "1992 Plan"), which provides for the granting of both incentive and nonstatutory common stock options (as defined) to officers and employees of the Company and its subsidiaries. Under the 1992 Plan, up to 366,667 options may be granted; however, the total number of common shares under the 1992 Plan and any other option plan maintained by the Company may not exceed 10% of the number of common shares of the Company outstanding from time to time. The 1992 Plan received stockholder approval at the Company's annual meeting held in December 1992.

     The exercise price of all options granted under the 1992 Plan is to be determined by the Board; however, in the case of incentive stock options, the exercise price must be at least equal to the fair market value of such shares on the date of grant, and the maximum term of each option may not exceed ten years.

                            UROHEALTH SYSTEMS, INC.

14.  STOCK OPTION PLANS (CONTINUED)
     In October 1994, the Company established a stock option plan (the "1994 Plan") which provides for the granting of both incentive and nonstatutory common stock options to employees, consultants and independent contractors of the Company and its affiliates. The 1994 Plan, as amended, authorizes the issuance of up to the greater of 2,333,333 shares of common stock or 20% of the Company's outstanding shares in the form of stock options, stock grants, rights to purchase restricted stock and stock appreciation rights.

     The exercise price for any incentive stock option granted under the 1994 Plan shall not be less than the fair market value of the stock on the date of the grant. However, no incentive option may be granted to a person who, at the time of grant, owns stock constituting more than 10% of the total combined voting power of all classes of the Company's stock, unless the exercise price is at least 110% of the fair market value of the stock on the option grant date. The exercise price for any nonstatutory stock option granted under the 1994 Plan may not be less than 85% of the fair market value of the stock on the date the option is granted; provided, however, that the exercise price of options granted to covered employees shall not be less than 100% of the fair market value on the date of the grant.

     The term of an incentive stock option granted under the 1994 Plan shall not exceed ten years; provided that the term of any option granted to a 10% stockholder shall not exceed five years.

     Pursuant to the merger agreement with Dacomed, the Company assumed the obligation to Dacomed employees for stock options granted under the Dacomed 1989 Stock Option Plan (the "Dacomed Plan"). The Dacomed Plan provides for granting of both incentive and non-statutory stock options at the fair market value of such shares at the date granted and the option term may not exceed ten years.

     Pursuant to the merger agreement with Advanced, the Company assumed the obligation to Advanced employees for stock options granted under Advanced's 1992 stock option plan for employees and consultants (the "Advanced Plan"); there are reserved for issuance 289,300 common shares of the Company. The Advanced Plan provides for the granting of incentive and non-qualified stock options. The exercise price of options under this plan may not be less than 85% of the fair market value of the shares at the time of grant. Options may be exercised for not more than ten years from the date of grant and vest at various rates. Options under the 1986 Plan, the 1992 Plan, the 1994 Plan, the Dacomed Plan and the Advanced Plan expire at various dates through 2005.

     The following table summarizes the activity under the 1986 Plan, the 1992 Plan, the 1994 Plan, the Dacomed Plan and the Advanced Plan for the year ended June 30, 1995 and for the nine months ended March 31, 1996.

                                                                       NUMBER OF SHARES
                                                                    -----------------------
                                                                    JUNE 30,      MARCH 31,
                                                                      1995          1996
                                                                    ---------     ---------
    Outstanding at beginning of year..............................    458,483     1,526,658
    Granted.......................................................  1,141,789     2,682,499
    Exercised (1995 -- $1.50 per share,
      1996 -- $2.25 to $12.125 per share).........................    (30,360)     (159,805)
    Expired or cancelled..........................................    (43,254)      (38,798)
                                                                    ---------     ---------
    Outstanding at end of year....................................  1,526,658     4,010,554
                                                                    =========     =========
    Exercisable at end of year (1995 and 1996 -- $1.86 to
      $58.48 per share)...........................................    761,732       969,360
                                                                    =========     =========

                            UROHEALTH SYSTEMS, INC.

14.  STOCK OPTION PLANS (CONTINUED)
  Option Agreements

     In November 1992, the Company adopted the Non-Employee Directors Stock Option Plan (the "Directors Plan"). Under the terms of the Directors Plan, up to 200,000 options may be granted. The Directors Plan received stockholder approval at the Company's annual meeting held December 1992. The term of each option is five years, and an option first becomes exercisable one year after the date of the grant. Under the Plan, each person serving as a director of the Company who, during the previous fiscal year, has attended 75% of the total number of meetings of the Board and committees of the Board on which he or she served, and who is not employed by the Company, will automatically be granted 7,500 options. At March 31, 1996, 60,000 options were outstanding under the Directors Plan.

     In December 1992, the Company adopted a Stock Appreciation Rights Plan (the "SAR Plan"), which provides for granting of Stock Appreciation Rights ("SARs") to officers and significant employees of the Company and its subsidiaries. Under the SAR Plan, up to 500,000 SAR's may be granted and the SAR holder may elect to receive cash, common stock or a combination of cash and common stock upon exercise of a SAR. During 1995, of the 300,000 outstanding SAR's, 150,000 SAR's were cancelled and 150,000 SAR's were converted to options to purchase the Company's common stock. None of the remaining 200,000 SAR's were granted, and the plan was terminated in 1995.

15.  OTHER STOCK OPTIONS AND WARRANTS

     The following table indicates the expiration dates, exercise prices per share and number of non-employee common stock options and warrants outstanding at June 30, 1995 and March 31, 1996.

                                                                       NUMBER OF SHARES
                                                                    -----------------------
                                                                    JUNE 30,      MARCH 31,
                                                                      1995          1996
                                                                    ---------     ---------
    Warrants issued in conjunction with public offering
      in March 1992 expiring in March 1997........................    499,415       499,415
    Warrants issued to underwriters in conjunction with
      public offering expiring in March 1997:
      110,000 units...............................................     73,333        73,333
      110,000 warrants............................................     36,667        36,667
    Warrants issued in conjunction with private placements........    451,513       451,513
    Other non employee stock options and warrants expiring
      between November 1993 and May 2005, exercise price 1995 and
      1996 $1.86 to $23.625.......................................  1,330,353     1,980,571
                                                                    ---------     ---------
    Outstanding at end of year....................................  2,391,281     3,041,499
                                                                    =========     =========
    Exercisable at end of year (1995 and 1996 $1.86 to $23.625 per
      share)......................................................  1,113,809     1,322,367
                                                                    =========     =========

     Each warrant issued in conjunction with the public offering or private placements in the table above entitles the holder to purchase a one third share of common stock of the Company at a price of $5.00 until the warrants expire in March 1997. The number and kind of securities or other property for which the options are exercisable are subject to adjustments in certain events, such as mergers, reorganizations or stock splits, to prevent dilution. The Company may redeem any unexercised outstanding warrants for $0.25 per warrant (upon 30 days' written notice) at any time at which the closing price for the Company's common shares, has exceeded $22.50 per share for any period of 30 consecutive trading days within the 60 trading days preceding the call notice.

                            UROHEALTH SYSTEMS, INC.

16.  PREFERRED SHARE PURCHASE RIGHTS PLAN

     On December 22, 1992, the Board adopted the Preferred Share Purchase Rights Plan (the "Rights Plan") which is designed to deter coercive or unfair takeover tactics, to prevent a person or group from gaining control of the Company without offering fair value to all stockholders and to deter other abusive takeover tactics which are not in the best interest of stockholders. In May 1993, the Company executed the Rights Plan with its transfer agent.

     Under the terms of the Rights Plan each common share is accompanied by one right; each right entitles the registered stockholder to purchase from the Company, one-hundredth of a share of, Series A Junior Participating Preferred Stock, $0.001 par value, at an exercise price of $200.

     The rights only become exercisable ten days after a public announcement that an acquiring person (as defined in the Rights Plan) has acquired 20% or more of the outstanding common shares of the Company or a person or group offers to acquire 35% or more of the outstanding common shares of the Company or ten days after the Company determines that a person is an Adverse Person (as defined in the Rights Plan). The Company can redeem the Rights for $.01 per Right at any time until ten days after the rights become exercisable (the 10-day period can be extended by the Company). The Rights Plan will expire on June 30, 2003 unless earlier redeemed by the Company.

     If, subsequent to the rights becoming exercisable, the Company is acquired in a merger or other business combination at any time when there is a 20% or more holder, the rights will then entitle a holder to buy shares of common stock of the acquiring company with a market value equal to twice the exercise price of each right. Alternatively, if the 20% holder acquires the Company by means of a merger in which the Company and its stock survive, or if any person acquires 35% or more of the Company's common stock, each right not owned by a 20% or more stockholder, will become exercisable for common stock of the Company having a market value equal to twice the exercise price of the right.

17.  SETTLEMENT OF LITIGATION AND WARRANTS TO BE ISSUED

     Class action litigation which has been settled, was filed against the Company and its former management in November 1992, in the United States District Court in Los Angeles, California alleging federal securities law claims. The Company negotiated a settlement that was approved by the court in March, 1995. Under the terms of the settlement, the Company will issue to the stockholder class and register pursuant to the Securities Act 260,163 warrants to purchase Common Stock identical to the Company's currently outstanding publicly traded warrants having an exercise price of $15.00 per share and an expiration date of March 20, 1997. The Company's insurance carrier will make a cash payment to the stockholder class in the amount of $2.4 million. The settlement included a release of class claims.

     The Securities and Exchange Commission (the "Commission") also instituted an investigation relating to the above matters. The Commission has approved a settlement under which the Company neither admits nor denies the findings of the Commission and under which the Company is the subject of a cease and desist order. There were no monetary sanctions sought against the Company as a part of the settlement.

     The Company required Advanced as part of the merger agreement to resolve a class action complaint filed in the United States District Court for the Southern District of New York which names Advanced as one of the defendants in the class action lawsuit titled "In re Blech Securities Litigation." In September 1995, Advanced and the plaintiffs in the litigation, through their attorneys, reached an agreement in principle for the settlement of the class action with respect to Advanced, the terms of which are set forth in a Stipulation of Settlement between such parties (the "Stipulation of Settlement"). Pursuant to the terms of the Stipulation of Settlement, Advanced paid $300,000 in settlement of such lawsuit.

                            UROHEALTH SYSTEMS, INC.

18.  INCOME TAXES

     Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                       JUNE 30,    MARCH 31,
                                                                         1995        1996
                                                                       --------    ---------
                                                                       (IN THOUSANDS)
    Deferred tax assets:
      Federal, state and foreign net operating loss carryovers.....    $ 16,785     $19,132
      Restructuring and merger costs...............................          --       2,875
      Tax credit carryovers........................................         715       1,072
      Inventory reserve............................................          --         805
      Allowance for doubtful accounts..............................          --         645
      Other........................................................         816         561
      Valuation allowance..........................................     (18,157)    (23,365)
                                                                       --------     -------
              Total deferred tax assets, net.......................         159       1,725
    Deferred tax liabilities:
      Book basis of fixed assets in excess of tax basis............         159         765
      State taxes..................................................          --         960
                                                                       --------     -------
              Total deferred tax liabilities.......................         159       1,725
                                                                       --------     -------
              Total................................................    $     --     $    --
                                                                       ========     =======

     The Company increased its valuation allowance during the period ended March 31, 1996 by $5,208,000 since the realization of tax benefits of operating loss carryforwards is not assured. Certain reductions in the valuation allowance totaling approximately $105,000 will be credited to additional paid-in capital.

     The components of the provision (benefit) for income taxes are as follows:

                                                               JUNE 30,     JUNE 30,   MARCH 31,
                                                                 1994         1995       1996
                                                               --------     --------   ---------
                                                               (IN THOUSANDS)
    Current:
      Federal..............................................      $451        $1,199      $ 420
      Foreign..............................................        --            --         14
      State................................................        96           137        149
                                                                 ----        ------      -----
              Total current................................       547         1,336        583
    Deferred:
      Federal..............................................        16            42       (128)
      Foreign..............................................        --            --         --
      State................................................         3             8        (24)
                                                                 ----        ------      -----
              Total deferred...............................        19            50       (152)
                                                                 ----        ------      -----
    Provision for income taxes.............................      $566        $1,386      $ 431
                                                                 ====        ======      =====

                            UROHEALTH SYSTEMS, INC.

18.  INCOME TAXES (CONTINUED)
     The provision for income taxes at the Company's effective tax rate differed from the provision for income taxes at the statutory rate as follows:

                                                            JUNE 30,     JUNE 30,     MARCH 31,
                                                              1994         1995         1996
                                                            --------     --------     ---------
                                                            (IN THOUSANDS)
    Tax benefit at the expected statutory rate............  $ (6,626)    $ (5,560)     $(5,953)
    Increases (decreases) in taxes resulting from:
      Valuation allowance.................................     7,094        6,486        5,208
      Reverse foreign net operating loss not previously
         benefited........................................        --           --        1,994
      State income taxes, net.............................        61          137           69
      Other...............................................        37           37          188
      Non-deductible goodwill.............................        --          286           --
      Establishment of deferred tax assets not previously
         benefited........................................        --           --       (1,075)
                                                            --------     --------      -------
      Provision for income taxes..........................  $    566     $  1,386      $   431
                                                            ========     ========      =======

     The utilization of net operating loss carryovers (NOL's) of the Company is limited by change in ownership rules under section 382 of the Internal Revenue Code of 1986. Accordingly, the annual utilization of the Company's NOL's is limited to a prescribed annual amount equal to 5.75% multiplied by the fair market value of the Company as of December 29, 1995. Additionally, certain losses and credits of each individual subsidiary which arose prior to its merger with the Company can only be used against that subsidiary's future taxable income.

     At March 31, 1996, the Company had net operating loss carryovers for U.S. federal and state income tax purposes of approximately $42,000,000 and $30,000,000, respectively, and generally business credit carryovers of approximately $800,000 and $180,000, respectively. These net operating loss carryovers and general business credits are available to offset future taxable income, if any, through the year 2011 and are subject to limitations as well as separate return limitations for the subsidiaries Urohealth-California, Advanced, and Laparomed, as described below.

     Urohealth-California has a June 30 tax year end. At March 31, 1996, Urohealth-California had federal and state net operating loss carryovers of approximately $17,000,000 and $9,000,000, respectively, and general business credit carryovers of approximately $200,000 and $180,000, respectively, reflecting the tax return filings through July 24, 1995.

     Advanced had a December 31 tax year end prior to its merger with the Company. As of December 29, 1995, Advanced has federal and state net operating loss carryovers of approximately $25,000,000 and $21,000,000, respectively and research and experimental credit carryovers of approximately $600,000. Advanced's wholly-owned subsidiary, Laparomed, has federal and state net operating loss carryovers (of approximately $7,000,000 and $3,000,000, respectively) and research and experimental credits (of approximately $172,000) included in the amounts above. There is a strong likelihood that a portion of these attributes will expire before utilization.

     On July 24, 1995, the Company redomesticated from Canada to the United States. As of this date, the Company had loss carryovers for Canadian income tax purposes of approximately $15,000,000, of which $4,000,000 would expire in various years through 2003 and $11,000,000 would carryforward indefinitely. These losses will not be carried forward due to the redomestication. Any potential Canadian tax liability arising from the redomestication will be offset against the Company's Canadian loss carryovers. Accordingly, no provision for any such potential liability has been included in the accompanying consolidated financial statements.

                            UROHEALTH SYSTEMS, INC.

19.  COMMITMENTS AND CONTINGENCIES

     Dacomed is a defendant in approximately five lawsuits seeking damages against Dacomed in products liability and related theories. Dacomed has also been notified of certain other products liability claims that may become the subject of lawsuits in the future. Dacomed is being defended in such lawsuits by law firms selected by Dacomed's products liability insurer(s).

     The Company has employment agreements with 14 officers providing for annual aggregate salaries of approximately $3.0 million per annum.

     The Company has various product licensing arrangements which require the payment of certain of the licensor's patent costs and royalties on sales of products which incorporate the licensed technology.

     In addition, the Company is involved from time to time in various claims and legal actions in the ordinary course of business. No provision for any liability that may result from the ultimate resolution of such matters has been included in the accompanying consolidated financial statements.

                            UROHEALTH SYSTEMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                 (DOLLARS IN THOUSANDS, EXCEPT PAR VALUE DATA)

                                                                                    DECEMBER
                                                                                       31,
                                                                                      1996
                                                                                   -----------
                                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash and equivalents...........................................................   $   2,272
  Receivables, net of allowance for doubtful accounts............................      24,958
  Inventories....................................................................      21,373
  Prepaids and deposits..........................................................       3,307
  Income tax receivable..........................................................         377
                                                                                    ---------
Total current assets.............................................................      52,287
Property and equipment, net......................................................      24,785
Patents and intangibles, net of accumulated amortization.........................       6,264
Deposits and other assets........................................................       2,609
Deferred debt issuance costs.....................................................       5,727
Goodwill.........................................................................      42,081
                                                                                    ---------
                                                                                    $ 133,753
                                                                                    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses..........................................   $  12,067
  Restructuring accrual..........................................................       1,810
  Compensation and employee benefits.............................................       3,026
  Revolving lines of credit......................................................      16,500
  Current portion of notes payable and capital leases............................         521
                                                                                    ---------
Total current liabilities........................................................      33,924
Long-term liabilities:
  Notes payable..................................................................       6,000
  Bank term loan.................................................................      13,500
  Capital leases.................................................................         152
  Convertible subordinated debentures............................................      50,000
  Deferred compensation..........................................................          29
  Other liabilities..............................................................          98
  Restructuring accrual, less current portion....................................       1,684
Minority interest in consolidated subsidiary.....................................       1,126
Common Stockholders' Equity :
  Preferred stock, $.001 par value
     Authorized shares -- 5,000,000, issued and outstanding shares -- none.......          --
  Common stock -- $0.001 par value
     Authorized -- 50,000,000, issued and outstanding -- 19,352,501..............          19
  Warrants.......................................................................       5,217
  Additional paid-in capital.....................................................     113,204
  Deficit........................................................................     (91,159)
  Foreign currency adjustment....................................................         (41)
                                                                                    ---------
          Total common stockholders' equity......................................      27,240
                                                                                    ---------
                                                                                    $ 133,753
                                                                                    =========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (UNAUDITED, IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                          THREE MONTHS ENDED                       NINE MONTHS ENDED
                                 -------------------------------------   -------------------------------------
                                 DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1996   DECEMBER 31, 1995
                                 -----------------   -----------------   -----------------   -----------------
Net sales......................       $29,684            $  11,592           $  67,964           $  37,810
Cost of sales..................        10,911                4,417              23,193              13,518
                                      -------            ---------           ---------           ---------
Gross profit...................        18,773                7,175              44,771              24,292

Operating expenses:
  Selling, general and
     administrative............        12,742               12,712              32,537              32,316
  Research and development.....         1,195                  455               2,149               1,456
  Merger and acquisition
     costs.....................            --                3,429                  --               5,338
  Write-off of purchased
     research and
     development...............            --                   --              25,500                  --
  Restructuring charge.........            --                5,456               4,000               5,456
                                      -------            ---------           ---------           ---------
Total operating expenses.......        13,937               22,052              64,186              44,566
                                      -------            ---------           ---------           ---------
Income (loss) from
  operations...................         4,836              (14,877)            (19,415)            (20,274)

Other income (expense):
  Minority interest consisting
     of accrued dividends on
     preferred stock of
     subsidiary................           (18)                 (18)                (54)                (54)
  Interest income..............            93                   12                 240                  86
  Interest expense.............        (2,179)                (268)             (4,864)               (495)
  Other........................            --                   10                  --                 (98)
                                      -------            ---------           ---------           ---------
Income (loss) before tax and
  extraordinary item...........         2,732              (15,141)            (24,093)            (20,835)
Provision for income tax
  (benefit)....................            --                   14                (377)                648
                                      -------            ---------           ---------           ---------
Income (loss) before
  extraordinary item...........         2,732              (15,155)            (23,716)            (21,483)
Extraordinary item (early
  extinguishment of debt)......            --                   --              (2,973)                 --
                                      -------            ---------           ---------           ---------
Net income (loss)..............       $ 2,732            $ (15,155)          $ (26,689)          $ (21,483)
                                      =======            =========           =========           =========

Net income (loss) per share:
  Net income (loss)............       $ 2,732            $ (15,155)          $ (26,689)          $ (21,483)
  Dividends and accretion on
     redeemable convertible
     preferred stock...........            --                  119                 398                 327
                                      -------            ---------           ---------           ---------
  Net income (loss)
     attributable to common
     stockholders..............       $ 2,732            $ (15,274)          $ (27,087)          $ (21,810)
                                      =======            =========           =========           =========
  Income (loss) per share
     before extraordinary
     item......................       $  0.15            $   (1.24)          $   (1.55)          $   (1.77)
  Net income (loss) per
     share.....................       $  0.15            $   (1.24)          $   (1.74)          $   (1.77)
                                      =======            =========           =========           =========
Weighted average number of
  common shares used to compute
  loss per share...............        18,782               12,316              15,595              12,306
                                      =======            =========           =========           =========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                                                 NINE MONTHS ENDED
                                                                       -------------------------------------
                                                                       DECEMBER 31, 1996   DECEMBER 31, 1995
                                                                       -----------------   -----------------
Cash flows from operating activities:
  Net loss...........................................................      $ (26,689)          $ (21,483)
  Non cash items included in net loss:
    Extraordinary expense............................................          2,433                  --
    Write-off of incomplete research and development.................         25,500                  --
    Depreciation and amortization....................................          3,079               1,937
    Deferred debt issue costs........................................            569                 212
    Accretion and accrued interest on convertible note...............             42                  22
    Accrued dividend on preferred stock in subsidiary................             54                  81
    Inventory reserve allowance......................................             --                 692
    Deferred income taxes............................................             --                 124
    Provision for doubtful accounts..................................           (300)              1,184
    Retired assets due to restructuring..............................             --                 133
    Other............................................................             54                (151)
  Changes in operating assets:
    Receivables......................................................        (13,523)             (1,068)
    Income tax receivable............................................           (377)                 --
    Inventories......................................................        (13,768)               (880)
    Prepaids and deposits............................................         (3,353)                517
  Changes in operating liabilities:
    Accounts payable and accrued expenses............................         (6,174)              3,488
    Compensation and employee benefits...............................            981                 542
    Other liabilities................................................           (184)                180
    Accrued restructuring charges....................................          1,326               3,670
                                                                           ---------           ---------
         Net cash used in operating activities.......................        (30,330)            (10,800)
Cash flows from investing activities:
  Purchase of property and equipment, net............................        (13,404)             (2,629)
  Purchase of patents, net...........................................         (1,150)                (40)
  Payments for acquisitions of businesses, net of cash acquired......        (33,880)                 --
  Proceeds from sale of investments..................................             --               1,599
                                                                           ---------           ---------
         Net cash used in investing activities.......................        (48,434)             (1,070)
Cash flows from financing activities:
  Deferred financing fees paid.......................................         (5,913)                 --
  Issuance of common stock...........................................          1,129                 263
  Secondary offering of common stock, net of issuance costs..........         19,131                  --
  Proceeds from note payable.........................................          2,977                  --
  Proceeds from revolving line of credit.............................         15,000               1,640
  Proceeds from bank term loan.......................................         13,500               6,000
  Proceeds from redeemable convertible debentures....................         50,000                   0
  Repayment of revolving line of credit..............................         (5,823)               (257)
  Repayment of bank term loan........................................         (6,000)                 --
  Principal payments on capital leases and notes payable.............         (4,150)               (577)
  Issuance of redeemable convertible preferred stock.................             --               4,000
                                                                           ---------           ---------
         Net cash provided by financing activities...................         79,851              11,069
                                                                           ---------           ---------
Net increase (decrease) in cash......................................          1,087                (801)
Cash, beginning of period............................................          1,185               1,331
                                                                           ---------           ---------
Cash, end of period..................................................      $   2,272           $     530
                                                                           =========           =========
Supplemental cash flow information:
  Cash paid for interest.............................................      $   3,923           $     545
                                                                           =========           =========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
                                  (UNAUDITED)

1. INTERIM REPORTING

BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles (GAAP) and include the accounts of Urohealth Systems, Inc. (the "Company") and its subsidiaries. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements have been restated to reflect business combinations accounted for using the pooling of interests method.

     In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the Company's condensed consolidated financial position as of December 31, 1996, its condensed consolidated results of operations for the three month and nine month periods ended December 31, 1996 and December 31, 1995, and its condensed consolidated cash flows for the nine month periods ended December 31, 1996 and December 31, 1995. Adjustments consist of normal recurring accruals except for the extraordinary loss on early extinguishment of debt, and the related induced accretion as a result of the conversion of the convertible notes and redeemable convertible preferred stock, restructuring charges and the merger and acquisition costs identified in the accompanying unaudited condensed consolidated statements of operations. The results of operations for the interim periods are not necessarily indicative of those to be expected for the entire year. Certain 1995 financial statement amounts have been reclassified to conform with the December 31, 1996 presentation.

     These consolidated financial statements should be read in conjunction with the Company's consolidated financial statements as of June 30, 1995 and March 31, 1996 and for the years ended June 30, 1994 and 1995 and the nine months ended March 31, 1996, included elsewhere herein.

BUSINESS COMBINATIONS

     On June 5, 1996, Urohealth Systems, Inc. ("Urohealth") acquired certain assets of O.R. Concepts, Inc. pursuant to an Asset Purchase Agreement dated June 5, 1996 among Urohealth, O.R. Concepts, Inc., a Texas Corporation, and Vital Signs, Inc., a New Jersey Corporation. The purchase price for the acquired assets was $2.8 million, payable in cash upon the closing of the transaction. The acquired assets are used in the development, manufacture, and marketing of laparoscopic surgery products and accessories.

     On July 1, 1996, Urohealth acquired The Intermed Group, Inc., a Delaware Corporation ("Intermed"), pursuant to the terms of the Agreement and Plan of Merger dated as of June 1, 1996 between Urohealth, Urohealth, Inc. (California), and Intermed. Under the terms of the agreement, Intermed was merged into Urohealth, Inc. (California), and each outstanding share of common stock of Intermed was converted into the right to receive 0.1242575 shares of Urohealth common stock plus cash. The aggregate amount of cash paid for all of the outstanding Intermed common stock was $1.5 million and the aggregate number of shares of Urohealth common stock issued was 149,306. Intermed is engaged in the development, manufacture, and marketing of disposable medical products.

     On July 5, 1996, Urohealth entered into an agreement to acquire all of the outstanding capital stock of Richard-Allan Medical Industries, Inc. ("Richard-Allan"), an Illinois corporation, in exchange for $27.5 million in cash and 2,081,916 shares of Urohealth common stock. Richard-Allan manufactures and markets surgical operating room supplies. In addition, the Company agreed to acquire the real estate on which the Richard-Allan facility is located from a partnership for $1.5 million of cash and a $3.0 million note for the balance of the purchase price. The acquisition was completed on August 14, 1996.

                            UROHEALTH SYSTEMS, INC.

                               DECEMBER 31, 1996
                                  (UNAUDITED)

1. INTERIM REPORTING -- (CONTINUED)
     The total purchase price of the Richard-Allan acquisition, including direct acquisition costs and the cost of the related real estate, of $60.0 million was determined as follows:

                                                                               (IN MILLIONS)
                                                                               -------------
    Issuance of 2,081,916 shares of Urohealth Common Stock at $13.21 per
      share..................................................................      $27.5
    Cash.....................................................................       29.0
    Note payable.............................................................        3.0
    Direct acquisition costs.................................................        0.5
                                                                                   -----
                                                                                   $60.0
                                                                                   =====

     Subsequent to the acquisition, a study was conducted to determine the proper allocation of the purchase price of Richard-Allan. An independent valuation of Richard-Allan's assets was performed and used as an aid in determining the fair market value of each identifiable tangible and intangible asset and in allocating the purchase price among the acquired assets, including the portion of development projects that should be expensed pursuant to the provisions of Interpretation 4 of SFAS No. 2. Accordingly, it was determined that acquired in-process research and development costs of approximately $25.5 million should be expensed.

     All of these transactions have been accounted for as purchases whereby the results of operations from each separate entity or group of assets have been included in the results of operations of the Company from the date of purchase.

     The following summarized, unaudited pro forma results of operations for the nine months ended December 31, 1996 and 1995, reflects the acquisitions as though they had occurred as of the beginning of the respective periods (dollars in thousands except per share amounts):

                                                                        NINE MONTHS ENDED
                                                                           DECEMBER 31,
                                                                        ------------------
                                                                         1996       1995
                                                                        -------    -------
    Net sales........................................................   $77,267    $46,293
    Net loss.........................................................   (28,314)    (9,797)
    Net loss per common share........................................   $ (1.95)   $ (0.59)

2. PER SHARE INFORMATION

     The computations of earnings per share in each of the periods presented is based on weighted average number of common shares outstanding. When dilutive, stock options and warrants are included as share equivalents using the treasury stock method. Primary and fully dilutive earnings per share are the same for each of the periods presented as the Company's convertible debentures and convertible redeemable preferred stock are anti-dilutive.

                            UROHEALTH SYSTEMS, INC.

                               DECEMBER 31, 1996
                                  (UNAUDITED)

3. INVENTORIES

     Inventories are carried at the lower of cost or net realizable value. Cost is determined on the first-in, first-out basis (in thousands).

                                                               DECEMBER 31,     MARCH 31,
                                                                   1996           1996
                                                               ------------     ---------
        Finished goods.....................................      $ 12,216        $ 3,424
        Raw materials and supplies.........................         7,545          1,963
        Work in progress...................................         1,612            318
                                                                 --------        -------
                                                                 $ 21,373        $ 5,705
                                                                 ========        =======

4. DEBT

     During the nine month period ended December 31, 1996, the Company issued $50.0 million of 8.75% convertible subordinated debentures (the "Debentures") and warrants to purchase 250,000 shares of the Company's common stock at $12.88 per share, subject to anti-dilution adjustments. The Debentures mature May 2006 and interest is payable quarterly in arrears. The warrants expire in five years.

     The Debentures are redeemable at the option of the Company after two years, if the average market price of the Company's common stock is above $22.00 per share for 60 consecutive days, or after three years without regard to the Company's common stock price. The redemption price is initially equal to 103% of the principal amount decreasing annually to the principal amount in 2004, plus accrued and unpaid interest.

     The Debentures are convertible into common stock at $10.90 per share, subject to anti-dilution adjustments, are subordinate to all future senior borrowings and have voting rights on all matters on an "as converted" basis. The holders of the Debentures must approve any dividend, payment or other distribution to stockholders, as well as any redemption of shares of common stock, options or warrants of the Company or any subsidiary other than the preferred stock issued by Urohealth-California.

     To finance the cash portion of the Richard-Allan acquisition, the Company obtained a $35.0 million bank credit facility. The facility consists of a $20.0 million dollar term loan and a $15.0 million revolving line of credit, which was subsequently increased to $16.5 million in November 1996. A portion of the proceeds from the secondary offering in November 1996 were used to reduce the term loan by $6.5 million. The credit facility is secured by substantially all the assets of the Company with a five year term and bears interest at December 31, 1996 at a rate of approximately 8.75%. Additionally, the Company is required to meet certain financial covenants. As of December 31, 1996, the Company had repaid approximately $5.0 million of the $35.0 million outstanding under the bank credit facility and the revolving portion of the credit facility was fully utilized.

     In connection with the financing, the Company incurred an extraordinary loss of $2.9 million in connection with the early retirement of bank debt of $16.5 million on May 13, 1996.

5. RESTRUCTURING

     During the year ended June 30, 1995, the Company hired a new senior management team which adopted and implemented a restructuring plan (the Plan) under which it has refocused the Company's strategic direction. Under the Plan, the Company terminated or amended certain distribution, consulting and employment agreements. All significant restructuring charges were paid in cash during the 1995 calendar year. Through December 31, 1996, cash payments have reduced the components of the restructuring accrual to $96,000 primarily relating the settlement of certain claims with the former Chief Executive Officer.

                            UROHEALTH SYSTEMS, INC.

                               DECEMBER 31, 1996
                                  (UNAUDITED)

5. RESTRUCTURING -- (CONTINUED)
     In December 1995, the Company implemented a restructuring plan to consolidate redundant facilities and reduce personnel resulting from the mergers with Dacomed Corporation, Osbon Medical Systems, Ltd. and Advanced Surgical, Inc. Under the Plan, the Company has eliminated approximately 70 manufacturing, engineering, and administrative personnel, and closed all operations at two acquired facilities. The estimated cost associated with each component of this restructuring plan and the cash and non-cash charges incurred during the nine months ended December 31, 1996 are summarized in the table below. Non-cash charges consist of the write-down of existing assets to their estimated net realizable value. Reclassifications during the period relate to decreases in severance amounts payable to officers of acquired companies, offset by increases in estimates for facility closure costs including loss on sale of discontinued product lines and closure costs related to international operations of acquired companies. The remaining restructuring accrual at December 31, 1996 relates primarily to terminated employee severance and facility lease obligations, which are expected to be paid in cash.

                                    BEGINNING                                                     BALANCE AT
                                  RESTRUCTURING      NON-CASH       CASH                         DECEMBER 31,
                                     ACCRUAL         CHARGES       CHARGES   RECLASSIFICATIONS       1996
                                  -------------   --------------   -------   -----------------   ------------
                                                                (IN THOUSANDS)
    Personnel reduction costs...     $ 2,620          $   --       $1,819          $(730)            $ 71
    Facility reduction costs....       2,836           1,199        1,865            730              502
                                     -------          ------       ------          -----             ----
                                     $ 5,456          $1,199       $3,684          $  --             $573
                                     =======          ======       ======          =====             ====

     In September 1996, the Company established a restructuring plan to eliminate redundant manufacturing facilities resulting from the Richard-Allan, Intermed and O.R. Concepts acquisitions and their consolidation with some of the existing manufacturing locations. This restructuring is expected to be completed within one year except for redundant facilities, lease costs and payments under certain severance agreements that may continue over their terms. The Company has provided a restructuring charge of $4.0 million, of which all are cash expenditures. This restructuring includes severance costs for approximately 17 employees, certain facility closures and elimination of other redundant selling and administrative costs. Although subject to future adjustment, management of the Company believes that restructuring reserves as of December 31, 1996 are adequate to complete the restructuring. However, with the recent acquisitions and those noted in subsequent events, it is possible the Company will incur additional restructuring charges in the future.

                                    BEGINNING                                                     BALANCE AT
                                  RESTRUCTURING      NON-CASH       CASH                         DECEMBER 31,
                                     ACCRUAL         CHARGES       CHARGES   RECLASSIFICATIONS       1996
                                  -------------   --------------   -------   -----------------   ------------
                                                                (IN THOUSANDS)
    Personnel reduction costs...     $ 2,412          $   --       $  906          $  --            $1,506
    Facility reduction costs....       1,588              --          269             --             1,319
                                     -------          ------       ------          -----            ------
                                     $ 4,000          $   --       $1,175          $  --            $2,825
                                     =======          ======       ======          =====            ======

6. MINORITY INTEREST REDEMPTION

     The Company has approved the redemption of the Series A Preferred Stock issued by Urohealth, Inc. (California), a wholly owned subsidiary. The Board authorized the Company to redeem the remaining 203,000 shares of the Series A Preferred Stock at $5.00 per share plus a $0.25 premium and accrued interest, for total consideration of $6.20 per share. The share repurchase will eliminate the accumulation of dividends which accrue at 7% per annum.

                            UROHEALTH SYSTEMS, INC.

                               DECEMBER 31, 1996
                                  (UNAUDITED)

7. INCOME TAXES

     The Company recorded an income tax benefit in the amount of $0.4 million for the nine months ended September 30, 1996. The income tax benefit is recognized due to the availability of separate company operating losses which can be carried back to Osbon Medical Systems Ltd.'s separate return years' taxable income resulting in refundable taxes. The Company did not record an income tax provision or benefit for the quarter ended December 31, 1996 due to the availability of operating losses to offset any taxable income generated.

8. CONTINGENCIES

     The Company is involved from time to time in various claims and legal actions in the ordinary course of business. No provision for any liability that may result from the ultimate resolution of such matters has been included in the accompanying consolidated financial statements.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
X-Cardia Corporation

     We have audited the accompanying balance sheet of X-Cardia Corporation (a development stage company) as of December 31, 1996 and the related statements of operations, shareholders' equity (deficit) and cash flows for the period from inception (February 13, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of X-Cardia Corporation (a development stage company) at December 31, 1996 and the results of its operations and its cash flows for the period from inception (February 13, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

                                          --------------------------------------
                                              ERNST & YOUNG LLP

PALO ALTO, CALIFORNIA
FEBRUARY 5, 1997

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                     ASSETS

Current assets -- cash and cash equivalents......................................  $  830,979
Property and equipment, net......................................................      30,035
Advances to Cybro Medical, Ltd...................................................     150,000
                                                                                   ----------
                                                                                   $1,011,014
                                                                                   ==========
                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Accounts payable.................................................................  $   11,926
Accrued liabilities..............................................................     136,765
                                                                                   ----------
          Total current liabilities..............................................     148,691
Convertible notes and accrued interest...........................................   1,017,100
Commitments
Shareholders' equity (deficit):
  Preferred stock, 15,000,000 shares authorized, issuable in series:
     Series A preferred stock; 13,000,000 shares authorized; 5,344,500 shares issued and outstanding; aggregate liquidation preference of $5,344,500 as of
     December 31, 1996...........................................................     460,751
  Common stock, 25,000,000 shares authorized; none issued and outstanding........          --
  Notes receivable from shareholders.............................................        (751)
  Deficit accumulated during the development stage...............................    (614,777)
                                                                                   ----------
Total shareholders' equity (deficit).............................................    (154,777)
                                                                                   ----------
                                                                                   $1,011,014
                                                                                   ==========

                            See accompanying notes.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS
                             PERIOD FROM INCEPTION
                    (FEBRUARY 13, 1996) TO DECEMBER 31, 1996

Operating expenses:
  Research and development.......................................................  $ 353,856
  General and administrative.....................................................    255,131
                                                                                   ---------
Total operating expenses.........................................................    608,987
                                                                                   ---------
Loss from operations.............................................................   (608,987)
Interest expense.................................................................    (17,100)
Interest income..................................................................     11,310
                                                                                   ---------
Net loss.........................................................................  $(614,777)
                                                                                   =========

                            See accompanying notes.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                             PERIOD FROM INCEPTION
                    (FEBRUARY 13, 1996) TO DECEMBER 31, 1996

                                                                                                      DEFICIT
                                                                                      NOTES         ACCUMULATED         TOTAL
                                 PREFERRED STOCK            COMMON STOCK            RECEIVABLE      DURING THE      SHAREHOLDERS'
                              ----------------------   -----------------------         FROM         DEVELOPMENT        EQUITY
                                SHARES       AMOUNT      SHARES        AMOUNT      SHAREHOLDERS        STAGE          (DEFICIT)
                              ----------    --------   ----------     --------     ------------     -----------     -------------
Balances at inception
  (February 13, 1996).......          --    $     --           --     $     --        $   --         $      --        $      --
Issuance of common stock to
  founders in February
  1996......................          --          --    4,504,500          751          (751)               --               --
Issuance of common stock to
  investors at $0.50 per
  share in March 1996.......          --          --      360,000      180,000            --                --          180,000
Issuance of common stock to
  investors at $0.583 per
  share in August 1996......          --          --      420,000      245,000            --                --          245,000
Issuance of common stock to
  investors at $0.583 per
  share in October 1996.....          --          --       60,000       35,000            --                --           35,000
Exchange of one share of
  Series A preferred stock
  for one share of common
  stock in December 1996....   5,344,500     460,751   (5,344,500)    (460,751)           --                --               --
Net loss....................          --          --           --           --            --          (614,777)        (614,777)
                               ---------    --------   ----------     ---------        -----         ---------        ---------
Balances at December 31,
  1996......................   5,344,500    $460,751           --     $     --        $ (751)        $(614,777)       $(154,777)
                               =========    ========   ==========     =========        =====         =========        =========

                            See accompanying notes.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                             PERIOD FROM INCEPTION
                    (FEBRUARY 13, 1996) TO DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.........................................................................  $ (614,777)
Adjustments to reconcile net loss to cash used in operating activities:
  Depreciation expense...........................................................       2,618
  Changes in operating assets and liabilities:
     Accounts payable............................................................      11,926
     Accrued interest on convertible note........................................      17,100
     Accrued liabilities.........................................................     136,765
                                                                                   ----------
Cash used in operating activities................................................    (446,368)
                                                                                   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Advances on investment...........................................................    (150,000)
Expenditures for property and equipment..........................................     (32,653)
                                                                                   ----------
Cash used in investing activities................................................    (182,653)
                                                                                   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuances of common stock, net.....................................     460,000
Proceeds from issuance of convertible note.......................................   1,000,000
                                                                                   ----------
Cash provided by financing activities............................................   1,460,000
                                                                                   ----------
Net increase (decrease) in cash and cash equivalents.............................     830,979
Cash and cash equivalents at beginning of period.................................          --
                                                                                   ----------
Cash and cash equivalents at end of period.......................................  $  830,979
                                                                                   ==========

                            See accompanying notes.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

 1. ORGANIZATION

  Basis of Presentation

     X-Cardia Corporation (the "Company") is a development stage company and was incorporated on February 13, 1996 in the state of California. The Company is engaged in development of noninvasive cardiac output monitoring devices. The Company's primary activities since incorporation have been establishing offices and research facilities, recruiting personnel, conducting research and development activities, performing business and financial planning and raising capital.

     The Company has sustained operating losses since its inception and would expect such losses would have continued, however, on February 4, 1997, the Company entered into the Agreement and Plan of Merger with Urohealth Systems, Inc. ("Urohealth"). Subject to the terms of the Merger, the Company is to be merged with a wholly owned subsidiary of Urohealth, with Urohealth to be the surviving corporation in the Merger (see Note 7). If the merger contemplated by management is not consummated, management will have to seek other sources of capital or reevaluate its operating plans to attempt to provide the Company the means to continue as a going concern.

     In September 1996, the board of directors of the Company authorized a stock split, in which one share of common stock was exchanged for six shares of common stock. Following shareholder approval, the stock split was effected on November 19, 1996. All share and per share amounts included in the financial statements have been retroactively adjusted to reflect the stock split.

     On December 27, 1996, the board of directors and the shareholders approved the exchange of one share of common stock for one share of Series A preferred stock. The exchange was effected on December 31, 1996.

  Cash, Cash Equivalents and Short-Term Investments

     The Company's cash and cash equivalents are maintained in demand deposit and money market accounts with a commercial bank. The Company considers all highly liquid investments with a maturity of three months or less from the date of purchase to be cash equivalents.

  Depreciation and Amortization

     Equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which is generally three to five years.

  Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under SFAS 123, stock-based compensation is measured using either the intrinsic-value method as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25") or the fair-value method described in SFAS 123. Beginning in 1996, the Company implemented SFAS 123 using the intrinsic value method. Accordingly, adoption of the SFAS 123 had no material effect on the Company's financial position or results of operations.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

 2. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                      DECEMBER 31,
                                                                          1996
                                                                      ------------
            Furniture...............................................    $ 29,211
            Office equipment........................................       3,442
                                                                        --------
                                                                          32,653
            Less accumulated depreciation and amortization..........      (2,618)
                                                                        --------
                                                                        $ 30,035
                                                                        ========

 3. CONVERTIBLE NOTE AND COMMON STOCK PURCHASE AGREEMENT

     On September 30, 1996, the Company entered into a convertible note and common stock purchase agreement for the sale of 2,000,000 shares of its common stock to be completed in two closings. The first closing, which took place on September 30, 1996, involved the issuance of a convertible note for $1,000,000, which note is automatically converted into 1,000,000 shares upon the completion of the second closing initially scheduled to occur on March 31, 1997. If the second closing is not consummated, the principal is repayable on or before September 30, 2001. Interest accrues on the unpaid principal amount at a rate of 6.84% per annum and is payable beginning March 31, 1997 (see Note 7).

 4. RELATED PARTY TRANSACTIONS

  Consulting Agreement

     The Company has engaged a shareholder and director to provide consulting services related to its proprietary technology. For these services and for the contribution of related patents, the Company has incurred fees totaling $43,750 for the period from inception (February 13, 1996) to December 31, 1996.

  Facilities Sublease

     The Company subleases its facilities from a company owned by the Company's president and chief executive officer under a noncancelable operating sublease. The facilities lease expires on September 14, 2001. Future minimum lease payments under the operating leases at December 31, 1996 are as follows:

                                                                 OPERATING
                                                                  LEASES
                                                                 ---------
                    Year ending December 31,
                      1997.....................................   $13,266
                      1998.....................................    13,266
                      1999.....................................    13,266
                      2000.....................................    13,266
                      2001.....................................     9,397
                                                                  -------
                    Total......................................   $62,461
                                                                  =======

     Rent expense for the period from inception (February 13, 1996) to December 31, 1996 was approximately $7,829.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

 5. SHAREHOLDERS' EQUITY

  Preferred Stock

     The board of directors has the authority to issue 15,000,000 shares of preferred stock, currently designated as Series A. Each share of Series A preferred stock outstanding is convertible at the option of the holder into one share of common stock, subject to adjustment, upon the occurrence of certain specified events, and automatically converts upon the consummation of a public offering of common stock.

     Each share of Series A preferred stock entitles its holder to one vote for each common share into which such shares would convert. Dividends at the rate of $0.10 per share if and as declared by the board of directors are payable to the preferred shareholders in preference to any dividends for common stock declared by the board of directors. Dividends are non-cumulative. No dividends have been declared as of December 31, 1996.

     The holders of the Company's Series A preferred stock are entitled to an amount per share equal to the original issue price, in liquidation, plus an amount equal to all declared but unpaid dividends, prior and in preference to any distribution of the holders of common stock. As of December 31, 1996, the aggregate liquidation value of the Series A preferred stock is $5,344,500.

     In the event of a merger, consolidation or sale of the Company's assets, as defined, the holders of preferred stock are entitled to receive the liquidation preference for such shares plus any declared but unpaid dividends in preference to the holders of common stock.

  1996 Stock Option Plan

     The Company's 1996 Stock Option Plan (the "Plan") was adopted by the board of directors in November 1996, approved by the shareholders in December 1996. As of December 31, 1996, a total of 1,000,000 shares of common stock have been reserved for issuance under the Plan. The Plan provides for the granting to employees, directors and consultants of the Company, incentive stock options and nonstatutory stock options.

     The exercise price of all stock options granted under the Stock Plan must be at least 100% of the fair value of the common stock of the Company on the grant date. The term of an incentive stock option may not exceed 10 years from the date of grant. An option shall be exercisable on or after each vesting date in accordance with the terms set forth in the option agreement. No options were granted out of the Plan in 1996.

  Stock Option Grants Outside the Plan

     In March, August and September 1996, the Company granted options to purchase 184,500 shares of Series A preferred stock to employees and consultants. The exercise price for all such options was $0.50, which price represented the fair value of the underlying stock on the respective grant dates. The stock option terms vary between the individual grants, and the terms were approved by the board of directors.

  Stock Compensation

     During 1996, the Company adopted SFAS 123. In accordance with the Statement, the Company applies APB 25 in accounting for option grants to employees and, accordingly, does not recognize compensation expense for options granted to employees with an exercise price equal to the fair value of the underlying stock on the grant date.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

 5. SHAREHOLDERS' EQUITY (CONTINUED)
     Under SFAS 123, options granted to nonemployees must be accounted for at fair value. The fair value of stock options granted to nonemployees was immaterial and, therefore, no value was recorded in the financial statements.

     For disclosure purposes, the Company used the minimum value method to determine the fair value of stock options granted in 1996 using the following weighted average assumptions: risk free interest rate of 5.91% and a weighted average expected option life of 3.19 years. The effect of applying the minimum value method of SFAS 123 in determining the fair values of stock options granted in 1996 did not result in pro forma net loss that is materially different from the amount reported. Therefore, such pro forma information is not presented herein. Future pro forma results of operations may be materially different from actual amounts reported.

     A summary of the Company's stock option activity related to options granted outside of the Plan and related information for the period from inception (February 13, 1996) to December 31, 1996 follows. No options were granted under the Plan in 1996:

                                                              SERIES A            WEIGHTED
                                                           PREFERRED STOCK        AVERAGE
                                                               OPTIONS         EXERCISE PRICE
                                                           ---------------     --------------
        Outstanding at beginning of period...............           --             $   --
        Options granted..................................      184,500             $ 0.50
        Options exercised................................           --             $   --
        Options forfeited................................           --             $   --
                                                               -------             ------
        Outstanding at December 31, 1996.................      184,500             $ 0.50
                                                               =======             ======

     The weighted-average remaining contractual life of those options is approximately 9.5 years. As of December 31, 1996, 40,000 options were exercisable.

 6. INCOME TAXES

     At December 31, 1996, the Company had a federal net operating loss carryforward of approximately $600,000. The net operating loss carryforward will expire beginning in 2011, if not utilized.

     Utilization of net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses before utilization.

     As of December 31, 1996, the Company had a deferred tax asset of approximately $200,000 which relates primarily to net operating loss carryforwards and capitalized research and development costs. The net deferred tax asset has been fully offset by a valuation allowance.

 7. SUBSEQUENT EVENTS

     On January 2, 1997, the Company entered into a share purchase agreement with Cybro Medical, Ltd. ("Cybro") in which the Company purchased 80% of the outstanding stock of Cybro, an Israeli research and development company engaged in the development of blood oxygen saturation monitors. The purchase price was $125,000. Concurrently, the Company entered into an option agreement under which the Company may purchase the remaining (20%) of the outstanding stock of Cybro upon the occurrence of specific events. The Company wired $150,000 to an escrow account on December 30, 1996 in contemplation of the closing of the

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

 7. SUBSEQUENT EVENTS (CONTINUED)
transaction and to advance to Cybro cash to fund operating expenses after the transaction. This amount is included under the caption "Advances to Cybro Medical, Ltd." in the balance sheet as of December 31, 1996. Upon the completion of the acquisition in 1997, the entire $150,000 was charged to in-process research and development expense.

     In January and February 1997, the Company granted employees options to purchase 30,500 shares of the Company's common stock and consultants options to purchase 125,000 shares of the Company's common stock at an exercise price of $0.25. The deemed fair value of the underlying shares on the grant date was $4.00, therefore, the aggregate value of the options to employees was deemed to be approximately $114,000, based on the intrinsic-value method. The valuation related to stock options granted to nonemployees was deemed to be approximately $469,000. The Company used the minimum-value method to determine the fair value of stock options to nonemployees at the grant date using the following weighted average assumptions: risk-free interest rate of 6.0% and a weighted average expected option life of 0.25 years. The Company will recognize as expense the aggregate valuation for these employee and nonemployee option grants over the option life.

     Also in January 1997, the Company issued 16,780 shares of common stock to consultants for services rendered. The Company used the minimum value method to determine the valuation and recorded $67,000 on the grant date.

     In February 1997, the Company accelerated the vesting of certain outstanding stock options in contemplation of the proposed merger with Urohealth Systems, Inc. (see below). This change in the options terms resulted in the establishment of a new measurement date for accounting purposes, and, therefore, a value of $372,000 was expensed on the new measurement date based on the deemed fair value of the underlying securities at that date.

     On February 4, 1997, the Company entered into a Merger Agreement ("Merger") with Urohealth Systems, Inc. ("Urohealth"), a Delaware corporation, Urohealth, Inc. (California) ("Urohealth Sub"), a California corporation and a wholly owned subsidiary of Urohealth Systems, Inc. Subject to terms of the Merger, the Company was merged with Urohealth Sub, with Urohealth Sub being the surviving corporation in the Merger. The Company's common and preferred shareholders received an aggregate of 1,295,700 shares of Urohealth common stock. In addition, the shareholders have the right to receive milestone payments totaling $21 million dependent upon the successful achievement of specified milestones. The shareholders also have the right to receive additional payments termed "Earn-Out Consideration" based on the sales of X-Cardia products (as defined in the agreement) for the four-year period after the first commercial release of an X-Cardia product. There can be no assurance that Urohealth will have sufficient funds to make these payments.

     In connection with the Merger, the Company amended the Convertible Note and Common Stock Purchase Agreement of September 30, 1996 to complete the second closing of the agreement concurrent with the closing of the Merger. In addition, the Company exercised its call option with respect to the remaining 20% interest in Cybro.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Microsurge, Inc.:

We have audited the accompanying balance sheets of Microsurge, Inc. as of December 31, 1995 and 1996 and the related statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Microsurge, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations, cash used in operating activities, deficiency in working capital and debt due currently which must be refinanced raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Notes 1, 8 and 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------
                                              COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 14, 1997

                                MICROSURGE, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                          DECEMBER 31,
                                                                  -----------------------------
                                                                      1995             1996
                                                                  ------------     ------------
Current assets:
  Cash and cash equivalents.....................................  $    264,889     $  1,152,666
  Marketable securities.........................................     1,540,700               --
  Accounts receivable, net of allowance for doubtful accounts of
     $80,000 in 1995 and $113,025 at December 31, 1996..........       711,691        1,030,718
  Inventories...................................................       984,755        2,204,417
  Other current assets..........................................        44,358          107,889
                                                                  ------------     ------------
          Total current assets..................................     3,546,393        4,495,690
Property and equipment, net.....................................       936,940          634,115
Restricted cash.................................................        96,000           96,000
Purchased technology............................................       290,000        1,553,833
Other assets....................................................        38,835           24,694
                                                                  ------------     ------------
          Total assets..........................................  $  4,908,168     $  6,804,332
                                                                  ============     ============
                             LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses.........................  $  1,238,974     $  2,205,236
  Notes payable.................................................       150,000        2,800,000
  Current portion of capital lease obligation...................       291,145          147,523
  Convertible subordinated notes and accrued interest, net of
     discount...................................................            --        5,503,343
                                                                  ------------     ------------
          Total current liabilities.............................     1,680,119       10,656,102
Capital lease obligation........................................       197,090           50,075
Other long term liability.......................................            --          225,000
Commitments (Notes 5, 8, 9 and 14)
Redeemable convertible preferred stock, $.001 par value;
  12,000,000 shares authorized; 8,580,587 shares issued and
  outstanding at December 31, 1995 and 1996; (liquidation
  preference of $27,455,986 at December 31, 1996)...............    25,300,934       27,597,327
Stockholders' deficit:
  Common stock, $.001 par value; 50,000,000 shares authorized;
     405,330 and 417,259 shares issued and outstanding at
     December 31, 1995 and 1996, respectively...................           405              417
  Accumulated deficit...........................................   (22,270,380)     (31,724,589)
                                                                  ------------     ------------
          Total stockholders' deficit...........................   (22,269,975)     (31,724,172)
                                                                  ------------     ------------
          Total liabilities and stockholders' deficit...........  $  4,908,168     $  6,804,332
                                                                  ============     ============

    The accompanying notes are an integral part of the financial statements.

                                MICROSURGE, INC.

                            STATEMENTS OF OPERATIONS

                                                               YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1994            1995            1996
                                                      -----------     -----------     -----------
Product sales.......................................  $ 1,547,545     $ 3,796,645     $ 5,875,696
Cost of goods sold..................................    1,041,498       2,369,825       3,847,031
                                                      -----------     -----------     -----------
                                                          506,047       1,426,820       2,028,665
                                                      -----------     -----------     -----------
Operating expenses:
  Research and development..........................    2,010,427       1,913,006       1,713,732
  Selling, general and administrative...............    3,311,777       5,911,955       7,216,882
                                                      -----------     -----------     -----------
     Total operating expenses.......................    5,322,204       7,824,961       8,930,614
                                                      -----------     -----------     -----------
Other (income) expense:
  Interest income...................................     (172,660)       (131,212)        (50,654)
  Interest expense..................................       33,394          63,912         475,732
                                                      -----------     -----------     -----------
     Net loss.......................................  $(4,676,891)    $(6,330,841)    $(7,327,027)
                                                      ===========     ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                                MICROSURGE, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                           COMMON STOCK
                                        ------------------   ADDITIONAL                       TOTAL
                                        NUMBER OF             PAID-IN     ACCUMULATED     STOCKHOLDERS'
                                         SHARES     AMOUNT    CAPITAL       DEFICIT          DEFICIT
                                        ---------   ------   ----------   ------------   ----------------
Balance, December 31, 1993............   240,497     $241    $       --   $ (8,374,234)    $ (8,373,993)
Issuance of common stock under license
  agreements..........................    23,184       23        12,577             --           12,600
Issuance of common stock upon exercise
  of stock options and warrants.......   108,966      108       456,043             --          456,151
Accretion of redeemable convertible
  preferred stock.....................        --       --      (468,620)      (982,270)      (1,450,890)
Net loss..............................        --       --            --     (4,676,891)      (4,676,891)
                                         -------     ----     ---------   ------------     ------------
Balance, December 31, 1994............   372,647      372            --    (14,033,395)     (14,033,023)
Issuance of common stock upon exercise
  of stock options....................    32,683       33        15,192             --           15,225
Accretion of redeemable convertible
  preferred stock.....................        --       --       (15,192)    (1,906,144)      (1,921,336)
Net loss..............................        --       --            --     (6,330,841)      (6,330,841)
                                         -------     ----     ---------   ------------     ------------
Balance, December 31, 1995............   405,330      405            --    (22,270,380)     (22,269,975)
Issuance of common stock upon exercise
  of stock options....................     8,065        8         4,033             --            4,041
Issuance of warrants..................        --       --       142,000             --          142,000
Issuance of common stock..............     3,864        4        23,178             --           23,182
Accretion of redeemable convertible
  preferred stock.....................        --       --      (169,211)    (2,127,182)      (2,296,393)
Net loss..............................        --       --            --     (7,327,027)      (7,327,027)
                                         -------     ----     ---------   ------------     ------------
Balance, December 31, 1996............   417,259     $417    $       --   $(31,724,589)    $(31,724,172)
                                         =======     ====     =========   ============     ============

    The accompanying notes are an integral part of the financial statements.

                                MICROSURGE, INC.

                            STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1994            1995            1996
                                                      -----------     -----------     -----------
Cash flows from operating activities:
  Net loss..........................................  $(4,676,891)    $(6,330,841)    $(7,327,027)
  Adjustments to reconcile net loss to net cash used
     in operating activities:
     Depreciation and amortization..................      272,388         366,934         750,892
     Provision for doubtful accounts................       28,000          80,000          73,294
     Loss on disposal of property and equipment.....           --          35,261              --
     Issuance of common stock.......................       12,600              --          23,182
     Changes in operating assets and liabilities:
       Accounts receivable..........................     (526,968)       (236,998)       (392,321)
       Inventories..................................     (636,685)       (205,230)     (1,219,662)
       Other current assets.........................        7,032         (40,485)        (63,531)
       Accounts payable and accrued expenses........      244,715         542,084         786,262
       Accrued interest on convertible subordinated
          notes.....................................           --              --         296,426
                                                      -----------     -----------     -----------
       Net cash used in operating activities........   (5,275,809)     (5,789,275)     (7,072,485)
                                                      -----------     -----------     -----------

Cash flows from investing activities:
  Purchase of marketable securities.................   (5,477,482)     (2,082,639)             --
  Proceeds from sale or maturity of marketable
     securities.....................................    5,057,967       4,072,307       1,540,700
  Purchase of property and equipment................     (230,211)       (226,341)       (226,163)
  Purchase of technology............................           --        (290,000)     (1,000,000)
  Decrease (increase) in other assets...............      (13,883)             83          14,141
                                                      -----------     -----------     -----------
     Net cash provided by (used in) investing
       activities...................................     (663,609)      1,473,410         328,678
                                                      -----------     -----------     -----------

Cash flows from financing activities:
  Payments on capital lease obligations.............     (163,544)       (259,760)       (290,637)
  Proceeds from exercise of stock options and sale
     of common stock................................        1,151          15,225           4,041
  Proceeds from exercise of warrants................      455,000              --              --
  Proceeds from note payable, net...................           --         150,000       2,650,000
  Additions to restricted cash......................      (48,000)             --              --
  Proceeds from convertible subordinated notes and
     related warrants...............................           --              --       5,268,180
  Proceeds from redeemable convertible preferred
     stock, net.....................................    5,970,350       4,149,391              --
                                                      -----------     -----------     -----------
     Net cash provided by financing activities......    6,214,957       4,054,856       7,631,584
                                                      -----------     -----------     -----------
Net increase (decrease) in cash and cash
  equivalents.......................................      275,539        (261,009)        887,777
Cash and cash equivalents, beginning of period......      250,359         525,898         264,889
                                                      -----------     -----------     -----------
Cash and cash equivalents, end of period............  $   525,898     $   264,889     $ 1,152,666
                                                      ===========     ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                                MICROSURGE, INC.

                         NOTES TO FINANCIAL STATEMENTS

 1. NATURE OF BUSINESS AND BASIS OF PRESENTATION:

     Microsurge, Inc. (the "Company") was incorporated in Delaware on February 27, 1991. The Company utilizes proprietary and licensed technology to develop and manufacture devices for sale to hospitals and other healthcare institutions for use in minimally invasive surgery.

     The Company is subject to a number of risks similar to other companies in the industry, including rapid technological change, uncertainty of market acceptance of products, competition from substitute products and larger companies, customer's reliance on third party reimbursement, the need to obtain additional financing, compliance with government regulations, protection of proprietary technology, dependence on international distributors, third party manufacturers and key suppliers, product liability, and dependence on key individuals. In addition, a significant portion of the Company's sales relate to two product lines.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities in the normal course of business. However, as a result of recurring losses from operations, cash used in operating activities, the deficiency in working capital and debt due currently which must be refinanced, there is uncertainty as to the Company's ability to continue as a going concern. The Company anticipates that it will continue to incur losses from operations and use cash for operating purposes. Management's plans in regard to these matters include consummation of the planned merger with Urohealth Systems, Inc. and additional debt financing (see Notes 8 and 14). If the Company does not consummate this merger, the Company will need to undertake other actions to continue operations, refinance its existing debt which is currently due and obtain additional sources of financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents are stated at cost, which approximates market. The Company considers highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents. At December 31, 1996 approximately 70% of cash and cash equivalents were held in a money market account that was readily convertible to cash.

  Marketable Securities

     The Company has classified its marketable securities as "available for sale". Marketable securities were reported at fair value, which was not materially different from cost plus accrued interest. All marketable securities held by the Company mature in less than a year. The effect of realized gains and losses on the financial statements for the years 1994, 1995 and 1996 was immaterial.

     Marketable securities consist of Corporate debt securities at December 31, 1995.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value).

                                MICROSURGE, INC.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
  Property and Equipment

     Property and equipment are recorded at cost. Costs of major additions and betterments are capitalized; maintenance and repairs which do not improve or extend the life of the respective assets are charged to operations. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, typically three to five years, or, in the case of leasehold improvements over the lesser of the useful life or the lease term. Equipment under capital lease is amortized over the life of the lease.

     Upon retirement or sale, the cost of the assets disposed of and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income or loss.

  Purchased Technology

     Purchased technology is amortized on a straight line basis over three to five years, the estimated useful life.

     The Company evaluates the possible impairment in the value of intangible assets by assessing the carrying value of the asset against the anticipated future cash flows from related operating activities. Factors considered in performing this assessment include current operating results, trends and prospects, and, in addition, demand, competition, and other economic factors.

  Revenue Recognition

     The Company recognizes revenue upon the later of shipment of the product or, if applicable, acceptance by the customer.

  Research and Development Expenses

     Research and development costs are expensed as incurred.

  Income Taxes

     The Company accounts for income taxes under the liability method. Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is required to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

  Industry Segments

     The Company's operations are located solely within the United States and relate to one industry segment. Operations consist of designing, manufacturing and marketing medical instruments for use in minimally invasive surgery.

     Export sales in 1994, 1995 and 1996 were $505,000, $1,160,000 and
$1,140,000, respectively .

  Concentration of Credit Risk

     The Company sells its products principally through a direct sales force domestically and through distributors outside of the United States to hospitals and other healthcare institutions. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company provides

                                MICROSURGE, INC.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) reserves for customer receivable balances which are considered potentially uncollectible. One customer accounted for approximately 10% of 1994 product sales. No customer accounted for more than 10% of product sales in 1995 or 1996.

 3. INVENTORIES:

     Inventories consist of the following at December 31:

                                                                 1995          1996
                                                               --------     ----------
        Purchased parts and subassemblies....................  $388,384     $1,042,480
        Work in process......................................    63,558          3,957
        Finished goods.......................................   532,813      1,157,980
                                                               --------     ----------
                                                               $984,755     $2,204,417
                                                               ========     ==========

 4. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following at December 31:

                                                                 1995           1996
                                                              ----------     ----------
        Machinery and equipment.............................  $  570,131     $  796,294
        Leasehold improvements..............................      73,226         73,226
        Furniture and fixtures..............................      14,672         14,672
        Equipment under capital leases......................     900,151        900,151
                                                              ----------     ----------
                                                               1,558,180      1,784,343
        Less accumulated depreciation and amortization......     621,240      1,150,228
                                                              ----------     ----------
                                                              $  936,940     $  634,115
                                                              ==========     ==========

Accumulated depreciation and amortization amounted to $444,226 and $712,617 on equipment under capital leases at December 31, 1995 and 1996, respectively. Depreciation expense for all property and equipment was $268,188, $361,996 and $528,988 for the years ended December 31, 1994, 1995 and 1996, respectively.

 5. PURCHASED TECHNOLOGY:

     In August 1995, the Company entered into an agreement to purchase certain technology for $290,000 and pay royalties on related product sales for five years.

     In April 1996, the Company entered into a license agreement with a company to license exclusive worldwide rights to certain technology for a 10 year term, expiring in April 2006. In connection with this agreement, the Company agreed to pay $1,000,000 in upfront license payments as well as royalties based on future net sales, subject to minimum royalties of $540,000 which are creditable against actual royalties. At December 31, 1996, future minimum royalty requirements are $405,000, of which $180,000, $180,000, and $45,000 are due in 1997, 1998, and
1999, respectively. In October 1996, as consideration for the deferral of certain payments, the Company issued warrants to the licensor for the purchase of a number of shares of common stock determined by dividing $187,500 by the price per share paid for the next purchase of capital stock in the Company in a sale where the Company receives aggregate gross proceeds in excess of $5,000,000, or if earlier, an underwritten public offering (the "Investor Sale"). The warrants are exercisable at any time after the Investor Sale and prior to August 12, 1999 at a price determined based on the terms of the Investor Sale. The fair value of the warrants on the date of grant, which was not material, is included in the cost of purchased technology.

                                MICROSURGE, INC.

 5. PURCHASED TECHNOLOGY: (CONTINUED)
     Accumulated amortization of purchased technology amounted to $147,167 as of December 31, 1996. Amortization commenced in 1996 when sales of the related products began.

 6. INCOME TAXES:

     No provision for income taxes was recorded in 1994, 1995 and 1996 as the Company incurred net losses.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred income taxes were as follows:

                                                               1995            1996
                                                            -----------     -----------
        Gross deferred tax assets:
          Net operating losses............................  $ 6,463,000     $ 8,888,000
          Research and development credits................      174,000         381,000
          Start-up costs..................................      555,000         319,000
          Depreciation....................................           --          41,000
          Other...........................................      184,000         339,000
                                                            -----------     -----------
                  Total...................................    7,376,000       9,968,000
        Gross deferred tax liabilities:
          Depreciation....................................      (19,000)             --
          Other...........................................       (5,000)             --
                                                            -----------     -----------
                  Total...................................      (24,000)             --
          Valuation allowance.............................   (7,352,000)     (9,968,000)
                                                            -----------     -----------
          Net deferred tax asset (liability)..............           --              --
                                                            ===========     ===========

     Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets which are comprised principally of net operating losses. Management has considered the Company's history of losses and concluded that it is more likely than not that the Company will not generate future taxable income prior to the expiration of these net operating losses. Accordingly, the deferred tax assets have been fully reserved.

     At December 31, 1996, the Company had approximately $23.3 million of net operating losses and $216,000 of federal tax credit carryforwards available for income tax purposes. These net operating losses and credits will expire in the years 2006 through 2011. During 1992, in conjunction with the Series C redeemable preferred stock offering a change in ownership, as defined in the Internal Revenue Code, occurred. As a result of this change in ownership, the use of approximately $1,638,000 of the net operating loss carryforward is limited to approximately $187,000 per year beginning in 1992. The issuance of stock subsequent to the 1992 change in ownership has not constituted an additional change in ownership. However, ownership changes in future periods may further limit the Company's ability to utilize net operating losses and tax credit carryforwards.

                                MICROSURGE, INC.

 7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following at December 31:

                                                                 1995           1996
                                                              ----------     ----------
        Trade accounts payable..............................  $  834,686     $1,497,448
        Payroll and payroll related items...................     190,840        252,211
        Royalty payable.....................................          --        180,000
        Deferred rent.......................................      87,711        112,583
        Other...............................................     125,737        162,994
                                                              ----------     ----------
                                                              $1,238,974     $2,205,236
                                                              ==========     ==========

 8. DEBT:

  Capital Lease Obligation

     Pursuant to a capital lease agreement entered into during 1993 and as amended in 1994, the Company maintains $96,000 in restricted cash at December 31, 1995 and 1996 to collateralize a $96,000 standby letter of credit. Additionally, the Company issued to the lessor in 1993 and 1994 certain warrants for the purchase of preferred stock (see Note 11).

     Future minimum lease payments under these capital lease obligations as of December 31, 1996 are as follows:

                                       YEAR                                  AMOUNT
        ------------------------------------------------------------------  --------
        1997..............................................................  $159,560
        1998..............................................................    51,490
                                                                            --------
        Total minimum lease payments......................................   211,050
        Less -- amount representing interest..............................    13,452
                                                                            --------
        Capital lease obligation..........................................   197,598
        Less -- current portion...........................................   147,523
                                                                            --------
                                                                            $ 50,075
                                                                            ========

  Notes Payable

     In October 1996, the Company entered into an agreement with a bank to provide for a $3,000,000 credit facility consisting of a $1,000,000 secured line of credit, the availability of which is subject to borrowing base requirements, and a note payable for a maximum amount of $2,000,000. Borrowings under the line of credit bear interest at the bank's prime rate plus one-half percent (8.75% at December 31, 1996), and mature on September 30, 1997. The note payable bears interest at the bank's prime rate plus one percent on the first $1,000,000 in borrowings, and at the bank's prime rate plus one and one-half percent on borrowings exceeding $1,000,000 (9.25% and 9.75% at December 31, 1996, respectively.) The note is due 90 days after issuance but in no event later than March 31, 1997. At December 31, 1996, $2,800,000 was outstanding under this credit agreement, with a weighted average interest rate of 9.3%.

     The credit facility is collateralized by substantially all of the assets of the Company and provides for the Company to maintain certain covenants as amended, including minimum working capital ratios and limitations on losses. The agreement also prohibits the payment of cash dividends, repurchase of stock by the Company and the incurrence of additional indebtedness.

     This agreement was amended in January 1997 to increase the maximum amount of borrowings under the note payable from $2,000,000 to $3,000,000, to extend the due date of the note to the earlier of April 30, 1997

                                MICROSURGE, INC.

 8. DEBT: (CONTINUED)
or the final maturity date as defined in the agreement, and to modify the covenants under the agreement. The final maturity date is defined in the agreement and includes a change in control transaction or sale of debt or equity securities resulting in aggregate gross proceeds of $5,000,000 or more. Additionally, the amendment provides for a supplemental fee to be paid to the bank upon maturity Equal to the difference between the amount of interest accrued and paid on the unpaid principal of all advances under the credit facility and the amount of interest that would have been required with an annual interest rate of 26%.

     In connection with this agreement, the Company issued warrants to the bank for the purchase of a number of shares of common stock determined by dividing $200,000 by the price per share paid for the next purchase of capital stock in the Company in a sale subsequent to October 1996, where the Company receives aggregate gross proceeds in excess of $5,000,000 (the "Investor Sale"). The warrants are exercisable any time after the Investor Sale and prior to October 28, 1999 at a price determined based on terms of the Investor Sale. The fair value of the warrants at date of grant was not material.

     Prior to October 1996, the Company had a line of credit agreement with a bank, established in 1994 and amended in 1995 and 1996, to allow for borrowings not to exceed the lesser of $1,000,000 or a specified percentage of eligible accounts receivable. At December 31, 1995, $150,000 was outstanding under this line of credit. Borrowings under the line of credit were collateralized by substantially all of the assets of the Company and bore interest at the bank's prime rate plus two percent (10.5% at December 31, 1995.)

     This agreement was canceled and amounts outstanding repaid upon the signing of the new agreement in October 1996.

  Convertible Subordinated Notes

     In February 1996, the Company entered into a credit agreement with a group of lenders ("Purchasers") who agreed to purchase a series of convertible subordinated notes ("the Notes") up to $3,268,180 upon the request of the Company. In August 1996, the agreement was amended to provide for total advances of $5,268,180. The Company received advances of $2,334,414 in February and March 1996, $933,766 in June 1996 and $2,000,000 in August 1996. The Notes bear interest at 9.25%, and mature on August 28, 1997. The Company may prepay amounts outstanding on the Notes without penalty at any time after the Investor Sale (as defined below) and prior to maturity date.

     Upon the closing, or series of closings, in which the Company sells capital stock of the Company for gross proceeds of $10,000,000 or more (the "Investor Sale"), the Notes will be convertible, at the option of the Purchasers, into the same type and class of stock issued in connection with the Investor Sale. Any outstanding principal amount of the Notes plus accrued interest may convert at a conversion price equal to 60% of the price per share paid by the purchasers of capital stock in connection with the Investor Sale (the "Investor Sale Price").

     Warrants for the purchase of common stock in the Company will be issued under two circumstances in accordance with the credit agreements. All warrants issued pursuant to these credit agreements will be exercisable at any time after the Investor Sale and prior to February 28, 1999 for a purchase price equal to the Investor Sale Price.

     The first set of warrants were issued to the Purchasers upon the execution of the credit agreement and amendment. Each Purchaser received a warrant, subject to the terms above, for the purchase of a number of shares of common stock determined by dividing (i) the maximum principal amount of the Notes that could be purchased by such purchaser under the credit agreement, by (ii) the Investor Sale Price, and the multiplying such number by 10%.

                                MICROSURGE, INC.

 8. DEBT: (CONTINUED)
     The second set of warrants are issuable to the Purchasers upon each advance. At such time each Purchaser will receive a warrant, subject to the terms above, for the purchase of a number of shares of common stock determined by dividing (i) the principal amount of the Note purchased on such date by such Purchaser, by (ii) the Investor Sale Price, and then multiplying such number by 40%. The Company has issued warrants in connection with each advance on the Notes.

     The warrants are valued at $122,000 and the Notes are carried net of original issue debt discount of $122,000 resulting in an effective annual interest rate of 10.5%. Amortization of the discount, which is recorded as interest expense, totaled $60,737 for the year ended December 31, 1996.

 9. COMMITMENTS:

  Operating Leases

     The Company leases its facility and certain equipment under operating leases. Rent expense for the leased facility and equipment was approximately $155,000, $308,000 and $304,000 during the years ended December 31, 1994, 1995 and 1996, respectively. As of December 31, 1996, the minimum future rental payments under these lease agreements are as follows:

                                       YEAR                  AMOUNT
                        ----------------------------------  --------
                        1997..............................   258,402
                        1998..............................   309,677
                        1999..............................   239,510
                                                            --------
                                                            $807,589
                                                            ========

  License Agreements

     The Company has entered into agreements under which the Company has been granted exclusive license and distribution rights for certain thoracic products, technologies and procedures being developed. Under the agreements, the Company is obligated to make royalty payments based on eventual net product sales of licensed products. No sales or royalty amounts have been recorded to date.

     In connection with these agreements, the Company issued 20,286 shares of its common stock in 1994 and recorded a related charge to expense for the fair value of the stock on the date of grant. The Company also issued nonqualified options to purchase 117,852 shares of its common stock for $5.05 per share which vest upon attainment of certain performance criteria (see Note 11). The fair value of the options will be recorded as expense as the performance criteria are attained.

                                MICROSURGE, INC.

10. REDEEMABLE CONVERTIBLE PREFERRED STOCK:

     The Company has authorized the issuance of up to 12,000,000 shares of redeemable convertible preferred stock, $.001 par value (collectively, the Preferred Stock). As of December 31, 1995 and 1996, the Preferred Stock consisted of the following:

                                                                   1995            1996
                                                                -----------     -----------
    Series A --
    Authorized -- 750,000 shares
      Issued and outstanding -- 750,000 shares at December 31,
      1995 and 1996 (liquidation preference of $1,125,000 at
      December 31, 1996)......................................  $ 1,050,000     $ 1,125,000
    Series B --
      Authorized -- 300,000 shares
      Issued and outstanding -- 300,000 shares at December 31,
         1995 and 1996 (liquidation preference of $1,350,000
         at December 31, 1996)................................    1,260,000       1,350,000
    Series C --
      Authorized -- 3,920,659 shares
      Issued and outstanding -- 3,836,834 shares at December
         31, 1995 and 1996 (liquidation preference of
         $12,799,412 at December 31, 1996)....................   11,693,809      12,626,229
    Series D --
      Authorized -- 2,213,613 shares
      Issued and outstanding -- 2,181,818 shares at December
         31, 1995 and 1996 (liquidation preference of
         $7,504,025 at December 31, 1996).....................    7,022,706       7,721,587
    Series E --
      Authorized -- 1,511,935 shares
      Issued and outstanding -- 1,511,935 shares at December
         31, 1995 and 1996 (liquidation preference of
         $4,677,549 at December 31, 1996).....................    4,274,419       4,774,511
                                                                -----------     -----------
                                                                $25,300,934     $27,597,327
                                                                ===========     ===========

     In connection with the issuance of Series C and Series D redeemable preferred stock the Company also issued warrants to purchase preferred stock (see Note 11).

     The rights and preferences of the Preferred Stock are described below.

  Conversion

     Preferred Stock is convertible, at the option of the holder, into shares of common stock, at a rate of .644 shares for each share of preferred stock subject to adjustment based on certain defined events.

     All outstanding shares of the Preferred Stock shall automatically convert into shares of the Company's common stock upon the closing of a public offering of the Company's common stock if certain criteria are met.

  Voting

     The Preferred Stock has voting rights equal to the number of shares of common stock into which the Preferred Stock is convertible.

                                MICROSURGE, INC.

10. REDEEMABLE CONVERTIBLE PREFERRED STOCK: (CONTINUED)
  Dividends

     Holders of the Preferred Stock are entitled to receive dividends if and when declared by the Company's Board of Directors. The preferred stockholders' rights to dividends are preferential to those of common stockholders. In addition to the declared dividends rights, the Series C, Series D and Series E preferred stockholders are entitled to cumulative dividends in preference to all other classes of stock. These cumulative dividends accrue at an annual rate of $0.237, $0.275 and $0.275 per share, respectively, subject to change, as defined, commencing on the date of issuance. At December 31, 1996, cumulative dividends of $3,706,115, $1,504,025 and $519,728 had accrued on the Series C, Series D and Series E redeemable convertible preferred stock, respectively. Following conversion, unpaid accrued dividends on the redeemable convertible preferred stock will not be payable.

  Liquidation

     Upon liquidation or dissolution of the Company, the holders of the Preferred Stock shall each be entitled to receive a preference in liquidation. The holders of the Series E and Series D redeemable convertible preferred stock are entitled to a preference, collectively prior to all other stockholders, of $2.75 per share plus any accrued dividends ($519,728 and $1,504,025 at December 31, 1996, respectively). The holders of the Series C redeemable convertible preferred stock are entitled to a preference of $2.37 per share plus any accrued dividends ($3,706,115 at December 31, 1996). The holders of the Series A and Series B redeemable convertible preferred stock are entitled to a preference of $1.00 and $3.00 per share, plus an additional $.10 and $.30 per share upon each anniversary of the issuance date, respectively, plus any accrued dividends. After distribution of any preferential payments to the preferred stockholders, the Series C, Series D and Series E preferred stockholders and the common stockholders shall share equally in the remaining assets based on a pro rata basis. If, after distribution to the Series E and Series D preferred stockholders there are insufficient funds to pay the Series A, Series B and Series C preferred stockholders their full preferential amount, the three classes will share ratably the remaining assets in proportion to what would have been due to them in full.

  Redemption

     The holders of the Preferred Stock have a redemption right that requires the Company to repurchase outstanding shares of the Preferred Stock. The Series C, Series D and Series E preferred stockholders may require the Company to repurchase up to 25% of the shares outstanding, per year, for each of four consecutive years beginning on June 29, 1999. The redemption value of the Series E and Series D redeemable convertible preferred stock is 110% of $2.75 ($3.025) per share plus accrued dividends and the redemption value of the Series C redeemable convertible preferred stock is $2.37 per share plus accrued dividends. The Series A and Series B preferred stockholders may require the Company to repurchase up to 25% of the shares outstanding, per year, for each of four consecutive years beginning on June 29 of the year that is the later of the first year in which no shares of Series C, Series D and Series E redeemable convertible preferred stock are outstanding or 1999. The redemption value per share for the Series A and Series B redeemable convertible preferred stock is $1.00 and $3.00 per share, plus $.10 and $.30 per share for every year outstanding since issuance, respectively, plus accrued dividends. To the extent that the repurchase right on any of the Preferred Stock is not exercised in one year, the cumulative right may be exercised in future years, through the end of the four-year redemption period.

                                MICROSURGE, INC.

11. STOCKHOLDERS' EQUITY:

  Common Stock

     In April 1996 the Company announced a 0.644 for 1 reverse stock split of the Company's common stock which was effected in June of 1996. All share data in these financial statements have been retroactively restated to give effect to the stock split.

     The Company has authorized 50,000,000 shares of common stock, $.001 par value. The Company has reserved 6,601,942 shares of common stock for issuance upon the conversion of Preferred Stock and exercise of warrants and options at December 31, 1996. The Company has also reserved shares for the exercise of warrants pursuant to which the number of shares is determined by future financings.

     In connection with a license agreement, the Company issued 11,592 shares of its common stock over a three year period commencing in 1992. The Company recorded expense for the fair value of the stock on the dates of grant.

  Stock Option Plan

     In 1994, the Company's Board of Directors and stockholders approved an amendment to its 1992 Stock Option Plan (the "Plan"). The Plan allows the Board of Directors to grant either incentive stock options or nonstatutory stock options to employees, directors and consultants. The Company has authorized the granting of options to purchase 913,010 shares of common stock under the Plan, as amended. As of December 31, 1996, 19,795 options are available for future grants under the Plan. Options issued under the Plan to employees are generally incentive stock options that vest in equal annual increments over a four-year period beginning on the effective date of issuance and expire no later than 10 years from the date of grant, and are granted at not less than fair value of the common stock, as determined by the Board of Directors at the date of grant. In October 1996, certain options were amended to allow for accelerated vesting upon a change of control in the Company which meets defined criteria.

     Options have been issued outside of the Plan to certain directors and consultants. These options vest according to varying terms and were granted at $5.05 per share, which was in excess of the fair value of the common stock, as determined by the Board of Directors on the dates of grant (see Note 9). No options were granted outside of the plan in 1996 or 1995.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation, which is effective for the Company's financial statements for fiscal year 1996. SFAS 123 allows companies to either account for stock-based compensation under the new provisions of SFAS 123 or under the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, but requires pro forma disclosure in the notes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company has continued to account for its stock-based compensation in accordance with the provisions of APB 25. The application of SFAS 123 would not result in a significant difference from the reported net loss.

                                MICROSURGE, INC.

11. STOCKHOLDERS' EQUITY: (CONTINUED)
     Stock option activity for 1994, 1995 and 1996 is as follows:

                                                                               WEIGHTED
                                                              NUMBER OF        AVERAGE
                                                               SHARES       EXERCISE PRICE
                                                              ---------     --------------
        Outstanding, December 31, 1993......................   346,484          $  .47
        Granted.............................................   402,435            1.98
        Canceled............................................   (16,100)            .47
        Exercised...........................................    (2,415)            .47
                                                               -------          ------
        Outstanding, December 31, 1994......................   730,404            1.30
        Granted.............................................   171,032             .57
        Canceled............................................   (36,963)            .47
        Exercised...........................................   (32,683)            .47
                                                               -------          ------
        Outstanding, December 30, 1995......................   831,790            1.22
        Granted.............................................   195,230            1.00
        Canceled............................................   (35,499)            .51
        Exercised...........................................    (8,065)            .50
                                                               -------          ------
        Outstanding, December 31, 1996......................   983,456          $ 1.21
                                                               =======          ======

     Summarized information about stock options outstanding at December 31, 1996 is as follows:

                                                                    EXERCISABLE
                                   WEIGHTED                    ----------------------
                                    AVERAGE       WEIGHTED                   WEIGHTED
  RANGES OF        NUMBER OF       REMAINING      AVERAGE                    AVERAGE
   EXERCISE         OPTIONS       CONTRACTUAL     EXERCISE     NUMBER OF     EXERCISE
    PRICES        OUTSTANDING        LIFE          PRICE        OPTIONS       PRICE
--------------    -----------     -----------     --------     ---------     --------
  $.47 - .54        655,949             7          $  .50       407,631       $  .49
    $1.00           195,230            10          $ 1.00            --           --
 $4.27 - 5.05       132,277            12          $ 5.02        11,849       $ 4.92

  Common Stock Warrants

     During 1994, the Company received $455,026 from the sale of common stock and the exercise of warrants for 106,551 shares of common stock. During 1994, the Company also entered into a consulting agreement in which the Company committed to issue a maximum of 19,320 shares of common stock to a consultant upon achievement of certain performance criteria. During 1996 3,864 shares were granted and the Company recorded a charge for their fair value as determined on the date of grant. This agreement expired in July 1996.

  Preferred Stock Warrants

     In connection with the Series C redeemable convertible preferred stock offering in 1992, the Company issued a warrant to purchase 52,320 shares of Series C redeemable convertible preferred stock. The warrant is exercisable at $2.37 per share and expires August 3, 1997. The Company has reserved 52,320 shares of Series C redeemable convertible preferred stock for issuance upon exercise of this warrant.

     In connection with the Series D redeemable convertible preferred stock offering in 1994, the Company issued a warrant to purchase 17,250 shares of Series D redeemable convertible preferred stock. The warrant is exercisable at $2.75 per share and expires June 29, 1999. The Company has reserved 17,250 shares of Series D redeemable convertible preferred stock for issuance upon exercise of this warrant.

                                MICROSURGE, INC.

11. STOCKHOLDERS' EQUITY: (CONTINUED)
     In connection with equipment lease financing transactions (see Note 8), the Company issued warrants for the purchase of 28,977 shares of Series C redeemable convertible preferred stock at an exercise price of $2.37 per share and 14,545 shares of Series D redeemable convertible preferred stock at an exercise price of $2.75 per share. The warrant to purchase Series C redeemable convertible preferred stock, and the warrant to purchase Series D redeemable convertible preferred stock, expire on June 17, 2000 and September 12, 2001, respectively, or on the second anniversary of the closing of an initial public offering of the Company's common stock, whichever is earlier. The Company has reserved 28,977 shares of Series C redeemable convertible preferred stock and 14,545 shares of Series D redeemable convertible preferred stock for issuance upon exercise of the warrants.

     Upon the closing of an initial public offering of the Company's common stock, all preferred stock warrants convert into common stock warrants at the applicable conversion rate for preferred stock then in effect (see Note 10).

12. EMPLOYEE BENEFIT PLAN:

     On January 1, 1993, the Company adopted an employee benefit plan under
Section 401(k) of the Internal Revenue Code. The plan allows all employees to make contributions up to a specified percentage of their compensation. Under the plan, the Company may, but is not obligated to, match a portion of the employees' contribution up to a defined maximum. The Company did not make a matching contribution in 1994, 1995 or 1996.

13. SUPPLEMENTAL CASH FLOW INFORMATION:

     The Company incurred capital lease obligations to obtain certain equipment in amounts of $286,371 and $244,398 in 1994 and 1995, respectively. There were no additions to leased equipment in 1996.

     Cash paid for interest was $33,394, $63,912 and $104,067 in 1994, 1995 and
1996, respectively.

14. SUBSEQUENT EVENT:

     In March of 1997 the Company signed a definitive merger agreement with Urohealth Systems, Inc. ("Urohealth"). The merger is expected to become effective after shareholder approval is received and certain other conditions are met.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The Company acquired X-Cardia on February 28, 1997 by merger of X-Cardia into a wholly-owned subsidiary of the Company and acquired Microsurge, Inc. ("Microsurge") on March 31, 1997 by merger of a wholly-owned subsidiary of the Company into Microsurge (the "MSI Merger").

     The following unaudited pro forma condensed consolidated balance sheet at December 31, 1996 reflects the historical consolidated balance sheets of Urohealth, X-Cardia and Microsurge, adjusted to give effect to the acquisitions, as if such acquisitions had occurred at December 31, 1996 and the Offering as if it had occurred at December 31, 1996.

     The following unaudited pro forma condensed consolidated statements of operations are presented to reflect the acquisition of X-Cardia and Microsurge and the Offering as if such acquisitions and Offering had occurred on July 1, 1995 for the nine month period ended March 31, 1996; and on April 1, 1996 for the nine months ended December 31, 1996. The X-Cardia acquisition has been reflected as a purchase and the MSI Merger is proposed to be accounted for as a pooling of interests, however, as discussed below in Notes to Unaudited Condensed Consolidated Financial Statements, the Company may be required, in accordance with generally accepted accounting principles, to account for the transaction as a purchase. Additionally, unaudited pro forma condensed consolidated statements of operations are presented for the years ended June 30, 1994 and 1995 to reflect the results of operations of Urohealth combined with the results of operations of Microsurge for its fiscal years ended December 31, 1994 and 1995, respectively.

     The unaudited pro forma condensed consolidated balance sheet and statements of operations and accompanying notes should be read in conjunction with the respective historical audited consolidated financial statements of UROHEALTH, X-Cardia and Microsurge contained herein.

     The unaudited pro forma condensed consolidated financial information is based on the consolidated financial statements of UROHEALTH, X-Cardia and Microsurge giving effect to the transactions under the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

     The pro forma adjustments are based upon available information and upon certain assumptions that UROHEALTH management believes are reasonable given the circumstances. The unaudited pro forma condensed consolidated balance sheet and statements of operations are provided for comparative purposes only and are not necessarily indicative of the results that would have been obtained had the acquisitions occurred on the date indicated or that may be achieved in the future.

                            UROHEALTH SYSTEMS, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                               PRO FORMA       OFFERING                                 PRO FORMA        TOTAL
                       UROHEALTH   X-CARDIA   ADJUSTMENTS     ADJUSTMENTS     SUB-TOTAL   MICROSURGE   ADJUSTMENTS     PRO FORMA
                       ---------   --------   -----------     -----------     ---------   ----------   -----------     ----------
ASSETS
Current assets:
  Cash and
    equivalents......  $  2,272     $  831     $  (1,150)(d)   $  56,200(a)   $  58,153    $  1,153      $(2,800)(h)   $   56,506
  Restricted cash....        --         --            --          13,750(a)      13,750          --           --           13,750
  Receivables, net...    24,958         --            --              --         24,958       1,031           --           25,989
  Inventories            21,373         --            --              --         21,373       2,204           --           23,577
  Prepaids and
    deposits.........     3,307         --            --              --          3,307         108           --            3,415
  Income tax
    receivable.......       377         --            --              --            377          --           --              377
                       --------     ------      --------        --------      ---------    --------      -------        ---------
Total current
  assets.............    52,287        831        (1,150)         69,950        121,918       4,496       (2,800)         123,614
Property and
  equipment, net.....    24,785         30            --              --         24,815         634           --           25,449
Patents and
  intangibles, net...     6,264         --            --              --          6,264       1,554           --            7,818
Restricted cash,
  noncurrent.........        --         --            --           5,450          5,450          96           --            5,546
Deposits and other
  assets.............     2,609        150            --              --          2,759          24           --            2,783
Deferred debt
  issuance costs.....     5,727         --            --           4,600(a)       9,274          --           --            9,274
                                                                  (1,053)(b)
Goodwill.............    42,081         --        12,288(e)           --         54,369          --           --           54,369
                       --------     ------      --------        --------      ---------    --------      -------        ---------
                       $133,753     $1,011     $  11,138       $  78,947      $ 224,849    $  6,804      $(2,800)      $  228,853
                       ========     ======      ========        ========      =========    ========      =======        =========
LIABILITIES AND
  STOCKHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable
    and accrued
    expenses.........  $ 12,067     $  149     $      --       $      --         12,216    $  2,205      $ 3,625(i)    $   18,046
  Restructuring
    accrual..........     1,810         --            --              --          1,810          --           --            1,810
  Compensation and
    employee
    benefits.........     3,026         --            --              --          3,026          --           --            3,026
  Revolving lines of
    credit...........    16,500         --            --         (16,500)(a)         --          --           --               --
  Convertible
    subordinated
    notes............        --         --            --              --             --       5,503           --            5,503
  Current portion of
    notes payable and
    capital leases...       521         --            --              --            521       2,948       (2,800)(h)          669
                       --------     ------      --------        --------      ---------    --------      -------        ---------
Total current
  liabilities........    33,924        149            --         (16,500)        17,573      10,656          825           29,054
Long-term
  liabilities:
  Notes payable......     6,000         --            --              --          6,000          --           --            6,000
  Bank term loan.....    13,500         --            --         (13,500)(a)         --          --           --               --
  Capital leases.....       152         --            --              --            152          50           --              202
  Deferred
    compensation.....        29         --            --              --             29          --           --               29
  Convertible
    notes............        --      1,017        (1,017)(f)          --             --          --           --               --
  Senior subordinated
    notes............        --         --            --         108,278(a)     108,278          --           --          108,278
  Other
    liabilities......        98         --            --              --             98         225           --              323
  Restructuring
    accrual, less
    current
    portion..........     1,684         --            --              --          1,684          --           --            1,684
Minority interest in
  consolidated
  subsidiary.........     1,126         --            --              --          1,126          --           --            1,126
Convertible
  subordinate
  debentures.........    50,000         --            --              --         50,000          --           --           50,000
Redeemable
  convertible
  preferred stock....        --         --            --              --             --      27,597      (27,597)(j)           --
Common Stockholders'
  Equity:
  Common stock.......        19         --             1(d)           --             20          --            3(i)            23
  Preferred stock            --        461          (461)(e)          --             --          --           --               --
  Warrants...........     5,217         --            --           1,722(a)       6,939          --           --            6,939
  Additional paid-in
    capital..........   113,204         --        11,999(d)           --        125,203          --       27,594(j)       152,797
  Deficit............   (91,159)      (615)          615(e)       (1,053)(b)    (92,212)    (31,724)      (3,625)(i)     (127,561)
  Note receivable
    from
    shareholders.....        --         (1)            1(e)           --             --          --           --               --
  Foreign currency
    adjustment.......       (41)        --            --              --            (41)         --           --              (41)
                       --------     ------      --------        --------      ---------    --------      -------        ---------
    Total common
      stockholders'
      (deficit)
      equity.........    27,240       (155)       12,155             669         39,909     (31,724)      23,972           32,157
                       --------     ------      --------        --------      ---------    --------      -------        ---------
                       $133,753     $1,011     $  11,138       $  78,947      $ 224,849    $  6,804      $(2,800)      $  228,853
                       ========     ======      ========        ========      =========    ========      =======        =========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                 PRO FORMA     OFFERING                                   PRO FORMA       TOTAL
                      UROHEALTH   X-CARDIA(1)   ADJUSTMENTS   ADJUSTMENTS        SUB-TOTAL  MICROSURGE   ADJUSTMENTS    PRO FORMA
                      ---------   -----------   -----------   -----------        --------   ----------   -----------    ---------
Net sales...........  $ 67,964       $  --        $    --      $      --         $ 67,964    $  4,703       $  --       $  72,667
Cost of sales.......    23,193          --             --             --           23,193       3,123          --          26,316
                      --------       -----        -------        -------         --------    --------       -----       ---------
Gross profit........    44,771          --             --             --           44,771       1,580          --          46,351

Operating expenses:
  Selling, general
    and
   administrative...    32,537         255            399(g)          --           33,191       5,780          --          38,971
  Research and
    development.....     2,149         354             --             --            2,503       1,218          --           3,721
  Write-off
    incomplete
    research and
    development.....    25,500          --             --             --           25,500          --          --          25,500
  Restructuring
    charges.........     4,000          --             --             --            4,000          --          --           4,000
                      --------       -----        -------        -------         --------    --------       -----       ---------
Total operating
  expenses..........    64,186         609            399             --           65,194       6,998          --          72,192
                      --------       -----        -------        -------         --------    --------       -----       ---------
Profit (loss) from
  operations........   (19,415)       (609)          (399)            --          (20,423)     (5,418)         --         (25,841)

Other income
  (expense):
  Minority interest
    consisting of
    accrued
    dividends on
    preferred stock
    of subsidiary...       (54)         --             --             --              (54)         --          --             (54)
  Interest income...       240          11             --             --              251          31          --             282
  Interest
    expense.........    (4,864)        (17)            --        (10,990)(b)(c)   (14,338)       (444)        221(h)      (14,561)
  Other.............        --          --             --          1,533(c)            --          --          --              --
                      --------       -----        -------        -------         --------    --------       -----       ---------
Net loss before tax
  and extraordinary
  loss..............   (24,093)       (615)          (399)        (9,457)         (34,564)     (5,831)        221         (40,174)
Provision (benefit)
  for income tax....      (377)         --             --             --             (377)         --          --(k)         (377)
                      --------       -----        -------        -------         --------    --------       -----       ---------
Net loss before
  extraordinary
  loss..............   (23,716)       (615)          (399)        (9,457)         (34,187)     (5,831)        221         (39,797)
Extraordinary loss
  (early
  extinguishment of
  debt).............    (2,973)         --             --             --           (2,973)         --          --          (2,973)
                      --------       -----        -------        -------         --------    --------       -----       ---------
Net loss............  $(26,689)      $(615)       $  (399)     $  (9,457)        $(37,160)   $ (5,831)      $ 221       $ (42,770)
                      ========       =====        =======        =======         ========    ========       =====       =========

---------------

(1) X-Cardia results of operations reflect activity from the company's inception February 13, 1996 through December 31, 1996. Activity from February 13, 1996 through March 31, 1996 is immaterial.

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1996
                                 (IN THOUSANDS)

                                                    OFFERING                                    PRO FORMA      TOTAL
                                       UROHEALTH   ADJUSTMENTS         SUB-TOTAL  MICROSURGE   ADJUSTMENTS   PRO FORMA
                                       ---------   -----------         --------   ----------   -----------   ---------
Net sales.............................. $ 39,641    $       --         $ 39,641    $  3,313       $  --      $  42,954
Cost of sales..........................   12,896            --           12,896       2,069          --         14,965
                                       --------        -------         --------    --------        ----      ---------
Gross profit...........................   26,745            --           26,745       1,244          --         27,989

Operating expenses:
  Selling, general and
     administrative....................   32,218            --           32,218       4,838          --         37,056
  Research and development.............    1,324            --            1,324       1,452          --          2,776
  Merger and acquisition costs.........    4,232            --            4,232          --          --          4,232
  Restructuring charges................    5,456            --            5,456          --          --          5,456
                                       --------        -------         --------    --------        ----      ---------
Total operating expenses...............   43,230            --           43,230       6,290          --         49,520
                                       --------        -------         --------    --------        ----      ---------
Loss from operations...................  (16,485)           --          (16,485)     (5,046)         --        (21,531)

Other income (expense):
Minority interest consisting of accrued
  dividends on preferred stock of
  subsidiary...........................      (55)           --              (55)         --          --            (55)
  Interest income......................       23            --               23          78          --            101
  Interest expense.....................   (1,002)      (10,990)(c)(b)   (10,990)        (57)         --        (11,047)
                                                         1,002(c)
  Other................................      (48)           --              (48)         --          --            (48)
                                       --------        -------         --------    --------        ----      ---------
Net loss before tax....................  (17,567)       (9,988)         (27,555)     (5,025)         --        (32,580)
Provision for income tax...............      431            --              431          --          --(k)         431
                                       --------        -------         --------    --------        ----      ---------
Net loss............................... $(17,998)   $   (9,988)        $(27,986)   $ (5,025)      $  --      $ (33,011)
                                       ========        =======         ========    ========        ====      =========

                             See accompanying notes

                            UROHEALTH SYSTEMS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1995
                                 (IN THOUSANDS)

                                                                             PRO FORMA      TOTAL
                                                   UROHEALTH   MICROSURGE   ADJUSTMENTS   PRO FORMA
                                                   ---------   ----------   -----------   ---------
Net sales........................................  $ 45,453     $  3,797       $  --      $  49,250
Cost of sales....................................    16,159        2,370          --         18,529
                                                   --------     --------       -----      ---------
Gross profit.....................................    29,294        1,427          --         30,721

Operating expenses:
  Selling, general and administrative............    35,145        5,912          --         41,057
  Research and development.......................     8,805        1,913          --         10,718
  Merger and acquisition costs...................       851           --          --            851
  Settlement of litigation.......................       300           --          --            300
  Restructuring charges..........................     1,200           --          --          1,200
                                                   --------     --------       -----      ---------
Total operating expenses.........................    46,301        7,825          --         54,126
                                                   --------     --------       -----      ---------
Loss from operations.............................   (17,007)      (6,398)         --        (23,405)

Other income (expense):
  Minority interest consisting of accrued
     dividends on preferred stock of
     subsidiary..................................       (78)          --          --            (78)
  Interest income................................       263          131          --            394
  Interest expense...............................      (303)         (64)         --           (367)
  Other..........................................         5           --          --              5
                                                   --------     --------       -----      ---------
Net loss before tax and extraordinary loss.......   (17,120)      (6,331)         --        (23,451)
Provision for income tax.........................     1,386           --          --          1,386
                                                   --------     --------       -----      ---------
Net loss.........................................  $(18,506)    $ (6,331)      $  --      $ (24,837)
                                                   ========     ========       =====      =========

                             See accompanying notes

                            UROHEALTH SYSTEMS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1994
                                 (IN THOUSANDS)

                                                                             PRO FORMA      TOTAL
                                                   UROHEALTH   MICROSURGE   ADJUSTMENTS   PRO FORMA
                                                   ---------   ----------   -----------   ---------
Net sales........................................  $ 37,828     $  1,548       $  --      $  39,376
Cost of sales....................................    13,993        1,041          --         15,034
                                                   --------     --------       -----      ---------
Gross profit.....................................    23,835          507          --         24,342
Operating expenses:
  Selling, general and administrative............    32,802        3,312          --         36,114
  Research and development.......................     9,470        2,010          --         11,480
  Settlement of litigation.......................     1,000           --          --          1,000
                                                   --------     --------       -----      ---------
Total operating expenses.........................    43,272        5,322          --         48,594
                                                   --------     --------       -----      ---------
Loss from operations.............................   (19,437)      (4,815)         --        (24,252)
Other income (expense):
  Minority interest consisting of accrued
     dividends on preferred stock of
     subsidiary..................................      (175)          --          --           (175)
  Interest income................................       318          173          --            491
  Interest expense...............................      (267)         (34)         --           (301)
                                                   --------     --------       -----      ---------
Net loss before tax..............................   (19,561)      (4,676)         --        (24,237)
Provision for income tax.........................       566           --          --            566
                                                   --------     --------       -----      ---------
Net loss.........................................  $(20,127)    $ (4,676)      $  --      $ (24,803)
                                                   ========     ========       =====      =========

                             See accompanying notes

                            UROHEALTH SYSTEMS, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

  Pro Forma Adjustments

OFFERING

     (a) Reflects the use of the Offering proceeds to repay outstanding bank debt at December 31, 1996 of approximately $30.0 million. The Offering is expected to result in an aggregate net proceeds of approximately $105.4 million, net of $4.6 million in debt issuance costs. Debt issuance costs will be deferred and amortized over the term of the Notes. The amount of the Senior Subordinated Notes is presented net of discount of $1,722,000, representing the Company's estimate of the value of the Warrants issued. Of the net proceeds, approximately $19.2 million will be used to purchase Government Securities that will be pledged as security for the repayment, when due, of the first three scheduled interest payments on the Notes.

     (b) Amortization of deferred debt issuance costs related to the Offering, amortization of debt discount resulting from the issuance of the warrants, and the write-off of $1.1 million in associated deferred loan costs related to the extinguishment of the revolving credit facility and term loan. Deferred debt issuance costs and debt discount are amortized on an effective interest method over the life of the Notes.

     (c) Reflects the incremental interest attributed to the Notes and reduction in interest associated with the repayment of the revolving credit facility, term loan and notes payable.

BUSINESS ACQUISITIONS

  Acquisition of X-Cardia

     On February 28, 1997, the Company completed the acquisition of X-Cardia Corporation through a merger of X-Cardia into a wholly owned subsidiary of the Company. The total purchase price, contingent on certain requirements, is approximately $33.0 million. The Company issued 1,295,700 shares of UROHEALTH Common Stock with a value equal to $12 million. The additional $21.0 million is contingent upon validation of the product in human clinical trials and obtaining patent approval, which is not assured. Once clinical trials are completed, $3.0 million in UROHEALTH Common Stock will be issued, and upon receipt of patent approval payment of $16.5 million in cash and $1.5 million in UROHEALTH Common Stock will be made. Because the $16.5 million cash payment and $4.5 million in additional Common Stock issuance are contingent upon product validation and patent approval, they have not been reflected in the accompanying unaudited pro forma condensed consolidated balance sheets.

     (d) The initial payment for the X-Cardia acquisition, including direct acquisition costs of $14,150,000 was determined as follows:

                Issuance of 1,295,700 shares of UROHEALTH Common
                  Stock at $9.26 per share....................... $12,000,000
                Direct acquisition costs.........................   2,150,000
                                                                  -----------
                                                                  $14,150,000
                                                                  ===========

     (e) Allocation of the purchase price of $14,150,000 based on the Company's estimate of the fair market value of asset acquired and liabilities assumed results in the following:

                Net assets at historical amounts................. $   862,000
                Common Stock proceeds............................   1,000,000
                Costs in excess of net assets acquired...........  12,288,000
                                                                  -----------
                                                                  $14,150,000
                                                                  ===========

                            UROHEALTH SYSTEMS, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

     Common Stock proceeds represent $1,000,000 of cash received by X-Cardia (in exchange for the issuance of 1,000,000 shares of X-Cardia Common Stock) just prior to UROHEALTH's acquisition of X-Cardia pursuant to the terms of the Convertible Note and Common Stock Purchase Agreement (see Note 3 to the X-Cardia financial statements).

     (f) Subsequent to December 31, 1996 and prior to the acquisition of X-Cardia Corporation, by UROHEALTH, the convertible notes were converted to common stock.

     (g) Amortization of costs in excess of book value of assets acquired in the X-Cardia transaction, $12,288,000. Costs in excess of net assets acquired are amortized over 25 years.

     The Company plans to evaluate the value of acquired incomplete research and development incident to this acquisition. The evaluation will include, among other factors, the stage of development of each product, the time and resources needed to complete each product, expected income and associated risks (including the inherent difficulties and uncertainties in developing and manufacturing new products and potential alternative procedures in future target markets). The Company expects to record a one-time non-cash charge to earning which is estimated to be approximately $13.0 million for incomplete research and development related to the acquired company. This amount has not been reflected in the pro forma adjustments.

  Acquisition of Microsurge

     On March 11, 1997, the Company entered into a merger agreement to acquire Microsurge. The agreement provides for the issuance of shares of UROHEALTH Common Stock, the payment of notes payable and accrued interest of $3.2 million and the assumption of $5.5 million in convertible Microsurge notes. The agreement also provides for the repayment of notes payable of $2.8 million. The value of this transaction is approximately $38.0 million. The Microsurge merger is proposed to be accounted for as a pooling of interests, however, the Company may be required in accordance with generally accepted accounting principles to record the transaction as a purchase. The acquisition of Microsurge was completed on March 31, 1997.

     (h) Repayment of Microsurge Notes Payable upon consummation of the transaction and the elimination of the associated interest.

     (i) Under the pooling of interests accounting method, direct transaction costs are deferred and expensed upon completion of the merger. Such costs are estimated to be $3.6 million and include investment banking, legal, accounting, printing, solicitation, filing fees and similar expenses. The accrual of these expenses has been reflected in the unaudited pro forma condensed combined balance sheet at December 31, 1996, but not in the unaudited pro forma condensed combined statements of operations. Direct transaction costs reflected in the unaudited pro forma condensed combined statements of operations relate to previous mergers.

     In the event the proposed merger should fail to qualify as a pooling of interests, it will be accounted for as a purchase. If the transaction is accounted for as a purchase, goodwill on the unaudited pro forma condensed consolidated balance sheet would be increased by $46 million, as of December 31, 1996, and amortization expense on the unaudited pro forma condensed consolidated statement of operations would be increased by $1.4 million in each of the nine months ended December 31, 1996 and March 31, 1996. Direct acquisition costs of $3.6 million would be added to goodwill, with a corresponding increase in retained earnings on the unaudited pro forma condensed consolidated balance sheet at December 31, 1996 (direct transaction costs are capitalized in the purchase price for the purchase method versus expensed for a pooling of interests transaction).

                            UROHEALTH SYSTEMS, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

     (j) Common stock and additional paid-in capital have been adjusted to reflect the issuance of UROHEALTH Common Stock in exchange for the issued and outstanding shares of Microsurge Common Stock and Convertible Preferred Stock.

     (k) No income tax provision or benefit has been recorded in the pro forma adjustments. Since the combined historical operations of the companies' would not result in the recognition of additional income tax provision or benefit.

  Estimated Cost Savings

     In connection with the proposed merger with Microsurge, management has performed a review of operating activities of Microsurge and identified duplicative costs that it intends to eliminate after the proposed merger. The most significant of these eliminations would be achieved through head count reductions and closure of redundant manufacturing and headquarters facilities.

     Total estimated cost savings resulting from head count reductions and the consolidation of Microsurge headquarters, assuming such reductions and consolidation had occurred at the beginning of each respective pro forma period, would have been $3.3 million for the nine months ended December 31, 1996 and $2.8 million for the nine months ended March 31, 1996, and would have been reflected as reductions in he following expense categories:

                                                                        PRO FORMA
                                                                    NINE MONTHS ENDED
                                                            ---------------------------------
                                                            DEC. 31, 1996      MAR. 31, 1996
                                                            --------------     --------------
        Selling, general and administrative................     $2,874             $2,345
        Research and development...........................     $  390             $  465

     Additionally, to improve operating efficiency and to utilize current capacity at the Company's manufacturing facilities, management's plan of restructuring is to consolidate Microsurge's manufacturing operations into the Michigan facility (Richard-Allan). Total cost savings resulting from this facility consolidation could be significant, because of available capacity and manufacturing inefficiencies, but was not estimatable for the periods involved.

     Management has identified potential additional cost savings related to volume discounts expected to be received in connection with the consolidation of suppliers and vendors, as well as planned cost savings related to the consolidation of research and development programs. However, the amount of such potential savings is not determinable at this time.

     None of these estimated cost savings are reflected in the accompanying unaudited pro forma condensed consolidated financial statements.

  Charges Expected in the Quarter Ending March 31, 1997

     The Company intends to take a significant charge when it reports its financial results for the quarter ended March 31, 1997. The magnitude of the charge for restructuring has been estimated to be approximately $7.5 million and for merger and acquisition costs for both Microsurge and X-Cardia has been estimated to be approximately $6.0 million. The write-down of purchased incomplete research and development costs has been estimated by the Company to be approximately $13.0 million for the amounts paid to date.

                            UROHEALTH SYSTEMS, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

======================================================

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                               ------------------

    UNTIL               , 1997 (25 DAYS AFTER THE DATE OF THIS EXCHANGE OFFER)
ALL DEALERS EFFECTING TRANSACTIONS IN NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.
======================================================

ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

                         BY HAND OR OVERNIGHT DELIVERY

                              THE BANK OF NEW YORK
                               101 BARCLAY STREET
                            NEW YORK, NEW YORK 10286
                     ATTN: CORPORATE TRUST SERVICES WINDOW
                                  GROUND LEVEL
                          ATTN: REORGANIZATION SECTION
                 ARWEN GIBBONS

             FACISIMILE TRANSMISSIONS (ELIGIBLE INSTITUTIONS ONLY):

                                 (212) 815-6339

                TO CONFIRM BY TELEPHONE OR FOR INFORMATION CALL:
                                 (212) 815-5920

                        BY REGISTERED OR CERTIFIED MAIL

                              THE BANK OF NEW YORK
                               101 BARCLAY STREET
                            NEW YORK, NEW YORK 10286
                          ATTN: REORGANIZATION SECTION
                 ARWEN GIBBONS

(ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT COURIER, OR REGISTERED OR CERTIFIED MAIL).

                       OFFER TO EXCHANGE ALL OUTSTANDING

                          12 1/2% SENIOR SUBORDINATED
                                 NOTES DUE 2004

                        ($110,000,000 PRINCIPAL AMOUNT)
                                      FOR
                          12 1/2% SENIOR SUBORDINATED
                                 NOTES DUE 2004
                            UROHEALTH SYSTEMS, INC.
                            -----------------------

                                   PROSPECTUS
                            -----------------------
                                           , 1997

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") which provides for indemnification of directors and officers in certain circumstances.

     The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director of the Company except for liability (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL (unlawful payment of dividends), or (iv) for any transaction from which such director derived an improper personal benefit.

     The Company is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company's Bylaws provide that the Company shall indemnify its directors, and may indemnify its officers, to the full extent permitted by law.

     The Registrant has entered into agreements with certain directors and officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts to the fullest extent permitted by law incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted honestly and in good faith with a view to the best interests of the corporation.

     There are directors' and officers' liability insurance policies presently in force insuring directors and officers of the Registrant and its subsidiaries.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

 EXHIBIT
 NUMBER                                         EXHIBIT
 ------    ----------------------------------------------------------------------------------
  4.1      Indenture, dated April 10, 1997, by and among Urohealth Systems, Inc., the
           Guarantors named therein and The Bank of New York, as trustee. (Incorporated by reference from Exhibit 4.1 to Urohealth's Form 8-K, dated April 28, 1997, as filed with the Commission on April 28, 1997).
  4.2      Registration Rights Agreement, dated April 10, 1997, between Urohealth Systems,
           Inc., the Guarantors named therein and the Initial Purchaser. (Incorporated by reference from Exhibit 4.3 to Urohealth's Form 8-K, dated April 28, 1997, as filed with the Commission on April 28, 1997).
  5.1      Opinion of Morrison & Foerster LLP.
 10.1      Amended and Restated Credit Agreement, dated April 10, 1997, between Urohealth
           Systems, Inc. and Banque Indosuez, as agent. (Incorporated by reference from
           Exhibit 10.1 to Urohealth's Form 8-K, dated April 28, 1997, as filed with the
           Commission on April 28, 1997).
 12.1      Ratio of Earnings to Fixed Charges.
 23.1      Consent of Ernst & Young LLP.
 23.2      Consent of Cherry, Bekaert & Holland LLP.

 EXHIBIT
 NUMBER                                         EXHIBIT
 ------    ----------------------------------------------------------------------------------
 23.3      Consent of Doane Raymond.
 23.4      Consent of Coopers & Lybrand L.L.P.
 23.5      Consent of KPMG Peat Marwick LLP.
 23.6      Consent of Ernst & Young LLP.
 23.7      Consent of BDO Seidman LLP.
 23.8      Consent of Ernst & Young LLP.
 23.9      Consent of Coopers & Lybrand L.L.P.
 23.10     Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
 24.1      Power of Attorney of certain officers and directors (included in Part II to the
           Registration Statement).
 25.1      Statement regarding eligibility of Trustee.
 99.1      Form of Letter of Transmittal.
 99.2      Form of Notice of Guaranteed Delivery.

     (b) Financial Statement Schedules.

     Schedule II Consolidated Valuation Accounts and Accountant's Reports
thereon                                                                      S-1

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on May 5, 1997.

                                          UROHEALTH SYSTEMS, INC.

                                          By: /s/     CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Charles A. Laverty, James L. Johnson and Kevin M. Higgins, jointly and severally, as attorneys-in-fact and agents, each acting alone, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and exhibits and other documents in connection therewith, with Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                  TITLE                    DATE
---------------------------------------------  ---------------------------------  -------------
           /s/ CHARLES A. LAVERTY              Chairman of the Board and            May 5, 1997
---------------------------------------------  Chief Executive Officer
             Charles A. Laverty                (Principal Executive Officer)

            /s/ JAMES L. JOHNSON               Executive Vice President and         May 5, 1997
---------------------------------------------  Chief Financial Officer
              James L. Johnson                 (Principal Financial Officer and
                                               Principal Accounting Officer)
---------------------------------------------  Director                            May   , 1997
           Mitchell J. Blutt, M.D.

             /s/ ABBEY J. BUTLER               Director                             May 5, 1997
---------------------------------------------
               Abbey J. Butler

             /s/ JOHN CHAMBERLIN               Director                             May 5, 1997
---------------------------------------------
               John Chamberlin

            /s/ ROBERT N. ELKINS               Director                             May 5, 1997
---------------------------------------------
              Robert N. Elkins

            /s/ MELVYN J. ESTRIN               Director                             May 5, 1997
---------------------------------------------
              Melvyn J. Estrin

                 SIGNATURES                                  TITLE                    DATE
---------------------------------------------  ---------------------------------  -------------

             /s/ C. SAGE GIVENS                Director                             May 5, 1997
---------------------------------------------
               C. Sage Givens

            /s/ LAWRENCE GOELMAN               Director                             May 5, 1997
---------------------------------------------
              Lawrence Goelman

            /s/ MICHAEL S. GROSS               Director                             May 5, 1997
---------------------------------------------
              Michael S. Gross

          /s/ RICHARD R. NEWHAUSER             Director                             May 5, 1997
---------------------------------------------
            Richard R. Newhauser

           /s/ FRANCIS J. TEDESCO              Director                             May 5, 1997
---------------------------------------------
             Francis J. Tedesco

             /s/ GERALD W. TIMM                Director                             May 5, 1997
---------------------------------------------
               Gerald W. Timm

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on May 5, 1997.

                                          GATES PLASTICS

                                          By: /s/     CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Charles A. Laverty, James L. Johnson and Kevin M. Higgins, jointly and severally, as attorneys-in-fact and agents, each acting alone, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and exhibits and other documents in connection therewith, with Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                  TITLE                    DATE
---------------------------------------------  ---------------------------------  -------------

           /s/ CHARLES A. LAVERTY              President and Chief Executive        May 5, 1997
---------------------------------------------  Officer and Director
             Charles A. Laverty                (Principal Executive Officer)

            /s/ JAMES L. JOHNSON               Executive Vice President and         May 5, 1997
---------------------------------------------  Chief Financial Officer
              James L. Johnson                 (Principal Financial Officer and
                                               Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on May 5, 1997.

                                          DACOMED CORPORATION

                                          By: /s/     CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Charles A. Laverty, James L. Johnson and Kevin M. Higgins, jointly and severally, as attorneys-in-fact and agents, each acting alone, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and exhibits and other documents in connection therewith, with Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                  TITLE                    DATE
---------------------------------------------  ---------------------------------  -------------

           /s/ CHARLES A. LAVERTY              President and Chief Executive        May 5, 1997
---------------------------------------------  Officer and Director
             Charles A. Laverty                (Principal Executive Officer)

            /s/ JAMES L. JOHNSON               Executive Vice President and         May 5, 1997
---------------------------------------------  Chief Financial Officer
              James L. Johnson                 (Principal Financial Officer and
                                               Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on May 5, 1997.

                                          DACOMED INTERNATIONAL, INC.

                                          By: /s/     CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Charles A. Laverty, James L. Johnson and Kevin M. Higgins, jointly and severally, as attorneys-in-fact and agents, each acting alone, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and exhibits and other documents in connection therewith, with Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                  TITLE                    DATE
---------------------------------------------  ---------------------------------  -------------

           /s/ CHARLES A. LAVERTY              President and Chief Executive        May 5, 1997
---------------------------------------------  Officer and Director
             Charles A. Laverty                (Principal Executive Officer)

            /s/ JAMES L. JOHNSON               Executive Vice President and         May 5, 1997
---------------------------------------------  Chief Financial Officer
              James L. Johnson                 (Principal Financial Officer and
                                               Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on May 5, 1997.

                                          ALLSTATE MEDICAL PRODUCTS, INC.

                                          By: /s/     CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Charles A. Laverty, James L. Johnson and Kevin M. Higgins, jointly and severally, as attorneys-in-fact and agents, each acting alone, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and exhibits and other documents in connection therewith, with Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                  TITLE                    DATE
---------------------------------------------  ---------------------------------  -------------

           /s/ CHARLES A. LAVERTY              President and Chief Executive        May 5, 1997
---------------------------------------------  Officer and Director
             Charles A. Laverty                (Principal Executive Officer)

            /s/ JAMES L. JOHNSON               Executive Vice President and         May 5, 1997
---------------------------------------------  Chief Financial Officer
              James L. Johnson                 (Principal Financial Officer and
                                               Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on May 5, 1997.

                                          UROHEALTH OF KENTUCKY, INC.

                                          By: /s/     CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Charles A. Laverty, James L. Johnson and Kevin M. Higgins, jointly and severally, as attorneys-in-fact and agents, each acting alone, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and exhibits and other documents in connection therewith, with Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                  TITLE                    DATE
---------------------------------------------  ---------------------------------  -------------
           /s/ CHARLES A. LAVERTY              President and Chief Executive        May 5, 1997
---------------------------------------------  Officer and Director
             Charles A. Laverty                (Principal Executive Officer)

            /s/ JAMES L. JOHNSON               Executive Vice President and         May 5, 1997
---------------------------------------------  Chief Financial Officer
              James L. Johnson                 (Principal Financial Officer and
                                               Principal Accounting Officer)
            /s/ KEVIN M. HIGGINS               Director                             May 5, 1997
---------------------------------------------
              Kevin M. Higgins

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on May 5, 1997.

                                          MICROSURGE, INC.

                                          By: /s/     CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Charles A. Laverty, James L. Johnson and Kevin M. Higgins, jointly and severally, as attorneys-in-fact and agents, each acting alone, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and exhibits and other documents in connection therewith, with Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                  TITLE                    DATE
---------------------------------------------  ---------------------------------  -------------

           /s/ CHARLES A. LAVERTY              President and Chief Executive        May 5, 1997
---------------------------------------------  Officer and Director
             Charles A. Laverty                (Principal Executive Officer)

            /s/ JAMES L. JOHNSON               Executive Vice President and         May 5, 1997
---------------------------------------------  Chief Financial Officer
              James L. Johnson                 (Principal Financial Officer and
                                               Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on May 5, 1997.

                                          OSBON MEDICAL SYSTEMS, LTD.

                                          By: /s/     CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Charles A. Laverty, James L. Johnson and Kevin M. Higgins, jointly and severally, as attorneys-in-fact and agents, each acting alone, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and exhibits and other documents in connection therewith, with Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                  TITLE                    DATE
---------------------------------------------  ---------------------------------  -------------

           /s/ CHARLES A. LAVERTY              President and Chief Executive        May 5, 1997
---------------------------------------------  Officer and Director
             Charles A. Laverty                (Principal Executive Officer)

            /s/ JAMES L. JOHNSON               Executive Vice President and         May 5, 1997
---------------------------------------------  Chief Financial Officer
              James L. Johnson                 (Principal Financial Officer and
                                               Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on May 5, 1997.

                                          UROHEALTH, INC. (CALIFORNIA)

                                          By: /s/     CHARLES A. LAVERTY
                                            ------------------------------------
                                            Charles A. Laverty
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Charles A. Laverty, James L. Johnson and Kevin M. Higgins, jointly and severally, as attorneys-in-fact and agents, each acting alone, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and exhibits and other documents in connection therewith, with Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                  TITLE                    DATE
---------------------------------------------  ---------------------------------  -------------
           /s/ CHARLES A. LAVERTY              President and Chief Executive        May 5, 1997
---------------------------------------------  Officer and Director
             Charles A. Laverty                (Principal Executive Officer)

            /s/ JAMES L. JOHNSON               Executive Vice President and         May 5, 1997
---------------------------------------------  Chief Financial Officer
              James L. Johnson                 (Principal Financial Officer and
                                               Principal Accounting Officer)
            /s/ KEVIN M. HIGGINS               Director                             May 5, 1997
---------------------------------------------
              Kevin M. Higgins

                         REPORT OF INDEPENDENT AUDITORS

     We have audited the consolidated financial statements of UroHealth Systems, Inc. as of March 31, 1996 and June 30, 1995, and for the nine months ended March 31, 1996 and the year ended June 30, 1995, and have issued our report thereon dated June 4, 1996 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. We have not audited the fiscal 1995 financial statements of Dacomed Corporation, a wholly-owned subsidiary, which statements reflect total assets and total revenues constituting 4% and 10% of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included in the fiscal 1995 consolidated financial statements for Dacomed Corporation, is based solely on the report of other auditors.

     In our opinion, based on our audits and the report of other auditors, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                              ERNST & YOUNG LLP

ORANGE COUNTY, CALIFORNIA
JUNE 4, 1996

                         REPORT OF INDEPENDENT AUDITORS

     We have audited the consolidated statements of operations, common stockholders' equity, and cash flows of UroHealth Systems, Inc. for the year ended June 30, 1994 (restated to reflect the acquisitions of Osbon Medical Systems, Ltd., Dacomed Corporation, Allstate Medical Products, Inc., and Advanced Surgical Inc., each accounted for as a pooling-of-interest), and have issued our report thereon dated January 8, 1997 (included elsewhere herein). Our audit also included the information for the year ended June 30, 1994 that is included in the financial statement schedule. This statement is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. We did not audit the fiscal 1994 financial statements of Dacomed Corporation, UroHealth Systems, Inc. (pre-acquisitions), Allstate Medical Products, Inc., and Advanced Surgical, Inc., (collectively "the Companies") which statements reflect total net sales (in thousands) of $8,920 (24% of total net sales), $4,258 (11% of total net sales), $2,215 (6% of total net sales), and $1,754 (5% of total net sales), respectively, for the year ended June 30, 1994. Those statements were audited by other auditors, other than the financial statements of Allstate Medical Products, Inc. which are immaterial and unaudited, whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the Companies, is based solely on the reports of the other auditors.

     In our opinion, based on our audit and the reports of other auditors, the information for the year ended June 30, 1994 that is included in the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ CHERRY, BEKAERT & HOLLAND, L.L.P.
                                          --------------------------------------
                                              CHERRY, BEKAERT & HOLLAND, L.L.P.

Augusta, Georgia
January 8, 1997

                            UROHEALTH SYSTEMS, INC.

                                  SCHEDULE II
                        CONSOLIDATED VALUATION ACCOUNTS

                                                BALANCE AT
                                                BEGINNING                                   BALANCE AT END
                 DESCRIPTION                    OF PERIOD      ADDITIONS     WRITE OFFS       OF PERIOD
----------------------------------------------  ----------     ---------     ----------     --------------
Nine month period ended March 31, 1996:
     Allowance for doubtful accounts..........     $538         $ 1,106         $ --            $1,644
     Reserve for inventory obsolescences......      241           1,140           --             1,381
                                                  -----         -------         ----            ------
          Total...............................     $779         $ 2,246         $ --            $3,025
                                                  =====         =======         ====            ======
Year ended June 30, 1995:
     Allowance for doubtful accounts..........     $506         $    54         $(22)           $  538
     Reserve for inventory obsolescences......       --             272          (31)              241
                                                  -----         -------         ----            ------
          Total...............................     $506         $   326         $(53)           $  779
                                                  =====         =======         ====            ======
Year ended June 30, 1994:
     Allowance for doubtful accounts..........     $167         $   348         $ (9)           $  506
     Reserve for inventory obsolescences......       --              --           --                --
                                                  -----         -------         ----            ------
          Total...............................     $167         $   348         $ (9)           $  506
                                                  =====         =======         ====            ======

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
EXHIBIT NO.                                 DESCRIPTION                              NUMBERED PAGE
-----------     -------------------------------------------------------------------  -------------
 4.1            Indenture, dated April 10, 1997, by and among Urohealth Systems,
                Inc., the Guarantors named therein and The Bank of New York, as trustee. (Incorporated by reference from Exhibit 4.1 to Urohealth's
                Form 8-K, dated April 28, 1997, as filed with the Commission on
                April 28, 1997)....................................................
 4.2            Registration Rights Agreement, dated April 10, 1997, between
                Urohealth Systems, Inc. and the Initial Purchaser. (Incorporated by
                reference from Exhibit 4.3 to Urohealth's Form 8-K, dated April 28,
                1997, as filed with the Commission on April 28, 1997)..............
 5.1            Opinion of Morrison & Foerster LLP.................................
10.1            Amended and Restated Credit Agreement, dated April 10, 1997, between Urohealth Systems, Inc. and Banque Indosuez, as agent.
                (Incorporated by reference from Exhibit 10.1 to Urohealth's Form
                8-K, dated April 28, 1997, as filed with the Commission on April
                28, 1997)..........................................................
12.1            Ratio of Earnings to Fixed Charges.................................
23.1            Consent of Ernst & Young LLP.......................................
23.2            Consent of Cherry, Bekaert & Holland LLP...........................
23.3            Consent of Doane Raymond...........................................
23.4            Consent of Coopers & Lybrand L.L.P. ...............................
23.5            Consent of KPMG Peat Marwick LLP...................................
23.6            Consent of Ernst & Young LLP.......................................
23.7            Consent of BDO Seidman LLP.........................................
23.8            Consent of Ernst & Young LLP.......................................
23.9            Consent of Coopers & Lybrand L.L.P. ...............................
23.10           Consent of Morrison & Foerster LLP (included in Exhibit 5.1).......
24.1            Power of Attorney of certain officers and directors (included in
                Part II to the Registration Statement).............................
25.1            Statement regarding eligibility of Trustee.........................
99.1            Form of Letter of Transmittal......................................
99.2            Form of Notice of Guaranteed Delivery..............................